                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                               ----------------

                             MI ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               98-0208374
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

                               ----------------

              285 West Huntington Drive, Arcadia, California 90017
                    (Address of principal executive offices)

                               ----------------

   Registrant's telephone number, including area code (626) 574-7223

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

       Title of each class   Name of each exchange on which
       to be so registered   each class is to be registered
       -------------------   ------------------------------
           None

   Securities to be registered pursuant to Section 12(g) of the Exchange Act:

           Class A Subordinate Voting Stock, par value $.01 per share
                                (Title of class)

I. CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

 Form 10                                                Location in Information
 Item No. Item Caption                                  Statement
 -------- ------------                                  -----------------------
  1.      Business..................................... "Summary", "Risk
                                                        Factors", "Business of
                                                        the Company", "Corporate
                                                        Strategy", "Industry
                                                        Overview", "Management's
                                                        Discussion and Analysis
                                                        of Financial Condition
                                                        and Operating Results"
                                                        and "Financial
                                                        Statements"

  2.      Financial Information........................ "Summary", "Selected
                                                        Financial and Operating
                                                        Information",
                                                        "Management's Discussion
                                                        and Analysis of
                                                        Financial Condition and
                                                        Operating Results",
                                                        "Quantitative and
                                                        Qualitative Disclosures
                                                        about Market Risk",
                                                        "Consolidated
                                                        Capitalization" and
                                                        "Financial Statements"

  3.      Properties................................... "Business of the
                                                        Company" and "Recent
                                                        Acquisitions"

  4.      Security Ownership of Certain                 "Security Ownership of
          Beneficial Owners and Management............. Certain Beneficial
                                                        Owners and Management"

  5.      Directors and Executive Officers............. "Directors and Executive
                                                        Officers"

  6.      Executive Compensation....................... "Directors and Executive
                                                        Officers"

  7.      Certain Relationships and Related             "Certain Relationships
          Transactions................................. and Related
                                                        Transactions"

  8.      Legal Proceedings............................ "Legal Proceedings"

  9.      Market Price of and Dividends on the          "Trading History and
          Registrant's Common Equity and                Dividend Record and
          Related Stockholder Matters.................. Policy" and "Description
                                                        of Securities"

 10.      Recent Sales of Unregistered Securities...... "Recent Sales of
                                                        Unregistered Securities"

 11.      Description of Registrant's Securities        "Description of
          to be Registered............................. Securities"

 12.      Indemnification of Directors and Officers.... "Indemnification of
                                                        Directors and Officers"

 13.      Financial Statements and Supplementary Data.. "Financial Statements"

 14.      Changes in and Disagreements With
          Accountants on Accounting and
          Financial Disclosure......................... Not applicable

 15.      Financial Statements and Exhibits............ "Financial Statements"

II. INDEX OF EXHIBITS

 Exhibit No. Description
 ----------- -----------
  2.1        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now MI Entertainment Corp.) and 1305272 Ontario Inc.*
             Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now MI Entertainment Corp.) and Magna International Inc.*
             Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now MI Entertainment Corp.) and 1346457 Ontario Inc.*
  3.1        Articles of Incorporation of MI Entertainment Corp., including amendments thereto
  3.2        By-Laws of MI Entertainment Corp.
  4.1        Form of Stock Certificate for Class A Subordinate Voting Stock*
 10.1        Asset Purchase Agreement dated as of November 13, 1998 between MI
             Developments (America) Inc., Meditrust Corporation, Meditrust
             Operating Company, The Santa Anita Companies, Inc. and Santa Anita
             Enterprises, Inc. together with assignment of interest from MI
             Developments (America) Inc. to The Santa Anita Companies, Inc.*
             Stock Purchase Agreement dated as of June 30, 1999 between MI
             Venture Inc. (now MI Entertainment Corp.) and Gulfstream Holdings
             Inc. of Illinois and Gulfstream Park Racing Association Inc.*
             Stock Purchase Agreement dated as of October 21, 1999 between MI
             Venture Inc. (now MI Entertainment Corp.), The Edward J. DeBartolo
             Corporation and Oaklahoma Racing LLC*
             Stock Purchase Agreement dated as of November 5, 1999 between MI
             Venture Inc. (now MI Entertainment Corp.) and Ladbroke Racing
             Corporation, Ladbroke Land Holdings Inc. and Pacific Racing
             Association Inc.*
 21.1        Subsidiaries of the Registrant
 27.1        Financial Data Schedules

--------
*To be filed by amendment

            PRELIMINARY INFORMATION STATEMENT DATED NOVEMBER 8, 1999

                             MI ENTERTAINMENT CORP.

                        Class A Subordinate Voting Stock

                               ----------------

   This Information Statement relates to the distribution of approximately 20% of our current equity in the form of shares of our Class A Subordinate Voting Stock. On or about . , our parent company, Magna International Inc., will distribute to holders of its Class A Subordinate Voting Shares and Class B Shares of record on . , by way of special dividend, approximately 15.7 million shares of our Class A Subordinate Voting Stock. As a result of the special dividend, Magna shareholders will receive one fifth of one share of our Class A Subordinate Voting Stock for every one Class A Subordinate Voting Share or Class B Share of Magna that they hold on the record date. Magna will concurrently distribute to those holders its regular quarterly cash dividend of $ . per share. In this Information Statement, we refer to the special dividend and concurrent regular quarterly cash dividend as the distribution. If you are a holder of record of Magna Class A Subordinate Voting Shares or Magna Class B Shares on the record date, you will receive shares of our Class A Subordinate Voting Stock automatically on the distribution date. You do not need to take any further action. If you are the beneficial owner of Magna Class A Subordinate Voting Shares or Class B Shares, you will automatically become the beneficial owner of our Class A Subordinate Voting Stock received by the record holder of your Magna Class A Subordinate Voting Shares or Class B Shares on the distribution date, unless you have specifically agreed otherwise with the record holder.

   Our capital stock consists of two classes--Class A Subordinate Voting Stock and Class B Stock. Holders of our Class A Subordinate Voting Stock are entitled to one vote per share, holders of our Class B Stock are entitled to 20 votes per share and all holders vote together as a single class, except where separate class votes are required by law or by our Certificate of Incorporation. Upon completion of the distribution, Magna will own all our Class B Stock (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us.

   We intend to apply to The Nasdaq Stock Market, Inc. to approve our Class A Subordinate Voting Stock for quotation and trading on the Nasdaq National Market under the symbol " . ". We also intend to apply for approval to list our Class A Subordinate Voting Stock on The Toronto Stock Exchange under the symbol " . ". Magna has advised us that it will not complete the distribution until we receive these approvals.

   IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS AFFECTING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND THE VALUE OF SHARES OF OUR CLASS A SUBORDINATE VOTING STOCK THAT THIS INFORMATION STATEMENT DESCRIBES IN DETAIL UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 15.

   STOCKHOLDER APPROVAL IS NOT REQUIRED FOR THE DISTRIBUTION OR ANY OF THE OTHER TRANSACTIONS THAT THIS INFORMATION STATEMENT DESCRIBES. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU NOT SEND ONE TO US.

   This Information Statement is not an offer to sell or solicitation of an offer to buy any securities. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

   The date of this Information Statement is . . We first mailed this Information Statement to shareholders of Magna on . . Information contained herein is subject to completion or amendment.

                               TABLE OF CONTENTS

Heading                                                               Page No.
-------                                                               --------
Special Note Regarding Forward-Looking Information...................     2
Questions and Answers About the Distribution.........................     3
Summary..............................................................     7
Risk Factors.........................................................    15
The Special Dividend.................................................    22
Business of the Company..............................................    24
Corporate Strategy...................................................    31
Industry Overview....................................................    33
Selected Financial and Operating Information.........................    37
Management's Discussion and Analysis of Financial Condition and
 Operating Results...................................................    39
Quantitative and Qualitative Disclosures About Market Risk...........    48
Consolidated Capitalization..........................................    49
Reorganization.......................................................    50
Recent Acquisitions..................................................    53
Certain Income Tax Considerations....................................    54
Directors and Executive Officers.....................................    57
Security Ownership of Certain Beneficial Owners and Management.......    60
Certain Relationships and Related Transactions.......................    60
Legal Proceedings....................................................    62
Trading History and Dividend Record and Policy.......................    62
Recent Sales of Unregistered Securities..............................    62
Description of Securities............................................    63
Indemnification of Directors and Officers............................    65
Auditors, Transfer Agent and Registrar...............................    65
Promoter.............................................................    65
Financial Statements.................................................   F-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

   Certain statements included herein constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including but not limited to those described below under "Risk Factors". Consequently, all the forward-looking statements made in this Information Statement are fully qualified by this special note, and there can be no assurance that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to, or effects on, us. See "Risk Factors" below.

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Q: WHAT IS THE PURPOSE OF THE DISTRIBUTION?

A: Magna International Inc. is separating its non-automotive businesses from its automotive businesses in a series of transactions. Magna has completed a reorganization in which it transferred its North American and European non-automotive assets to us in exchange for our Class B Stock. Prior to the distribution, Magna will convert approximately 15.7 million shares of our Class B Stock, representing approximately 20% of our total issued and outstanding Class B Stock, into an equivalent number of shares of our Class A Subordinate Voting Stock. On or about . , Magna will distribute to holders of its Class A Subordinate Voting Shares and Class B Shares of record on . , by way of special dividend, approximately 15.7 million shares of our Class A Subordinate Voting Stock. Magna will concurrently distribute to those holders its regular quarterly cash dividend of $ . per share of Magna. Magna will not continue to hold any of our Class A Subordinate Voting Stock.

   Upon completion of these transactions, you will own stock in two separately traded public companies, Magna International Inc. (NYSE: MGA; TSE: MG.A, MG.B; ME: MG.A) and MI Entertainment Corp. (NASDAQ: . ; TSE: . ).

Q: WHAT WILL I RECEIVE WHEN THE SPECIAL DIVIDEND IS DISTRIBUTED?

A: You will receive one fifth of one share of our Class A Subordinate Voting
   Stock for every one of Magna's Class A Subordinate Voting Shares and Magna's Class B Shares that you own of record on . . The distribution will not change the number of Class A Subordinate Voting Shares or Class B Shares of Magna that you own.

Q: WHAT WILL YOUR BUSINESS BE AFTER THE DISTRIBUTION?

A: We will continue to acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we will explore the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as certain leisure and retail-based real estate projects on the excess land around certain of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we will continue to own a real estate portfolio which includes a "gated" residential community currently under development, one operational golf course and related recreational facilities, a golf course under development and other real estate. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions or outright sales. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business; accordingly, we will take steps such as servicing such land and obtaining zoning approval to enhance the value of such properties and increase the revenues from resale.

Q: WHAT WILL MAGNA'S BUSINESS BE AFTER THE DISTRIBUTION?

A: Magna will continue to be the largest Canadian, and one of the largest global, independent suppliers of technologically advanced automotive components, systems and complete modules. Magna will continue to design, engineer and manufacture a complete range of these vehicle systems and engineer and assemble low volume niche vehicles primarily for North American and European original equipment manufacturers.

Q: WHY IS MAGNA DISTRIBUTING SHARES OF YOUR CLASS A SUBORDINATE VOTING STOCK?

A: Magna's board of directors and management has determined that, because our business is not one of Magna's core businesses, we and Magna will be better able to develop and grow our respective businesses after we become a separate public company.

Q: WHAT WILL BE THE IMPACT OF THE DISTRIBUTION ON MAGNA'S SHARE PRICE?

A: The prices of Magna Class A Subordinate Voting Shares and Magna Class B
   Shares may decline upon completion of the distribution to the extent that the value of our shares that Magna is distributing to its shareholders has not already been factored into the prices of Magna's shares. However, since the separation will permit Magna to focus on its core automotive business, Magna has advised us that its management expects prices of Magna's shares to improve gradually over a period of time.

Q: WHAT DO I HAVE TO DO TO PARTICIPATE IN THE DISTRIBUTION?

A: Nothing. No proxy or vote is required to participate in the distribution.
   You do not need to, and should not, mail in any certificates representing Magna Class A Subordinate Voting Shares or Magna Class B Shares in order to receive our Class A Subordinate Voting Stock in the distribution.

Q: HOW WILL MAGNA DISTRIBUTE YOUR CLASS A SUBORDINATE VOTING STOCK TO ME?

A: If you are a registered holder of Magna Class A Subordinate Voting Shares or
   Magna Class B Shares as of the close of business on the record date for the distribution, Magna's distribution agent will automatically credit the number of shares of our Class A Subordinate Voting Stock to a book-entry account established to hold such stock for you. This credit will occur on the distribution date. After the distribution, the distribution agent will mail you a statement of your ownership of our Class A Subordinate Voting Stock. Following the distribution, you may retain your shares of our Class A Subordinate Voting Stock in your book-entry account, sell them or transfer them to a brokerage or other account.

You will not receive any new stock certificates in the distribution. However, if you are a registered holder, you may request a physical stock certificate after you receive the statement of ownership of our stock from the distribution agent. The statement of ownership will contain instructions on how to do this.

Q: WHAT IF I HOLD MY MAGNA SHARES THROUGH MY STOCKBROKER, A BANK OR OTHER
   NOMINEE?

A: If you hold your Magna Class A Subordinate Voting Shares or Magna Class B
   Shares through a stockbroker, bank or other nominee, you are probably not a registered shareholder of record and the manner in which you receive our Class A Subordinate Voting Stock depends on your arrangements with the stockbroker, bank or other nominee that holds your Magna Class A Subordinate Voting Shares or Magna Class B Shares for you. We expect that stockbrokers and banks generally will credit their customers' accounts with our stock on or after the distribution date, but you will have to confirm that with your stockbroker, bank or other nominee.

   After the distribution, you may instruct your stockbroker, bank or other nominee, subject to any arrangement you may have with that person, to transfer your Class A Subordinate Voting Stock into your own name to be held in book-entry form.

Q: WHAT ABOUT FRACTIONAL SHARES?

A: If you are a registered holder of Magna Class A Subordinate Voting Shares or
   Magna Class B Shares, the distribution agent will automatically credit the number of whole shares of our Class A Subordinate Voting Stock to which you are entitled to a book-entry account established to hold such stock for you. All fractional shares to which you and other Magna shareholders are entitled will be aggregated and sold by the distribution agent on your behalf. You will receive your pro rata share of the net proceeds from the sale of any fractional shares together with your statement of ownership. If you own fewer than five Magna Class A Subordinate Voting Shares or Magna Class B Shares, you will receive cash instead of your fractional share of our Class A Subordinate Voting Stock as described below. No interest will be paid on any cash distributed in lieu of fractional shares.

Q: ON WHICH STOCK EXCHANGE WILL SHARES OF YOUR CLASS A SUBORDINATE VOTING STOCK
   TRADE?

A: We intend to apply to The Nasdaq Stock Market, Inc. to approve our Class A
   Subordinate Voting Stock for quotation and listing on the Nasdaq National Market ("NASDAQ") under the trading symbol " . ". In addition, we intend to apply for approval to list our Class A Subordinate Voting Stock on The Toronto Stock Exchange (the "TSE") under the trading symbol " . ". Magna has advised us that it will not complete the distribution until we receive these approvals.

Q: WHEN WILL I BE ABLE TO BUY AND SELL YOUR CLASS A SUBORDINATE VOTING STOCK?

A: Regular trading of our Class A Subordinate Voting Stock is expected to begin on NASDAQ and the TSE on the distribution date. Prior to that, our Class A Subordinate Voting Stock is expected to trade on NASDAQ and the TSE on an if, as and when issued basis, commencing . .

Q: HOW WILL I BE ABLE TO BUY AND SELL MAGNA CLASS A SUBORDINATE VOTING SHARES
   BEFORE THE DISTRIBUTION DATE?

A: Magna has advised us that its Class A Subordinate Voting Shares will continue to trade on The New York Stock Exchange (the "NYSE"), the TSE and the Montreal Exchange ("ME") on a regular basis through the distribution date and that its Class B Shares will continue to trade on the TSE through the distribution date. Any Magna Class A Subordinate Voting Share or Magna Class B Share sold on a regular basis beginning on the date that is . trading days before the record date and ending on the distribution date (i.e., between . and . ) will be accompanied by an attached "due bill" representing your shares of our Class A Subordinate Voting Stock to be distributed in the distribution.

   Additionally, Magna has advised us that it expects that "ex-distribution" trading for Magna Class A Subordinate Voting Shares and Magna Class B Shares will develop before the distribution date. "Ex-distribution" trading means that you may trade your Magna Class A Subordinate Voting Shares and Magna Class B Shares before the completion of the distribution, but on a basis that reflects the value at which the market expects the Magna Class A Subordinate Voting Shares to trade after the distribution.

   If "ex-distribution" trading develops in Magna Class A Subordinate Voting Shares, you may buy and sell those shares before the distribution date on the NYSE under the symbol " . " and on the TSE under the symbol " . ". If "ex-distribution" trading develops in Magna Class B Shares, you may buy and sell those shares before the distribution date on the TSE under the symbol " . ". None of these trades, however, will settle until after the distribution. If the distribution does not occur, all "ex-distribution" trading will be null and void.

Q: WILL MY DIVIDENDS CHANGE?

A: Before the distribution, Magna was paying a quarterly dividend of $0.25 per Magna Class A Subordinate Voting Share and Magna Class B Share, which is equivalent to an annual rate of $1.00 per Magna Class A Subordinate Voting Share and Magna Class B Share. The board of directors of Magna will be responsible for determining Magna's dividend rate and policy after the distribution, subject to the terms of Magna's Corporate Constitution.

   We do not anticipate paying any dividends until our fiscal year commencing January 1, 2004. Our Corporate Constitution, which is set forth in our Certificate of Incorporation, provides that holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends at least equal to 10% of our after-tax profits for our fiscal years commencing January 1, 2004 and 2005. In respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends at least equal to the greater of
   (i) 10% of our after-tax profits, and (ii) 20% of the average of our after-tax profits for such fiscal year and the two immediately preceding fiscal years. Our board of directors will be responsible for determining our dividend rate and policy after the distribution, subject to the terms of our Corporate Constitution.

Q: WILL I BE TAXED AS A RESULT OF THE DISTRIBUTION?

A: Yes. The distribution of shares of our Class A Subordinate Voting Stock will be treated as a dividend for purposes of Canadian and United States federal income taxation. The distribution paid to non-residents of Canada will be subject to Canadian withholding tax on its fair market value at the time the distribution is paid. If you are a United States resident shareholder of Magna, the rate of Canadian withholding tax should generally be 15%, which, subject to certain limitations, may be claimed as a credit or deduction on your United States income tax return. This withholding tax will be satisfied by Magna withholding the required amount from the concurrent cash dividend.

Q: WHAT WILL THE RELATIONSHIP BETWEEN YOU AND MAGNA BE AFTER THE DISTRIBUTION?

A: Upon completion of the distribution, Magna will own all our Class B Stock
   (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us. Magna has informed us that it intends to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of such shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position. This may occur through a combination of: (i) secondary sales by Magna of such stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions, acquisitions and/or other investments by business partners in us.

   Magna has made a commitment to its shareholders that for a period of seven years ending May 31, 2006, it will not without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares: (i) make any further debt or equity investment in us or any of our subsidiaries; or
   (ii) invest in any non-automotive-related businesses or assets other than through its investment in us.

   Magna is currently paying us an access fee to access our Fontana Sports golf course and related recreational facilities for Magna-sponsored corporate and charitable events and business development purposes. Upon completion of our Aurora Downs golf course, Magna will pay us an annual access fee for similar purposes. We have also granted Magna a right of first refusal to purchase these two golf courses if we decide to sell them.

Q: WHOM SHOULD I CONTACT FOR FURTHER INFORMATION ON THE DISTRIBUTION?

A: If you have questions about the distribution or if you would like additional copies of this Information Statement or any other document to which this Information Statement refers, you should contact the Secretary of Magna at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, telephone: (905) 726-2462. This Information Statement is also available through the Internet on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, which can be accessed at www.sec.gov/edgarhp.htm.

                                    SUMMARY

   The following information is a summary only and is qualified in its entirety by reference to, and must be read in conjunction with, the detailed information and financial statements appearing elsewhere in this Information Statement. In this Information Statement, all references to "dollars", "$" or "U.S.$" are to United States dollars and references to "Cdn.$" or "Canadian dollars" are to Canadian dollars.

                             MI Entertainment Corp.

   We acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we are exploring the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as certain leisure and retail-based real estate projects on the excess land around certain of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we own a real estate portfolio which includes a "gated" residential community currently under development, one operational golf course and related recreational facilities, a golf course under development and other real estate. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions or outright sales. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business; accordingly, we will take steps such as servicing such land and obtaining zoning approval to enhance the value of such properties and increase the revenues from resale.

   Pari-mutuel wagering on horse racing is pooled betting in which individuals bet against each other as to what the outcome of a horse race will be. The applicable racetrack operator has no interest in the order of finish in any given race and therefore has no risk in the outcome. A percentage of the pooled wagers is retained by the operator of the wagering facility, a portion is paid to the applicable regulatory or taxing authorities and a portion is paid to the racetrack's horsemen in the form of "purses" which encourage owners and trainers to enter their horses in that track's live races. The balance of the pooled wagers is paid to bettors as winnings. Pari-mutuel wagering on horse racing occurs at horse racetracks on the races being conducted at such tracks as well as at such racetracks on televised racing signals ("simulcasts") received or "imported" by the simulcast wagering facilities located at such tracks (collectively, "on-track wagering"). Pari-mutuel wagering on horse racing also occurs at wagering establishments on horse races being conducted at tracks elsewhere ("off-track wagering"). Horse racetracks generally have simulcast wagering facilities to complement their live horse racing by enabling their patrons to wager on horse races being held at other racetracks when there is no live racing occurring at their tracks.

   We operate two horse racetracks and have entered into definitive agreements to acquire a further three racetracks. Each of these racetracks includes a facility that accepts wagers on races conducted at other racetracks, the live television broadcasts (or "simulcasts") of which are shown at our facilities. We also broadcast, or "export", simulcasts of our races to a number of locations across the United States, Canada, Mexico, the Caribbean region and Australia. Our horse racing and related wagering operations include Santa Anita Park near Los Angeles, California and Gulfstream Park near Miami, Florida. We also own San Luis Rey Downs, a horse training track located outside of San Diego, California. We have acquired all these racetracks since December 1998. In addition, we have agreed to acquire the stock of the companies that own Thistledown Racetrack near Cleveland, Ohio and Remington Park in Oklahoma City, Oklahoma and we expect to complete these acquisitions in November 1999. We have also entered into a definitive agreement to buy all the stock of the companies which own and operate Golden Gate Fields racetrack near San Francisco, California, subject to obtaining the necessary regulatory and other approvals. We expect to complete this acquisition in December 1999.

   We own and operate some of the premier horse racing facilities in North America and one of the horse racing industry's best simulcast products. For example, Santa Anita Park has hosted the Breeder's Cup Championship twice since the inception of the Breeder's Cup in 1984 and Gulfstream Park has hosted it three times, the most recent being on November 6, 1999. Furthermore, by many standard industry measures such as total "handle" (or total amount wagered), average daily attendance, average daily handle, average daily on-track handle and average daily off-track handle, we believe that Santa Anita Park and Gulfstream Park are two of the top ten racetracks in North America. If the acquisition of Golden Gate Fields is completed, we believe that we will own and operate three of the top ten racetracks in North America in terms of total handle. See "Business of the Company".

                               Corporate Strategy

   There are four related components of our corporate strategy: (1) continuing our consolidation of racetracks and enhancing the facilities at some of these racetracks; (2) "bundling", or combining, our simulcast horse racing products and marketing the signal under our own brand name; (3) leveraging our competitive position in the horse racing industry and, ultimately, our brand name, in expanding our distribution channels and range of sports wagering products; and (4) developing total entertainment destinations centered on some of our racetracks.

1. Continuing our consolidation and enhancement of racetracks--Through our acquisitions of Santa Anita Park and Gulfstream Park and the acquisitions of Thistledown Racetrack, Remington Park, and Golden Gate Fields currently in progress, we have become one of the leading consolidators of premier horse racetracks in North America. Being an industry consolidator means that we have acquired multiple racetracks with the objective of maximizing administrative and cost efficiencies at those tracks. We expect to acquire other high-quality, geographically diverse racetracks which would increase the number of racing days we offer, distribute the races we offer over more days in each year, expand our simulcasting content and enhance the value of our simulcast product. In addition we have made certain enhancements to the facilities at some of our racetracks and are also examining further upgrades at some of our racetracks which are intended to increase live attendance, strengthen our ability to consistently attract some of the top horses, trainers and jockeys in North America, increase the market for our simulcast product, improve racing conditions and help to generate additional revenues.

2. Bundling our simulcast horse racing products and marketing the signal under our own brand name--As a result of our racetrack consolidation strategy, we believe that we offer one of horse racing's leading simulcast products and we expect our position to strengthen further through future acquisitions. Our annual racing schedule currently consists of 126 race days broadcast from two of the top ten U.S. racetracks, in terms of total "handle" or total amount wagered. The acquisitions of Thistledown Racetrack, Remington Park and Golden Gate Fields will increase the number of race days broadcast during our annual racing schedule and will provide us with another leading racetrack in North America in terms of total handle. Over the next few years, we intend to "bundle", or combine, the signals from our racetracks, and possibly also signals from racetracks not owned by us, and market this bundled simulcast product through a single signal marketed under our own brand name.

3. Leveraging our competitive position in the horse racing industry and our brand name in expanding our distribution channels and range of sports wagering products--We intend to leverage our competitive position in the horse racing industry and build on the brand name recognition we expect to develop, in order to expand the distribution channels for our simulcast product and, ultimately, expand the range of sports wagering products we offer, possibly in conjunction with business partners and subject to regulatory requirements. As part of our strategy, we intend to increase the market for our existing simulcast product by establishing telephone account, interactive television and Internet-based wagering operations as distribution channels for our simulcast product. We also intend to explore the expansion of our sports wagering products to sports other than horse racing, both in North America and in Europe, subject to regulatory requirements.

4. Developing total entertainment destinations centered on some of our racetracks--We are considering developing leisure and retail-based real estate development projects on the excess land around some of our racetracks, possibly in conjunction with business partners. Such developments could include multiplex theaters, retail shopping, restaurants, hotels and entertainment themed developments and may involve the integration of other gaming options.

   See "Corporate Strategy" below for a more detailed discussion of our corporate strategy. There are a number of risks inherent in our corporate strategy, which will take at least several years to implement fully. See "Risk Factors" for a discussion of these and other risks.

                                The Distribution

   The following is a brief description of the principal terms of the distribution.

Distributing Company....  Magna will make the distribution. The Class A
                          Subordinate Voting Shares of Magna trade on the NYSE under the symbol "MGA" and on the TSE and the ME under the symbol "MG.A". The Class B Shares of Magna trade on the TSE under the symbol "MG.B".

Reasons for the Special
Dividend................  The board of directors and management of our parent company, Magna, have determined that it is in the best interests of its shareholders to separate our non-automotive assets and operations from Magna's automotive assets and operations by distributing approximately 20% of our current equity in the form of shares of our Class A Subordinate Voting Stock to Magna's shareholders by way of a special dividend. Magna has advised us that, in reaching its decision, its board of directors and management considered a number of factors, including that:

                          . the separation will permit Magna to focus on its core automotive business;

                          . the separation will permit investors to choose whether to invest in the automotive industry by retaining or purchasing Magna shares, invest in the sports gaming industry by retaining or purchasing our stock, or both;

                          . establishing our business as a separately traded public company will enable us to respond better to the opportunities and challenges of the sports gaming industry;

                          . in light of Magna's commitment to its shareholders not to make any further debt or equity investment in us or any of our subsidiaries for a period of seven years ending May 31, 2006, establishing our business as a separately traded public company will facilitate our future access to capital and will allow us to acquire further racetracks through the issuance of our publicly-traded stock; and

                          . as a public company, we will be better able to develop profit-based compensation programs for our management and employees.

Securities and Cash to
be Distributed..........  On or about  . , Magna will distribute to holders of its Class A Subordinate Voting Shares and Class B Shares of record on . , approximately 15.7 million shares of our Class A Subordinate Voting Stock, representing approximately 20% of our current equity. Magna will concurrently distribute to those holders its regular quarterly cash dividend of $ . per Magna share.

Distribution Ratio......  You will receive one fifth of one share of our Class
                          A Subordinate Voting Stock for each Magna Class A Subordinate Voting Share or Magna Class B Share that you own of record as of the close of business on the record date.

Record Date.............  .  (5:00 p.m., New York time).

Distribution Date.......  .  (4:59 p.m., New York time). On the distribution date, Magna's distribution agent will credit the whole shares of our Class A Subordinate Voting Stock that you receive in the distribution to your new book-entry account or to your stockbroker, bank or other nominee if you are not a registered holder of record, but are a beneficial owner, of Magna Class A Subordinate Voting Shares or Magna Class B Shares on the record date.

Distribution Agent......  Before the distribution, Magna will appoint Montreal
                          Trust Company of Canada as its distribution agent for the distribution.

Trading Market and
Symbol..................  There has been no market for our Class A Subordinate
                          Voting Stock. We intend to apply to NASDAQ to approve our Class A Subordinate Voting Stock for quotation and trading under the symbol " . ". We also intend to apply for approval to list our Class A Subordinate Voting Stock on the TSE under the symbol " . ". Magna has advised us that it will not complete the distribution until we receive these approvals.

Certain Income Tax
Considerations..........  The special dividend of shares of our Class A
                          Subordinate Voting Stock will be treated as a dividend for Canadian and United States federal income tax purposes. A non-resident of Canada who receives the special dividend and the concurrent cash dividend will be subject to Canadian withholding tax at a rate of 25% on the fair market value of the special dividend and 25% of the cash dividend at the time the dividend is paid, subject to reduction by an applicable tax treaty, which, in the case of the Canada-United States Income Tax Convention, generally results in a reduction to 15%, which amount, subject to certain limitations, may be claimed as a credit or deduction on your United States federal income tax return. Such withholding tax liability will be satisfied by Magna withholding the appropriate amount from the concurrent Magna quarterly cash dividend otherwise payable.

Fractional Share
Treatment...............  If you are a registered holder of Magna Class A
                          Subordinate Voting Shares or Magna Class B Shares, you may request a physical stock certificate for all whole shares of our Class A Subordinate Voting Stock that you receive in the distribution after you receive your statement of stock ownership from the distribution agent. If you own a number of Magna Class A Subordinate Voting Shares or Magna Class B Shares not evenly divisible by five, you will receive cash instead of your fractional share of our Class A Subordinate Voting Stock in addition to any whole shares of Class A Subordinate Voting Stock you may be entitled to receive.

                          The distribution agent will aggregate the fractional shares to be cashed out into whole shares and sell them in the open market at then prevailing prices on behalf of registered holders. In lieu of a fractional share, such holders will receive a cash payment in the amount of their pro rata share of the total proceeds of those sales, less any brokerage commissions. The distribution agent will pay the net proceeds from sales of fractional shares based upon the average selling price per share of our Class A Subordinate Voting Stock of all those sales, less any brokerage commissions. None of Magna, the distribution agent or us will guarantee any minimum sale price for those fractional shares of our Class A Subordinate Voting Stock, and no interest will be paid on the proceeds of those shares.


Risk Factors............  You should carefully consider the matters discussed under the heading "Risk Factors" beginning on page 15 of this Information Statement.

Relationship with Magna
After the
Distribution............  Upon completion of the distribution, Magna will own all our Class B Stock (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us. Magna has informed us that it intends to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of such shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position. This may occur through a combination of: (i) secondary sales by Magna of such stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions, acquisitions and/or other investments by business partners in us.

                          Magna has made a commitment to its shareholders that for a period of seven years ending May 31, 2006, it will not without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting
                          Shares: (i) make any further debt or equity investment in us or any of our subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in us.

                          Magna is currently paying us an access fee to access our Fontana Sports golf course and related recreational facilities for Magna-sponsored corporate and charitable events and business development purposes. Upon completion of our Aurora Downs golf course, Magna will pay us an annual access fee for similar purposes. We have also granted Magna a right of first refusal to purchase these two golf courses if we decide to sell them.

                  Selected Financial and Operating Information

   The following table sets forth certain of our consolidated and pro forma consolidated financial data as at and for the periods indicated. The selected consolidated financial data as at and for the eight months ended August 31, 1999 have been derived from our Unaudited Consolidated Financial Statements as at and for the eight months ended August 31, 1999, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the eight months ended August 31, 1999 are not necessarily indicative of the results that may be expected for the full year. The selected consolidated financial data as at and for the three years ended July 31, 1998 and the five month period ended December 31, 1998 have been derived from and should be read in conjunction with our Audited Consolidated Financial Statements for the three-year period ended July 31, 1998 and the five-month period ended December 31, 1998. The pro forma selected consolidated financial data for the year ended December 31, 1998 and eight months ended August 31, 1999 have been derived from and should be read in conjunction with our Pro Forma Consolidated Financial Statements as at and for the eight months ended August 31, 1999 and the year ended December 31, 1998. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Operating Results" included in this Information Statement.

Income Statement Data(1)

                           Pro Forma
                          Eight Months  Pro Forma   Eight Months Five Months
                             Ended      Year Ended     Ended        Ended          Years Ended July 31,
                           August 31,  December 31,  August 31,  December 31, ----------------------------------
                              1999         1998         1999         1998      1998     1997     1996     1995
                          ------------ ------------ ------------ ------------ -------  -------  -------  -------
                                       (in thousands of U.S. dollars, except per share amounts)
Revenue
 Racetrack..............    $122,600     $149,585     $57,557      $ 3,952    $    --  $    --  $    --  $    --
 Real estate............      10,974       21,239      10,974        6,597     20,486   15,276    2,460    1,166
                            --------     --------     -------      -------    -------  -------  -------  -------
 Total revenue..........     133,574      170,824      68,531       10,549     20,486   15,276    2,460    1,166
Costs and Expenses
 Racetrack operating
  costs.................      90,508      126,278      42,245        3,625         --       --       --       --
 Real estate operating
  costs.................      10,605       27,355      10,605        8,462     25,864   13,879    4,613    2,713
Depreciation and
 amortization...........      12,061       19,288       4,041        1,649      1,852    1,824      330       21
Interest expense
 (income), net..........         377        1,615         522        1,221      1,380      955      (59)     (26)
                            --------     --------     -------      -------    -------  -------  -------  -------
Income (loss) before
 income taxes...........      20,023       (3,712)     11,118       (4,408)    (8,610)  (1,382)  (2,424)  (1,542)
                            ========     ========     =======      =======    =======  =======  =======  =======
Net income (loss).......    $ 11,304     $ (5,996)    $ 5,776      $(4,231)   $(8,610) $(1,382) $(2,424) $(1,542)
                            ========     ========     =======      =======    =======  =======  =======  =======
Earnings (loss) per
 share of Class A
 Subordinate Voting and
 Class B Stock
 Basic and diluted(2)...    $   0.14     $  (0.07)    $  0.07      $ (0.05)   $ (0.11) $ (0.02) $ (0.03) $ (0.02)
                            ========     ========     =======      =======    =======  =======  =======  =======
Average number of shares
 Class A Subordinate
 Voting and Class B
 Stock outstanding
 during the period
 (in thousands):
 Basic and diluted(2)...      80,198       80,198      78,535       78,535     78,535   78,535   78,535   78,535
                            ========     ========     =======      =======    =======  =======  =======  =======

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") which differ in certain respects from accounting principles generally accepted in Canada ("Canadian GAAP"). For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 14, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) On November 5, 1999, Magna completed the reorganization described in this Information Statement. As part of the reorganization, our capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 shares of our Class B Stock and none of our Class A Subordinate Voting Stock were issued and outstanding. Our historical basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and none of our Class A Subordinate Voting Stock were issued and outstanding at the beginning of the periods presented. Our pro forma basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and 1,662,890 shares of our Class A Subordinate Voting Stock (to be issued in connection with the acquisitions of the Thistledown and Golden Gate Fields racetracks) were issued and outstanding at the beginning of the periods presented.

Balance Sheet Data(1)

                           Pro Forma
                            August                                       July 31,
                              31,    August 31, December 31, ---------------------------------
                             1999       1999        1998       1998     1997    1996    1995
                           --------- ---------- ------------ -------- -------- ------- -------
                                             (in thousands of U.S. dollars)
Cash and cash
 equivalents.............  $ 79,388   $ 15,629    $ 17,503   $    295 $    220 $   133 $   521
Total assets.............   739,145    377,390     364,142    184,802  113,175  76,219  51,636
Total debt(2)............    46,840     57,942      32,335     19,495   18,938  22,614      12
Magna's net
 investment/shareholder's
 equity..................   554,623    296,941     302,502    158,275   87,917  49,985  48,166

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") which differ in certain respects from accounting principles generally accepted in Canada ("Canadian GAAP"). For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 14, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) Total debt includes Bank indebtedness, Long-term debt (including Long-term debt due within one year) and Note payable to Magna.

   The matters discussed under the heading "Reorganization" below may materially affect the comparability of some of the foregoing selected financial data. Accordingly, please refer to such section for details of the terms of the Reorganization.

                                  RISK FACTORS

   In reviewing this Information Statement, you should carefully consider the following factors. The most significant risks and uncertainties we face are described below, but other risks and uncertainties that are not known to us or that we currently believe are not material or that are similar to those faced by other companies in our industry may also have a material adverse effect on our financial condition or results of operations. In addition, our actual results could differ materially from those anticipated in forward-looking statements contained in this Information Statement as a result of various risks, including those discussed below and elsewhere in this Information Statement. Please refer to "Special Note Regarding Forward-Looking Information" on page 2 of this Information Statement.

   If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In this case, the trading price of shares of our Class A Subordinate Voting Stock could decline substantially, and you may lose all or part of the value of the shares of our Class A Subordinate Voting Stock being distributed to you.

General risks regarding our business

  We have a history of losses and we anticipate losses in the near future on certain of the racetracks we are in the process of acquiring

   We have experienced cumulative consolidated net losses since inception totaling approximately $12.2 million for periods up to August 31, 1999. Certain of the racetracks we are in the process of acquiring have historically operated at a loss and may do so in the future.

  We have not been in existence for long and do not plan to pay dividends until fiscal year 2004, if at all

   We have only recently been incorporated and we have a very short history of operations and earnings. See "Selected Financial and Operating Information" and our Pro Forma Consolidated Financial Statements and Consolidated Financial Statements, together with the notes thereto, appearing elsewhere in this Information Statement. We have not paid any dividends to date, we do not plan to pay any dividends until our fiscal year commencing January 1, 2004 and we cannot give any assurance that we will be in a position to pay dividends then, or thereafter. See "Description of Securities--Corporate Constitution".

  We depend on our new members of senior management and other key personnel

   We will be highly dependent on the services of members of our senior management, most of whom have only recently been hired by us or are currently being recruited by us and therefore have not established a track record of working together successfully. We also depend on the local management of our racetracks and other operating units. The loss of the services of any of these individuals could have a material adverse effect on our business, financial condition and results of operations.

  Our stock price may be volatile

   Shares of our Class A Subordinate Voting Stock have not previously traded. The price of shares of our Class A Subordinate Voting Stock may be volatile in the future, particularly shortly after the distribution, when some of Magna's institutional shareholders sell their holdings of our stock because they:

  . may not wish to or are unable to continue holding our stock, as it will constitute "foreign property" under the Income Tax Act (Canada);

  . are prohibited from investing in a company with a significantly smaller market capitalization;

  .  cannot hold stock of a gaming company; or

  .  do not want to hold our stock for any other reason.

   Furthermore, sales of fractional shares in the market by the distribution agent may lead to additional price volatility. In addition, fluctuations in our operating profits, the announcement of new wagering and gaming opportunities by us or our competitors, the passage of legislation affecting horse racing or gaming, developments affecting the horse racing or gaming industries generally and sales of substantial amounts of our Class A Subordinate Voting Stock, possibly including sales by Magna as a result of its stated intention to reduce its majority equity position in us, may have a significant effect on the market price of our Class A Subordinate Voting Stock. Moreover, publicly-held horse racing and gaming companies have experienced price and trading volume fluctuations that are often unrelated to such companies' financial condition and results of operations. A shift away from investor interest in gaming companies in general could have a material adverse effect on the market price of our common stock, regardless of our financial condition and results of operations.

   We may not be able to obtain financing or may only be able to obtain it on unfavorable terms

   We may require additional financing in order to expand our operations. It is possible that such financing will not be available or, if available, will not be available on terms which are favorable to us. In addition, Magna has made a commitment to its shareholders that it will not, for a period of seven years ending May 31, 2006, without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares, make any further debt or equity investment in us or any of our subsidiaries. See "Certain Relationships and Related Transactions--Relationship with Magna".

   Our relationship with Magna is not at "arm's length"

   Our relationship with Magna is not at arm's length. Upon completion of the distribution, Magna will own all our Class B Stock (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and will continue to control us. Therefore, Magna will continue to be able to cause us to effect certain corporate transactions without your consent, subject to applicable law. In addition, Magna will continue to be able to cause or prevent a change in our control. In some cases, the interests of Magna may not be the same as those of other stockholders, and conflicts of interest may arise after the completion of the distribution that may be resolved in a manner detrimental to us.

   For example, Magna has entered into arrangements with us so as to ensure their access to our Fontana Sports and Aurora Downs golf courses and related recreational facilities in return for an agreed upon fee. These access arrangements are scheduled to expire five years after their effective dates. These arrangements may not be renewed by Magna after their expiration or could be amended or terminated prematurely by Magna. The early termination, amendment or non-renewal of these access arrangements could have a material adverse effect on our financial condition and results of operations. We have also granted Magna a right of first refusal to purchase these golf courses if we decide to sell them. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sale.

Gaming Risks

   Our gaming activities are extensively regulated and this could adversely affect our growth prospects

   Our existing live racing, pari-mutuel wagering and other operations are contingent upon the continued governmental approval of such operations as forms of legalized gaming. All our current and proposed operations are subject to extensive regulations which are described in more detail under "Industry Overview--Key Characteristics of the Industry--Government Regulation", and could be subjected at any time to additional or more restrictive regulations, or banned entirely.

   As of the date of this Information Statement, we have obtained all governmental licenses, registrations, permits and approvals necessary for the operation of our gaming facilities. However, we may be unable to maintain our existing licenses. The loss of our licenses, registrations, permits or approvals may materially limit the number of races we conduct and could have a material adverse effect on our financial condition and results of operations. In addition, we currently devote significant financial and management resources to complying with the various governmental regulations to which our operations are subject. Any significant increase in governmental regulation could materially adversely affect our financial condition and results of operations.

   Moreover, any future expansion of our gaming operations will likely require additional licenses, registrations, permits and approvals. The licensing process can be both lengthy and costly and there is no assurance of success. For example, we recently entered into an agreement to acquire the racetrack operations of Golden Gate Fields. This acquisition is subject to a number of regulatory proceedings, including anti-trust review by the U.S. Federal Trade Commission and Department of Justice, permission from The California Horse Racing Board to operate more than one California racetrack, and licensing approvals from The California Horse Racing Board and the Nevada Gaming Commission. Although we anticipate obtaining all required regulatory approvals in December 1999, we cannot assure you that all such regulatory approvals will be obtained and therefore that this acquisition will be successfully completed.

   The high degree of regulation in the gaming industry is a significant obstacle to our growth strategy, especially with respect to telephone account, interactive television and Internet-based sports betting. Telephone account and interactive television-based betting from home may currently be conducted only through "hubs" located in eight states (although the Los Angeles County District Attorney has recently challenged the ability of California residents to conduct account wagering through such hubs). Our expansion opportunities in this area may be limited unless more states change their laws to permit telephone account and interactive television-based betting. Wagering over the Internet is also subject to extensive legal restriction. The United States Congress is currently considering enacting the Internet Gambling Prohibition Act, also known as the "Kyl Bill", which would amend the Interstate Wire Act to make it clear that persons engaged in the United States in the business of betting or wagering through the Internet as well as casual bettors who knowingly use a communication facility for betting or gambling over the Internet can be fined or imprisoned. Internet service providers would be required to block-out gambling sites and would be subject to state and federal authority. The Kyl Bill would permit telephone account, interactive television and Internet-based account wagering on horse racing, but not other sports. A similar piece of legislation was recently introduced in the House of Representatives by Rep. Bob Goodlatte (R. Va.). We cannot predict the final disposition of either such piece of legislation.

  Implementation of some of the recommendations of the National Gambling Impact Study Commission could adversely affect our growth prospects and the gambling industry in general

   In August 1996, the United States Congress established the National Gambling Impact Study Commission (the "NGISC") to conduct a comprehensive study of the social and economic effects of the gambling industry in the United States, to review existing federal, state and local policy and practices with respect to the legalization or prohibition of gambling activities, to formulate and propose changes in such policies and practices and to recommend legislation and administrative actions for such changes. The NGISC issued its report containing its findings and conclusions, together with recommendations for legislation and administrative actions, on June 18, 1999. Some of the recommendations issued by the NGISC include:

  . prohibiting Internet gambling which is not already authorized within the United States or among parties in the United States and any foreign jurisdiction;

  . limiting the expansion of gambling through such mediums as account wagering into homes;

  . banning betting on collegiate and amateur athletic events where currently legal; and

  . refusing the introduction of casino-style gambling into pari-mutuel facilities for the primary purpose of saving a pari-mutuel facility that the market has determined no longer serves the community or for the purpose of competing with other forms of gaming.

   The recommendations made by the NGISC could result in the enactment of new laws and/or the adoption of new regulations which would materially adversely impact the gambling industry in general and thus would materially adversely affect our growth prospects. We are unable at this time to determine the ultimate disposition of the NGISC's recommendations.

  We face significant competition from operators of other racetracks and other forms of gaming

   We face significant competition in each of the jurisdictions in which we have gaming operations and this competition is expected to intensify as new gaming operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks. Several of our competitors, including Churchill Downs Inc., have substantially greater name recognition, management and financial resources. We also compete for customers with other sports, entertainment and gaming operators, including such larger competitors as MGM Grand Inc., which operates numerous casinos, as well as state governments and native American groups. Competition in the gaming industry is expected to increase due to limited opportunities for future growth in new markets. If we lose customers for any reason, including the factors discussed below, our financial condition or results of operations may be materially adversely affected.

   In addition, Florida tax laws currently discourage the three Miami-area racetracks from scheduling concurrent races. We expect that a new tax structure will eliminate this deterrent in 2001. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. Such competition could have a material adverse effect on our financial condition and results of operations.

   State and provincial lotteries benefit from numerous distribution channels, including supermarkets and convenience stores, as well as from frequent and extensive advertising campaigns. We do not have the same access to the gaming public or the advertising resources available to state and provincial lotteries.

  Declining on-track attendance and increasing competition in simulcasting may adversely affect our financial results

   There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks, the increasing availability of off-track wagering and other factors. The declining attendance at live horse racing events has prompted racetracks to increasingly rely on revenues from simulcasting and off-track wagering. The industry-wide focus on simulcasting and off-track wagering has increased competition among racetracks for outlets to simulcast their live races. A decline in consumer interest in horse racing, a continued decrease in attendance and on-track wagering or increased competition in the simulcast wagering market could have a material adverse effect on our financial condition and results of operations.

  We currently face significant competition from Internet and on-line wagering

   Although we currently do not operate any Internet or online gaming services, we currently face significant competition from operators of those gaming services. Internet and online gaming services allow their customers to wager on a wide variety of sporting events from home. Unlike Internet and on-line gaming operators, our business requires significant and on-going capital expenditures in order to continue operations and in order to expand. We currently cannot offer the diverse gaming options offered by Internet and on-line gaming operators and face significantly greater costs in operating our business. Our inability to compete successfully with these operators could materially adversely affect our financial condition and results of operations.

  Expansion of gaming conducted by California native American tribes may have a material adverse effect on us

   In November 1998, California voters passed Proposition 5, a ballot initiative that would have allowed native American tribes to conduct various gaming activities including pari-mutuel wagering, gambling, banked card games, and lotteries. On August 23, 1999, the California Supreme Court overturned Proposition 5 on the basis that the initiative violated the state constitution. The California state government recently reached agreements with California native American tribes to permit a doubling of the number of gaming machines currently operated by such tribes, as well as the introduction of slot machines and poker and blackjack tables on California native reserves. The governor of California, the state legislature and these native American tribes will jointly sponsor a constitutional amendment which California voters will vote on in March 2000. The expansion of gaming conducted by California native American tribes may have a material adverse effect on our financial condition and results of operations.

  If a U.S. federal gaming tax is introduced, our financial results may be adversely affected

   From time to time, U.S. legislators have proposed the imposition of a U.S. federal tax on gross gambling revenues. The imposition of any such tax could have a material adverse effect on our financial condition and results of operations.

  Our profitability may be adversely affected if we are unable to integrate recent racetrack acquisitions, which comprise all our horse racing operations, and to complete and integrate future acquisitions

   Our racetrack operations have been acquired very recently. The acquisition of Santa Anita Park was completed in December 1998 and the acquisition of Gulfstream Park was completed on September 1, 1999. We expect to complete the acquisition of Remington Park and Thistledown Racetrack in November 1999. In addition, we expect to complete the acquisition of Golden Gate Fields in December 1999. These operations have been operating independently in the past under different management. Integrating these recently acquired businesses into our operations will require a significant dedication of management resources and an expansion of our information systems. This dedication may distract us from our day-to-day operations which could result in less efficient and more costly operations as well as a failure of our management to focus on other important issues.

   We also plan to continue pursuing acquisition opportunities and we may issue our Class A Subordinate Voting Stock as full or partial consideration in connection with such acquisitions. Our future profitability will depend to some degree upon the ability of our management to identify, complete and integrate commercially viable acquisitions. We cannot give any assurance to you that we will successfully complete and integrate any such acquisitions. Furthermore, to the extent that we issue any shares of our Class A Subordinate Voting Stock in connection with any such acquisitions, the percentage of our voting stock that you own will decrease.

  Some of our employees are unionized and one of the collective agreements governing some of our employees is subject to renewal in 2000

   As of September 30, 1999, we employed approximately 870 employees, approximately 420 of whom are represented by a union. Our contract with the Service Employees International Union, Local 280, which represents approximately 400 pari-mutuel employees at Santa Anita Park during our racing season, will expire on July 24, 2000 and union executives have notified management that union demands will be significant due to changes in working conditions resulting from full card simulcasting and the increased usage of self-service terminals for placing wagers which has reduced staffing and union dues. Although we expect that we will be able to negotiate a new union contract with Local 280 through the collective bargaining process, we cannot guarantee that we will be able to negotiate a satisfactory contract. If we are unable to negotiate a satisfactory union contract, some of our employees may commence a strike and any such strike, if commenced, may have a material adverse effect on our financial condition and results of operations.

  Our operating results may be impacted by inclement weather and may fluctuate seasonally

   We experience significant fluctuations in quarterly and annual operating results due to seasonality and other factors. We have a limited number of live racing days at our racetracks and the number of live racing days varies from year to year. The number of live racing days we have directly affects our operating results. A significant decrease in the number of live races could have a material adverse effect on our financial condition and results of operations. Our live racing schedule also dictates that we will earn a substantial portion of our net earnings in the first quarter of each year which is when The Santa Anita Meet and the annual meet at Gulfstream Park will occur as well as the fourth quarter of each year, which is when the Oak Tree Meet and one of the two annual meets at Golden Gate Fields will occur.

   Since horse racing is conducted outdoors, unfavorable weather conditions, including excessive heat, coolness or rain, may cause races to be canceled or may reduce attendance. Since a substantial portion of our gaming expenses are fixed, the loss of scheduled racing days could have a material adverse effect on our financial condition or results of operations.

  Our primary horse racetrack assets are concentrated in California and are subject to earthquake risks

   After we acquire Golden Gate Fields, two of our primary assets, Santa Anita Park and Golden Gate Fields, will be located in California and are therefore subject to earthquake risks. Since the structures at our California racetracks are low-rise buildings, the risk of earthquake damage is not considered to be high and, as a result, we do not maintain earthquake insurance on such structures. We currently maintain fire insurance for fire risks, including those resulting from earthquakes, subject to certain policy limits and deductibles. There can be no assurance that earthquakes or the fires often caused by earthquakes will not seriously damage our California racetracks and related properties or that the recoverable amount of insurance proceeds will be sufficient to cover reconstruction costs and other losses suffered fully. If an uninsured or underinsured loss occurs, we could lose anticipated income and cash flows from our California racetracks.

Real Estate Ownership and Development Risks

  Owning and developing real estate subjects us to a variety of risks inherent in the industry

   All real estate investments are subject to risks such as general economic conditions (including the availability and cost of financing), local real estate conditions (such as an over-supply of residential, office, retail space or warehousing or a reduction in demand for real estate in the area), governmental regulation (such as taxation of property and environmental legislation) and the attractiveness of properties to potential purchasers or tenants. Each segment of the real estate industry is capital intensive and therefore sensitive to interest rates. Further significant expenditures, including property taxes, mortgage payments, maintenance costs, insurance costs and related charges, must be made throughout the period of ownership of real property and during the period of making improvements to the property. Further, governments can, under eminent domain laws, take real property. Such taking may be for less compensation than the owner of the property believes it is worth.

  We may not be able to sell some of our real estate when we need to or at the price we want

   At times, it may be difficult for us to dispose of certain types of real estate. The costs of holding real estate are high and, during a recession, we may be faced with ongoing expenditures with little prospect of earning revenue on our real estate properties. If we have inadequate cash reserves, we may have to dispose of properties at prices which are substantially below the price we desire, and in some cases, below the price we originally paid for the properties.

  We require government approvals for some of our properties which may take a long time to obtain or which may not be granted

   Some of our properties will require zoning and other approvals from local government agencies. For example, our applications for re-zoning land in Aurora, Canada and Ebreichsdorf, Austria are currently being considered. The process of obtaining such approvals may take many months and there can be no assurance that we will obtain the necessary approvals for either of those lands or any other lands. Holding costs accrue while regulatory approvals are being sought and delays can render a project economically unfeasible. Furthermore, in the case of the land held by us in Aurora, Canada, the transfer of such land to us is conditional on obtaining certain severance and zoning approvals. We cannot give any assurance that we will obtain such approvals and thus we cannot give any assurance that we will ultimately acquire such land.

  We may not be able to complete expansion projects successfully

   We intend to develop our racetracks further and possibly expand our other gaming properties. Numerous factors, including regulatory and financial constraints, could cause us to alter, delay or abandon our existing plans. If we proceed to develop new facilities or enhance our existing facilities, we face numerous risks that could require substantial changes to our plans, including time frames or projected budgets. These risks include the inability to secure all required permits and the failure to resolve potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforseen engineering or environmental problems, delays and work stoppages, weather interference and unanticipated cost overruns. For example, Santa Anita Park recently completed upgrades to its facilities and is considering more upgrades in the future. See "Business of the Company--Horse Racing and Pari-Mutuel Wagering--Santa Anita Park". The disruption caused by these upgrades has reduced the amount of wagering at Santa Anita Park's simulcast wagering facilities and attendance at the 1999 Oak Tree Meet. Even if completed, our expansion projects may not be successful, which could have a material adverse effect on our financial condition and results of operations.

  We face strict environmental regulation and may be subject to liability for environmental damage that we did not cause

   Various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of certain hazardous materials released or deposited on or in properties now or previously owned or managed by us or disposed of in other locations. Our ability to sell properties with contamination or hazardous or toxic substances or borrow using such property as collateral may also be adversely affected. We cannot give you any assurance that all circumstances giving rise to exposure under environmental laws are currently known to us. Changes to environmental laws and regulations, resulting in more stringent terms of compliance, could have a material adverse impact on our results of operations and financial condition.

Year 2000 Readiness

  The year 2000 issue could affect our operations and financial results

   Certain computer software and microprocessors use two digits rather than four digits to identify years and therefore may recognize a date using "00" as the year 1900 rather than the year 2000 (the "year 2000 issue"). There can be no assurance that we will be "year 2000 ready" or that any parties dealing with us will be year 2000 ready. If we or such third parties are not year 2000 ready, we may incur significant costs associated with rectifying any problems and responding to any litigation which may be brought against us.

   Our business operations depend on the year 2000 readiness of outside parties, including our simulcast customers and infrastructure suppliers. Our pari-mutuel operations rely upon software systems provided by outside suppliers. We have no alternative system to handle pari-mutuel wagering if these systems fail. Our simulcast operations and in-home wagering systems depend upon telecommunication service providers. Totalizator services involve the calculation of the amount wagered on each race, as well as the payouts to racetrack operators, state governments and winning patrons. The failure of our pari-mutuel wagering technology, simulcast technology, in-home wagering systems and totalizator services and other systems, which we did not design, to be year 2000 ready may significantly disrupt or even shut down our operations.

   We have reviewed our business systems, including those of certain of our customers, and are asking our customers and suppliers about their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. However, we can give no assurance that we will identify all such year 2000 problems in our computer systems or those of our customers and suppliers in advance of their occurrence or that we will be able to successfully remedy any problems that are discovered. Our expenses in identifying and addressing such problems, or the expenses or liabilities to which we may become subject as a result of such problems may be significant.

                              THE SPECIAL DIVIDEND

Background and Reasons for the Special Dividend

   The board of directors and management of our parent company, Magna, have determined that it is in the best interests of its shareholders to separate our non-automotive assets and operations from Magna's automotive assets and operations by distributing approximately 20% of our current equity in the form of shares of our Class A Subordinate Voting Stock to Magna's shareholders by way of a special dividend. Magna has advised us that, in reaching its decision, its board of directors and management considered a number of factors, including that:

  . the separation will permit Magna to focus on its core automotive business;

  . the separation will permit investors to choose whether to invest in the automotive industry by retaining or purchasing Magna shares, invest in the sports gaming industry by retaining or purchasing our stock, or both;

  . establishing our business as a separately traded public company will enable us to respond better to the opportunities and challenges of the sports gaming industry;

  . in light of Magna's commitment to its shareholders not to make any further debt or equity investment in us or any of our subsidiaries for a period of seven years ending May 31, 2006, establishing our business as a separately traded public company will facilitate future access to capital and will allow us to acquire further racetracks through the issuance of our publicly-traded stock; and

  . as a public company, we will be better able to develop profit-based compensation programs for our management and employees.

Description of the Special Dividend

   Magna publicly indicated to its shareholders that it would distribute a portion of our stock to its shareholders. Magna intends to declare on or about
 . to holders of Magna's Class A Subordinate Voting Shares and Class B Shares of record on . , a special dividend payable in our Class A Subordinate Voting Stock, on the basis of one fifth of one share of our Class A Subordinate Voting Stock for each Magna Class A Subordinate Voting Share or Magna Class B Share held. Magna expects to distribute approximately 15.7 million shares of our Class A Subordinate Voting Stock representing approximately 20% of our current equity. Magna will concurrently distribute to those holders its regular quarterly cash dividend of $ . per share of Magna.

   As part of the distribution, we will be adopting a book-entry stock transfer and registration system for our Class A Subordinate Voting Stock. Magna's distribution agent will credit the shares of our stock distributed on the distribution date to book-entry accounts established for all record holders of our Class A Subordinate Voting Stock. Following the distribution, the distribution agent will mail an account statement to each such holder stating the number of shares of our Class A Subordinate Voting Stock distributed to that holder in the distribution. After the distribution, registered holders of our Class A Subordinate Voting Stock may request a transfer of their stock to a brokerage or other account or physical stock certificates for their stock, which will no longer be maintained in a book-entry account.

   If you hold your Magna Class A Subordinate Voting Shares or Class B Shares through a stockbroker, bank or other nominee, the distribution agent will transfer our Class A Subordinate Voting Stock to the registered holders of record whom we expect will make arrangements to credit your account with shares of our Class A Subordinate Voting Stock. Magna anticipates that stockbrokers and banks generally will credit their customers' accounts with shares of our Class A Subordinate Voting Stock on the distribution date.

   If you own a number of Magna Class A Subordinate Voting Shares or Magna Class B Shares not evenly divisible by five, and therefore are entitled to receive less than one whole share of our Class A Subordinate Voting Stock, you will receive cash instead of your fractional share of our Class A Subordinate Voting Stock in addition to any whole shares of Class A Subordinate Voting Stock you may be entitled to receive. If you request a physical certificate after the distribution for your shares of our Class A Subordinate Voting Stock, you will receive physical certificates for all whole shares of our Class A Subordinate Voting Stock and cash for any fractional share interest.

   The distribution agent will aggregate the fractional shares to be cashed out into whole shares and sell them in the open market at then prevailing prices on behalf of those registered holders who will receive instead a cash payment in the amount of their pro rata share of the total proceeds of those sales, less any brokerage commissions. The distribution agent will pay the net proceeds from sales of fractional shares based upon the average selling price per share of our Class A Subordinate Voting Stock of all of those sales, less any brokerage commissions. None of Magna, the distribution agent or us will guarantee any minimum sale price for those fractional shares of our Class A Subordinate Voting Stock, and no interest will be paid on the proceeds of those shares.

Withholding Tax Liability of Non-Residents of Canada

   A non-resident of Canada, for purposes of the Income Tax Act (Canada), will be subject to Canadian withholding tax on the fair market value of the Class A Subordinate Voting Stock at the time of distribution. (See "Certain Income Tax Considerations--Certain Canadian Federal Income Tax Considerations"). In order to satisfy this withholding tax liability, Magna will withhold from non-residents of Canada the appropriate amount of the Magna quarterly cash dividend otherwise payable which it intends to pay concurrently with the special dividend.

                            BUSINESS OF THE COMPANY

   We acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we are exploring the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as certain leisure and real estate projects on the excess land around certain of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we own a real estate portfolio which includes a "gated" residential project under development, one operational golf course and related recreational facilities, one golf course under development and other real estate. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sales. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business; accordingly, we will take steps such as servicing our land and obtaining zoning approval to enhance the value of such properties and increase the revenues from resale. A brief description of our horse racing business and real estate portfolio follows. In addition, please refer to the Pro Forma Consolidated Financial Statements and Consolidated Financial Statements, and the notes thereto, found below in this Information Statement.

   Pari-mutuel wagering on horse racing is pooled betting in which individuals bet against each other as to what the outcome of a horse race will be. The racetrack operator has no interest in the order of finish in any given race and therefore has no risk in the outcome. A percentage of the pooled wagers is retained by the operator of the wagering facility, a portion is paid to the regulatory or taxing authorities and a portion is paid to the racetrack's horsemen in the form of "purses" which encourage owners and trainers to enter their horses in that track's live races. The balance of the pooled wagers is paid to bettors as winnings. Pari-mutuel wagering on horse racing occurs at horse racetracks on the races being conducted there as well as at those racetracks on televised racing signals ("simulcasts") received or "imported" by the simulcast wagering facilities located at the tracks (collectively, "on-track wagering"). Pari-mutuel wagering on horse racing also occurs at wagering establishments on horse races being conducted at tracks elsewhere ("off-track wagering"). Horse racetracks generally have simulcast wagering facilities to complement their live horse racing by enabling their patrons to wager on horse races being held at other racetracks when there is no live racing occurring at their tracks.

Horse Racing and Pari-Mutuel Wagering

   We operate two horse racetracks and have entered into definitive agreements to acquire a further three racetracks. Each of these racetracks includes a facility that accepts wagers on races conducted at other racetracks, the live television signals (or "simulcasts") of which are shown at our facilities. We also broadcast, or "export", simulcasts of our races to a number of locations across the United States, Canada, Mexico, the Caribbean region and Australia. Our horse racing and related wagering operations include Santa Anita Park near Los Angeles, California and Gulfstream Park near Miami, Florida. We also own San Luis Rey Downs, a horse training track located outside of San Diego, California. We have acquired all these racetracks since December 1998. In addition, we have agreed to acquire the stock of the companies that own Thistledown Racetrack near Cleveland, Ohio and Remington Park in Oklahoma City, Oklahoma and we expect to complete these acquisitions in November 1999. We have also entered into a definitive agreement to buy the stock of the companies which own and operate Golden Gate Fields racetrack near San Francisco, California, subject to obtaining the necessary regulatory and other approvals. We expect to complete this acquisition in December 1999.

   We own and operate some of the premier horse racing facilities in North America and one of the horse racing industry's best simulcast products. For example, Santa Anita Park has hosted the Breeder's Cup Championship twice since the inception of the Breeder's Cup in 1984 and Gulfstream Park has hosted it three times, the most recent being on November 6, 1999. Furthermore, by many standard industry measures such as total "handle" (or total amount wagered), average daily attendance, average daily handle, average daily on-track handle and average daily off-track handle, we believe that Santa Anita Park and Gulfstream Park are two of the top ten racetracks in North America. If the acquisition of Golden Gate Fields is completed, we believe that we will own and operate three of the top ten racetracks in North America in terms of total handle.

Santa Anita Park

   Santa Anita Park is one of the premier horse racetracks in North America. Santa Anita Park was the site of the Breeder's Cup Championship in both 1986 and 1993. Santa Anita Park is situated on approximately 300 acres of land, located in the City of Arcadia, California, approximately 14 miles northeast of Los Angeles. Over 10 million people are located within a 30 mile radius of Santa Anita Park, providing us with one of North America's largest target populations for live and simulcast horse racing. Santa Anita Park was opened for thoroughbred horse racing in 1934 and The Santa Anita Meet has been held at Santa Anita Park each year since its founding, except for three years during World War II. The Santa Anita Meet runs through the prime winter racing season, commencing December 26 and running into late April each year. In addition, we lease Santa Anita Park to Oak Tree Racing Association which hosts The Oak Tree Meet from the end of September through early November of each year. As a result, Santa Anita Park has one of the longest racing schedules of the top North American tracks, totaling approximately 115 days each year. There are generally eight races scheduled per live racing day during the week and nine or ten races per live racing day on the weekends. Santa Anita Park's average daily attendance in 1998 was approximately 12,000 patrons per live racing day, representing one of the highest average daily attendance figures of all North American racetracks during that year.

   Santa Anita Park had one of the highest total handles of all North American racetracks in 1998, generating approximately $1.1 billion in wagers in such year. In addition, Santa Anita Park's simulcast program generates significant demand from other racetracks and off-track wagering establishments, generating an average of approximately $7 million in off-track handle during each racing day in 1998. Santa Anita Park exports its simulcast signal to approximately 1,000 off-track wagering facilities in 23 countries, including the United States, Canada and Mexico. During periods in which there is no live racing, Santa Anita Park operates as an off-track wagering facility where customers can attend and wager on races via television from other California racetracks as well as two racing programs from either New York, Florida, Kentucky or New Orleans.

   Santa Anita Park's facilities currently include a large art deco style grandstand structure with seating for approximately 19,000 patrons as well as standing room for additional patrons, a one-mile oval dirt track as well as a natural turf course, stalls for approximately 2,000 horses and parking facilities sufficient to accommodate approximately 20,000 cars. The grandstand facilities include a clubhouse, a general admission area, and food and beverage facilities, which range from fast food stands to restaurants, both at outdoor terrace tables and indoor dining areas. The grounds surrounding the grandstand are extensively landscaped and contain a European-style paddock and infield accommodations, including picnic facilities for special groups and the general public.

   In September 1999, we completed an extensive capital renovation program at Santa Anita Park in order to enhance our patrons' entertainment experience. The improvements to Santa Anita Park include: the construction of a fully enclosed 750 seat restaurant and bar that will be used for racing and group functions throughout the year; the installation of a large format light emitting diode
(LED) screen in the infield track area for racing patrons and for use by the restaurant and bar to promote non-racing events, such as the Super Bowl, the World Cup and other similar events; improvements to the Winners' Circle and trackside apron to provide patrons with better views of the track; upgrades to the grandstand to current seismic code requirements; completion of fire safety installations as required by the Fire Marshall; and the initiation of improvements to the entrance way and parking lot of the racetrack. These renovations cost approximately $40 million. We are also considering a number of other upgrades to further strengthen Santa Anita Park's ability to attract top horses, trainers and jockeys, and to enable us to expand the market for Santa Anita Park's simulcast signal.

   We are also currently considering a variety of themed entertainment and retail-based development proposals for approximately 85 acres of available land at Santa Anita Park, some of which could be developed in conjunction with business partners. Such development would be intended to further enhance the total entertainment experience at Santa Anita, attract new patrons from diverse demographic backgrounds and strengthen the loyalty of existing patrons. These proposals are only in their preliminary stages, as any development of this nature would require the preparation of detailed feasibility studies and business plans and extensive consideration by our management of all relevant issues. If any proposal turns out to be commercially viable after such a detailed review, additional time would be required to obtain the necessary regulatory approvals, negotiate with potential business partners and obtain the necessary project financing.

Gulfstream Park

   Gulfstream Park is also one of the premier horse racing and pari-mutuel wagering facilities in North America. Gulfstream Park is located on approximately 255 acres of land in the cities of Hallandale and Aventura, between Miami and Ft. Lauderdale in Florida. The Miami/Ft. Lauderdale area is home to approximately 3.3 million people, thus providing Gulfstream Park with a sizeable target market for live racing and off-track wagering. Gulfstream Park first opened in February 1939 and has operated each year since with the exception of the four years from 1940 to 1943. The annual meet at Gulfstream Park lasts for approximately 63 days each year and is held between early January and mid-March in each year. In addition, the Breeders' Cup Championship has been held at Gulfstream Park three times--in 1989 and 1992, and most recently on November 6, 1999. There are generally eleven races scheduled on each racing day during the week and 11 or 12 races scheduled on each racing day during the weekend. In 1998, Gulfstream Park's average daily attendance was approximately 8,400 patrons per live racing day.

   Gulfstream Park ranked as one of the five highest North American racetracks in average daily off-track handle in 1998, generating an average daily off-track handle of approximately $8.4 million in off-track wagers during each live racing day in 1998. Gulfstream Park also had one of the highest total handles of all North American racetracks in 1998, generating approximately $660 million in wagers in that year. Gulfstream Park exports its simulcast program to approximately 11 million people at approximately 800 off-track wagering facilities in the United States, Canada, the Caribbean region and Mexico. Total weekly viewership of Gulfstream Park's major racing events, including through cable shows and satellite feeds, is estimated by us to be approximately 55 million.

   Gulfstream Park's facilities currently include a grandstand with seating for approximately 14,500 patrons, a clubhouse with seating for an additional 5,800 patrons, a one-mile main track, a seven-eighths mile turf track, stalls for approximately 1,450 horses and parking for approximately 14,000 cars. The grandstand consists of three levels of seating, a rooftop restaurant, casual restaurants, snack bars and liquor bars. There are also three gourmet dining rooms in the clubhouse. Gulfstream Park includes approximately 50 acres of land which we are considering developing.

San Luis Rey Downs

   We own San Luis Rey Downs, a horse boarding and training center located on approximately 200 acres of land outside of San Diego, California. Due to its proximity to Santa Anita Park, San Luis Rey Downs supplements Santa Anita Park's facilities by providing thoroughbred stabling and training facilities which we believe will enable us to continue to attract some of the top horses in North America. San Luis Rey Downs can also provide overflow capacity for horses at Santa Anita Park in the event of any renovation of Santa Anita Park's barns, thereby ensuring minimal disruption to our live racing events at Santa Anita Park.

Thistledown Racetrack Acquisition

   We have entered into a stock purchase agreement as of October 21, 1999 to acquire from The Edward J. DeBartolo Corporation the issued and outstanding stock of Thistledown, Inc. for a purchase price of

$14 million. Of this amount, $9.5 million will be paid in cash and $4.5 million will be paid through the issuance of 650,695 shares of our Class A Subordinate Voting Stock. We expect to complete this acquisition in November 1999.

   Thistledown Racetrack is located on approximately 125 acres in North Randall, Ohio, 10 miles southeast of downtown Cleveland. Thistledown has one of the longest racing seasons of all North American racetracks, consisting of 187 racing days each year between mid-March and early December, encompassing the Summit, Thistledown, Randall and Cranwood meets. In 1998, Thistledown generated a total handle of approximately $230 million. Simulcasts from Thistledown are exported to approximately 45 other racetracks in the United States and one race each year is simulcast to Canada. Annually, Thistledown hosts the Ohio Derby, which is the premier graded stakes race in Ohio and is one of the top three-year old horse races in the United States. Prior to our acquisition of Thistledown Racetrack, the simulcast product from Thistledown had not been given the exposure necessary in order to generate growth in Thistledown's attendance and handle. We intend to package the signal from Thistledown with the signals from our other racetracks and market this "bundled" package under our own brand name. We expect that this will result in an increase in the number of off-track sites Thistledown's racing signal is exported to and strong growth in Thistledown's handle, especially as we expand our distribution channels, and that it will also enhance the quality of horse racing offered at Thistledown. Thistledown's facilities include a grandstand with seating for approximately 5,000 patrons, a luxury suite for corporate and group events, a one-mile oval track, stalls for approximately 1,500 horses and parking for approximately 2,000 cars. Thistledown also owns the rights to an additional 57 racing days plus a further 30 winter racing days which it uses entirely to host simulcasting at other Ohio racetracks in exchange for a percentage of the handle on such races.

Remington Park Racetrack Acquisition

   We have entered into a stock purchase agreement as of October 21, 1999 to acquire from Oklahoma Racing LLC the issued and outstanding stock of Remington Park, Inc. for a purchase price of $10 million, all of which will be paid in cash. We expect to complete this acquisition in November 1999.

   Remington Park racetrack is situated on approximately 370 acres in Oklahoma City, Oklahoma. Remington Park offers a total of 122 live racing days during each year. The racing schedule consists of two meets, including a 40-day Quarter Horse meet from April to mid-June and an 82-day thoroughbred meet running four or five days per week, from August to December. In 1998, Remington Park generated a total handle of approximately $178 million. Simulcasts from Remington Park are exported to approximately 35 other racetracks in the United States. As with Thistledown Racetrack, the simulcast product from Remington Park has not been given the exposure necessary to generate growth in Remington Park's attendance and handle. We expect that through bundling of Remington Park's signal with the signals from our other racetracks, we will be able to increase the number of off-track sites Remington Park's racing signal is exported to and Remington Park's handle, especially as we expand our distribution channels, and enhance the quality of horse racing offered at Remington Park. Remington Park's facilities include a grandstand with seating for approximately 25,000 patrons, 21 luxury suites for corporate and group events, a one-mile dirt track, a seven-eighths mile turf course, stalls for approximately 1,300 horses and parking facilities sufficient to accommodate approximately 8,000 cars. The property on which Remington Park is located is leased from Oklahoma Zoological Trust under a lease which extends through 2013, with options to renew for five 10-year periods.

Golden Gate Fields Acquisition

   We have entered into a stock purchase agreement dated as of November 5, 1999 to acquire from Ladbroke Racing Corporation all the issued and outstanding stock of Ladbroke Land Holdings Inc. and Pacific Racing Association Inc. These companies collectively own and operate Golden Gate Fields racetrack. The purchase price for the stock of these companies is $87 million, of which $60 million is payable in cash, $7 million is payable through the issuance of 1,012,195 shares of our Class A Subordinate Voting Stock and $20 million is payable by way of an interest-free promissory note, $10 million of which matures on the first anniversary of the date of closing and $5 million of which matures on each of the second and third anniversaries. The completion of this acquisition is subject to a number of conditions, including obtaining all necessary regulatory approvals such as antitrust approvals from the United States Federal Trade Commission and United States Department of Justice and state licensing approvals from the California Horse Racing Board and Nevada Gaming Commission. We expect to complete this acquisition in December 1999.

   Golden Gate Fields racetrack is one of the premier horse racing and pari-mutuel wagering facilities in North America in terms of total handle. During 1998, Golden Gates Fields generated revenues of $25.7 million. Golden Gate Fields is located on approximately 181 acres of land in the Cities of Albany and Berkeley, California, approximately 8 miles from downtown Oakland and approximately 11 miles from San Francisco. Golden Gate's racing season consists of two meets, one of which runs for 60 days from late March to mid-June each year and the other of which runs for approximately 45 days from mid-November of each year to mid-January of the following year. This racing schedule complements Santa Anita Park's racing schedule by adding racing days between the end of The Oak Tree Meet and the beginning of The Santa Anita Meet. Golden Gate Fields had one of the ten highest total handles of all North American racetracks in 1998, generating approximately $610 million in wagers in 1998. Golden Gate Fields' simulcast program also generates strong demand from other racetracks and off-track wagering facilities, generating approximately $360 million in off-track handle in 1998. Golden Gate Fields exports its simulcast program to approximately 559 sites in the United States, Canada, Mexico, Jamaica and Panama. In addition, we expect to commence exporting Golden Gate Fields' simulcast program to Australia and the Dominican Republic shortly. Over
2.5 million people are located within a 30 mile radius of Golden Gate Fields, thus providing a large target market for live and simulcast horse racing.

   Golden Gate Fields' facilities currently consist of a one-mile main track and a nine-tenths mile turf course, stalls for over 1,400 horses, a main grandstand with seating for approximately 8,000 patrons, a clubhouse with seating for approximately 5,250 patrons and a turf club with seating for approximately 1,500 patrons and parking for over 8,500 cars. Golden Gate Fields also has over 700 closed-circuit television monitors to show races, odds, probable payoffs, results and the previous day's races.

Media Sports Wagering

   Media sports wagering is a term used to refer to sports wagering conducted through a variety of different media, including telephone account, interactive television and Internet-based wagering. We are currently exploring expansion into each of these areas, possibly in conjunction with business partners and subject to regulatory approvals (see "Risk Factors--Gaming risks--Our gaming activities are extensively regulated and this could adversely affect our growth prospects"), in order to expand the market for our simulcast horse racing product. In the future, we may build on the experience we develop in horse racing by expanding our operations to include sports wagering on other sports as well.

   Telephone Account Wagering

   We are currently considering the establishment of a telephone account wagering operation, possibly in conjunction with business partners and subject to regulatory approval. Once established, such a system would involve patrons opening an account with our strategic partner and depositing funds into this account through the use of debit or credit cards. Patrons would then place wagers over the telephone on horse races offered at our racetracks and on horse races simulcast by other racetracks to our simulcast wagering facilities. Wagers placed by patrons could not exceed the amounts on deposit in their accounts and winnings would be credited to patrons' accounts and would be available for future wagers. We would derive revenues from our share of the wagers placed as well as fees charged to patrons for the service.

   We expect that telephone account wagering will make wagering on horse racing more convenient for our patrons and expand the market for our simulcast product by enabling us to fully utilize an important distribution channel for our horse racing product. A telephone account operator must be licensed and a telephone account wagering "hub" or base must be established in any one of eight states in which telephone account wagering is permitted (Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania). Once an operator has obtained the required licenses and established a hub, the operator may accept wagers from patrons living in such eight states and in other states.

   Internet and Interactive Television-Based Wagering

   We are exploring the potential of Internet and interactive television-based wagering on horse racing and possibly other sporting events, possibly in conjunction with business partners and subject to regulatory approval. Interactive television-based wagering involves the transmission of horse racing-related television programming through cable or satellite delivery into the homes of subscribers. These subscribers are able to use interactive "real-time" television-based technology, generally through a remote controlled set-top box, to wager on the live horse races being shown in the program. In order to place wagers, patrons must deposit money with the sponsoring racetrack through the use of debit or credit cards. We would derive revenue from our patrons' subscriptions and our share of the wagers placed on the races broadcast.

   Interactive television-based wagering would allow us to increase the market for our simulcast product by utilizing an important distribution channel for this product. We currently have the non-exclusive right to broadcast races from Santa Anita Park, although races from Gulfstream Park are subject to an exclusive contract with a third party until 2003. Commencing in 2003, we will have the exclusive right to broadcast races from both Santa Anita Park and Gulfstream Park, two of the most sought-after racing signals in North America. Interactive television-based wagering would significantly enhance our ability to cross promote our live horse racing and we expect it would enable us to attract new patrons to horse racing and cultivate their loyalty. We would aim to show full racing cards and to develop an appealing, convenient and easy-to-use format which would provide a fresh new look for horse racing. Furthermore, we would aim to broadcast the programming we develop for interactive television-based wagering through a variety of sources, including satellite television, cable television and the Internet. As our operations expand, we would apply the experience we gain in interactive television-based wagering on horse races in expanding to wagering in other sports.

   Due to the growth of the Internet as a medium of both communication and commerce, we are exploring the possibility of establishing an Internet-based gaming service, possibly in conjunction with a strategic partner and subject to regulatory approval. Establishing such a service would enable us to increase the market for our simulcast product by maximizing the opportunities presented by the Internet as a distribution channel for our live horse racing product. It would also enable us to achieve economies of scale since the programming we would aim to broadcast on the Internet would be the same as that produced for our interactive television-based wagering. As with interactive television-based wagering, we would expect to develop a competitive position on the strength of our live horse racing product and we would expect this competitive position to strengthen by 2003 when we will have the exclusive right to broadcast races from both Santa Anita Park and Gulfstream Park. As our operations expand, we would likely be able to apply the experience we gain in Internet-based wagering on horse races to other sports.

Real Estate Portfolio

   We currently own a portfolio of real estate properties in North America and Europe, including a "gated" residential community currently under development, one operational golf course and related recreational facilities, a golf course under development and other real estate. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our horse racing business; accordingly, we will take steps such as servicing such land and obtaining zoning approval to enhance the value of such properties and increase the revenues from resale.

   Our real estate portfolio includes land currently being developed in Austria and undeveloped and partially developed land in both Austria and Canada. We are currently developing a gated residential community, known as Fontana, situated amidst the Fontana Sports golf course and related recreational facilities owned and operated by us. This residential development consists of approximately 50 acres and is located in Oberwaltersdorf, Austria, approximately 15 miles south of Vienna. The Fontana residential development is being developed in two phases into a luxury residential community consisting of 250 apartment units and 100 single family homes. We expect to complete the second phase of the Fontana residential project by 2006. We also own approximately 1,000 acres of undeveloped land in Ebreichsdorf, Austria located approximately 15 miles south of Vienna which includes a golf course leased to a third party. In addition, our real estate portfolio includes approximately 270 acres of mixed-use land adjacent to the existing headquarters of Magna in Aurora, Canada, approximately 30 miles north of Toronto. Part of the Aurora property could be sold to a developer of a gated residential golf course community, while other parts could be sold to developers of retail, office, commercial, light industrial and other developments. We are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale.

   Our real estate portfolio also includes two golf courses, Fontana Sports which is in operation and located in Oberwaltersdorf, Austria and Aurora Downs which is being completed in Aurora, Canada. Fontana Sports is a semi-private sports facility adjacent to the Fontana residential community. The Fontana Sports facility includes an 18-hole golf course, tennis club, fitness facility and a restaurant. Aurora Downs is a private 18-hole golf course under development and is adjacent to the lands we own in Aurora, Canada. Doug Carrick, one of Canada's leading golf course architects, designed both Fontana Sports and Aurora Downs. We expect that Aurora Downs will officially open in May 2001. We expect that amenities will include a clubhouse with a restaurant, a members' lounge, a spa and a pro shop. Our parent company, Magna, is currently paying us an annual access fee pursuant to an arrangement effective as of March 1, 1999 to access the Fontana Sports facility for Magna-sponsored corporate and charitable events as well as for business development purposes. Upon completion of Aurora Downs, Magna will pay us an annual access fee to use Aurora Downs for Magna-sponsored corporate and charitable events and business development purposes. These access arrangements are scheduled to expire five years after their effective dates. We have also granted Magna a right of first refusal to purchase these golf courses, if we decide to sell them. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sales. See "Certain Relationships and Related Transactions".

   We also hold some of the land adjacent and in close proximity to both of the above described golf courses and we expect that the ultimate resale value of such adjacent and proximate lands will be significantly enhanced through the presence of these golf courses.

   Finally, we own a portfolio of other real estate in Austria, Canada and the United States. We are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale. We intend to dispose of these properties gradually as market conditions permit.

   For financial information on our operating segments see Note 9 to the Consolidated Financial Statements.

                               CORPORATE STRATEGY

   There are four related components of our corporate strategy: (1) continuing our consolidation of racetracks and enhancing the facilities at some of these racetracks; (2) "bundling", or combining, our simulcast horse racing products and marketing the signal under our own brand name; (3) leveraging our competitive position in the horse racing industry and, ultimately, our brand name, in expanding our distribution channels and range of sports wagering products; and (4) developing total entertainment destinations centered on some of our racetracks.

1.Continue our consolidation and enhancement of racetracks

   Through our acquisitions of Santa Anita Park and Gulfstream Park and the acquisitions of Thistledown Racetrack, Remington Park, and Golden Gate Fields currently in progress, we have become one of the leading consolidators of premier horse racetracks in North America. Being an industry consolidator means that we have acquired multiple racetracks with the objective of maximizing administrative and cost efficiencies at those tracks. We expect to acquire other high-quality, geographically diverse racetracks which would increase the number of racing days we offer, distribute the races we offer over more days in each year, expand our simulcasting content and enhance the value of our simulcast product. Through our ownership of multiple racetracks, we expect that we will be able to achieve cost efficiencies in administration, purchasing and other areas, which will have a positive impact on our financial condition and results of operations. In addition, we expect to be able to offer advertisers and sponsors higher value advertising and cross-promotional marketing opportunities, signage rights at our racetracks, and ultimately, "virtual signage" advertising opportunities through interactive television and Internet distribution channels.

   In addition, we have made certain enhancements to the facilities at some of our racetracks and are examining further upgrades at some of our racetracks which are intended to increase live attendance, strengthen our ability to consistently attract some of the top horses, trainers and jockeys in North America, increase the market for our simulcast product, improve racing conditions and help to generate additional revenues per visitor. For example, we recently completed a significant renovation at Santa Anita Park.

2.Bundling our simulcast horse racing products and marketing the signal under our own brand name

   As a result of our racetrack consolidation strategy, we believe that we offer one of horse racing's leading simulcast products and we expect our position to strengthen further through future acquisitions. Our annual racing schedule currently consists of 126 race days broadcast from two of the top ten U.S. racetracks, in terms of total handle. The acquisition of Thistledown Racetrack, Remington Park and Golden Gate Fields will increase the number of race days we broadcast during our annual racing schedule and will provide us with another leading racetrack in North America in terms of total handle. Over the next few years, we intend to "bundle", or combine, the signals from our racetracks, and possibly also signals from racetracks not owned by us, and market this bundled simulcast product through a single signal marketed under our own brand name. This bundling would offer off-track wagering facilities importing our signal greater convenience and lower operating costs and would offer our wagering patrons more convenient access to our complete simulcast product. We expect that bundling would also increase the exposure of, and the handle at, our smaller racetracks, thereby increasing the revenues available to us to further enhance the quality of the horse racing we offer at such tracks through more attractive purses and enhanced facilities.

   Bundling would also enhance our identity as an owner of some of the premier horse racetracks in North America and a provider of one of the industry's leading simulcast products. This branding would also enable us to cultivate a loyal customer base for both our live racing and simulcast product.

3. Leveraging our competitive position in the horse racing industry and our brand name in expanding our distribution channels and range of sports wagering products

   We intend to leverage our competitive position in the horse racing industry and build on the brand name recognition we expect to develop, in order to expand the distribution channels for our simulcast product and, ultimately, diversify the sports wagering products we offer, possibly in conjunction with business partners and subject to regulatory requirements. As part of our strategy, we intend to increase the market for our existing simulcast product by establishing telephone account, interactive television and Internet-based wagering operations as distribution channels for our simulcast product. We also intend to explore the expansion of our sports wagering products to sports other than horse racing, both in North America and in Europe, through various distribution channels, including telephone account, interactive television and Internet-based wagering, subject to regulatory requirements. If we pursue such expansion, we expect that we would be able to cross-sell new sports wagering products to our existing patrons. We expect that our branding strategy would create merchandising, licensing and marketing opportunities that would contribute to our revenues. More importantly, we expect that our strategy would reinforce our ability to offer advertisers and sponsors higher value advertising, marketing and signage opportunities.

4.Developing total entertainment destinations centered on some of our horse racetracks

   We are considering developing leisure and retail-based real estate development projects on the excess land around some of our racetracks, possibly in conjunction with business partners. Such developments could include multiplex theaters, retail shopping, restaurants, hotels and entertainment themed developments. Subject to regulatory approval, these developments may also involve the integration of other gaming options, including video lottery terminals or similar gaming devices, which have been demonstrated to increase customer attendance at horse racetracks. These developments would be intended to create total entertainment destinations centered on our horse racetracks and could enhance the status of such racetracks, expand the demographic diversity of our patrons, attract new pari-mutuel wagering customers and provide additional revenue sources from our existing customer base.

   There are a number of risks inherent in our corporate strategy, which will take at least several years to implement fully. See "Risk Factors" for a discussion of these and other risks.

                               INDUSTRY OVERVIEW

Horse Racing and Pari-Mutuel Wagering

   Background

   Pari-mutuel wagering on horse racing is the largest form of pari-mutuel wagering and a significant segment of the gaming industry generally. Pari-mutuel wagering is currently authorized in 43 states in the United States, all provinces of Canada and approximately 100 other countries in the world. According to the National Gambling Impact Study Commission's report issued on June 18, 1999, the total amount wagered on horse racing in the United States in 1997 was approximately $15 billion, of which approximately $11.8 billion, or approximately 79%, resulted from off-track wagering. We expect that off-track wagering will experience continued growth due to the increase of wagering opportunities offered by the establishment of additional simulcast facilities, as well as the anticipated growth of telephone account, interactive television and Internet-based wagering.

   Over the past 20 years, live attendance at, and on-track wagering on, horse races at racetracks in the United States declined due to a number of factors, including increased competition from other forms of gaming, the desire by patrons to have more convenient access to horse racing and other factors. This decline in live attendance resulted in a declining "handle", or amount wagered, and resulted in track owners offering smaller purses for horse races. As purses became smaller, the quality of horses being attracted to racetracks declined and live attendance decreased further. In the 1980s, technological advances and legislative changes facilitated the growth of simulcasting and off-track wagering. These changes significantly increased the market for horse racing products. The rise of off-track wagering has resulted in larger pools of wagers on horse races and has more than off-set the decline in on-track wagering due to declining live attendance. This in turn has resulted in larger purses being offered, better quality horses being attracted to races and increased interest in horse racing and pari-mutuel wagering.

   Companies involved in pari-mutuel wagering on horse races derive pari-mutuel revenues from wagers placed on: (1) live races conducted on their own tracks;
(2) simulcast races imported by the simulcast wagering facilities at the racetrack; and (3) simulcasts exported to other racetracks. Other related revenues are derived from fees charged to other racetracks in connection with the exporting of simulcasts to such racetracks, the sale of racing dates to other racetracks within the same state, fees charged for telephone account betting and interactive television-based wagering services. Non-gaming revenues are derived from admission and parking fees, concessions, sale of racing programs, merchandising, group sales and corporate events.

   Key Characteristics of the Industry

   The horse racing industry is currently characterized by four key aspects:
(i) industry consolidation, (ii) expansion of simulcasting and off-track wagering, (iii) competition from other forms of gambling and entertainment and
(iv) government regulation.

   Industry Consolidation

   The horse racing industry is a highly fragmented industry with relatively few high-quality racetracks and relatively few operators owning more than two facilities. The limited supply of high-quality horse racing tracks in North America is due primarily to the high cost of constructing new racetracks and the difficulty in obtaining financing. As a result, relatively few racetracks have been built in the past 30 years. This trend is expected to continue as small and medium size racetrack operators will likely continue to have difficulty obtaining financing for such developments.

   Since live attendance at horse racing tracks has been declining in North America in recent years, racetrack operators have had to increase the efficiency of their track management and maximize revenues from simulcast operations and off-track wagering. These factors have contributed to consolidation in the ownership and management of some of the premier racetracks in the United States. We own and operate Santa Anita Park and

Gulfstream Park, and we have entered into definitive agreements to acquire the stock of the companies that own Thistledown Racetrack, Remington Park and Golden Gate Fields racetrack. Similarly, our principal competitor, Churchill Downs Inc., operates a number of racetracks, including Churchill Downs Racetrack in Louisville, Kentucky, home of the Kentucky Derby, as well as Hollywood Park in Inglewood, California, Calder Race Course in Miami, Florida, Ellis Park in Henderson, Kentucky and Hoosier Park in Anderson, Indiana. Churchill Downs has publicly stated its intention to continue to acquire more tracks and seek to acquire the rights to simulcast races conducted at other tracks.

   Expansion of Simulcasting and Off-Track Wagering

   Simulcasting involves the import of a televised signal from a live horse racing event to an on-track simulcast wagering facility, as well as the export of a televised racing signal from a live horse racing event to an off-track wagering facility for a fee. Off-track facilities which import simulcasts select simulcast products from various racetracks in order to create a program of horse races for its patrons. Such off-track wagering facilities receive a percentage of each wager placed and must pay a simulcasting fee consisting of a percentage of each wager placed as compensation to the racetrack from which the simulcast signal is imported. Off-track wagering facilities must import high-quality racing simulcasts in order to maximize their revenues and, as a result, operators of the premier racetracks exporting their racing signals experience strong demand for simulcasts of their races. Racetracks exporting their signals negotiate their simulcasting fee on the basis of the strength of the demand for their simulcast races.

   The growth in simulcasting and off-track wagering has been particularly beneficial to operators of the premier racetracks which have multiple races and large purses, but has not been of benefit to small and medium sized racetracks. Operators of multiple racetracks are able to "bundle" the signals from races at their various racetracks and sell such bundled signals as a package to off-track wagering facilities. This has the effect of generating greater revenues for such racetracks, thus enabling larger purses and higher quality racing to be offered, even at the smaller racetracks owned by such operators. It is expected that operators of the premier racetracks will continue to increase their revenues at the expense of small and medium size operators.

   Competition from Other Forms of Gaming and Entertainment

   Gambling in casinos, riverboats and bingo halls, as well as through state and provincial lotteries, has increased in recent years, thereby reducing some revenues which had previously been directed at thoroughbred racing. Similarly, alternative sources of entertainment, such as attendance at or wagering on professional sports events, also create competition by diverting gaming revenues to such other forms of activity.

   Government Regulation

   Thoroughbred horse racing is a highly regulated industry. Individual states control the operations of racetracks located within such states with the aim of protecting the public from unfair and illegal gambling practices, extracting taxes, licensing racetracks and operators and preventing organized crime from involvement in the industry. Although the specific form may vary, all states that regulate horse racing do so through a horse racing commission or other state gambling regulatory authority. Regulatory authorities perform background checks on all racetrack owners prior to granting the necessary operating licenses to such persons. Horse owners, trainers, jockeys, drivers, stewards, judges and backstretch personnel are also subject to licensing by state authorities. State regulation of horse races extends to virtually every aspect of racing and usually extends to such details as the presence and placement of specific race officials, such as timers, placing judges, starters and patrol judges.

   In addition to state regulation of horse racing, the United States government regulates horse racing through the Interstate Horse Wagering Act of 1978 and the Interstate Wire Act of 1961. As a result of these two statutes, racetracks can commingle wagers from different racetracks and wagering facilities and broadcast horse racing events to other licensed establishments. Furthermore, under the authority provided by these statutes, eight states (Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania) have permitted the pari-mutuel industry to broadcast races into homes and have permitted account wagering.

   We must satisfy the licensing requirements of various regulatory authorities in each state where we maintain racetracks and carry on business, including The California Horse Racing Board, the Nevada Gaming Commission, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, and, upon the completion of the acquisitions of Thistledown Racetrack and Remington Park, the Oklahoma Horse Racing Commission and the Ohio State Racing Commission. As part of this regulation, licenses to conduct live horse racing and to participate in simulcast wagering must be obtained annually and there is no assurance that such licenses will be granted.

   In California, The California Horse Racing Board is responsible for regulating the form of wagering, the length and conduct of meets and the distribution of the pari-mutuel wagers within the limits set by the California legislature. The California Horse Racing Board has annually licensed one of our subsidiaries, Los Angeles Turf Club, Incorporated, and Oak Tree Racing Association ("Oak Tree") to conduct racing meets at Santa Anita Racetrack. At present, the California Horse Racing Board has not licensed other thoroughbred racetracks in Southern California to conduct racing during these meets. However, night harness racing and night quarterhorse meets are conducted at other racetracks in Southern California during portions of these meets. The California Horse Racing Board also licenses the operations of Golden Gate Fields. Our financial condition and results of operations could be materially adversely affected by legislative changes or action by The California Horse Racing Board which would increase the number of competitive racing days, reduce the number of racing days available to us and Oak Tree, or authorize other forms of wagering.

   In Florida, the Division of Pari-Mutuel Wagering considers applications for annual licenses for thoroughbred, standardbred and quarter horse races. Tax laws in Florida currently discourage the three Miami-area racetracks from applying for race dates outside of their traditional racing season. Currently, the race dates for the Miami-area racetracks do not overlap. As of July 1, 2001, we expect that a new tax structure will eliminate this deterrent. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. Such competition could have a material adverse effect on our financial condition and results of operations.

   In Ohio, the Ohio State Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races. The Ohio State Racing Commission has not licensed any other operators of thoroughbred racetracks in the Cleveland area to conduct racing during Thistledown Racetrack's meets. However, the Ohio State Racing Commission has licensed an operator of a night harness racing track in the Cleveland area to conduct night harness racing.

   In Oklahoma, the Oklahoma Horse Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races. There are currently no racetracks other than Remington Park in the state of Oklahoma.

Media Sports Wagering

   Telephone Account Wagering

   Telephone account wagering involves the placing of wagers on live horse racing events over the telephone. Currently, only eight states permit telephone account wagering: Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania. According to the NGISC's June 1999 report, the amount wagered through telephone account wagering systems in the United States in 1998 was approximately $550 million.

   Licensed operators of telephone account wagering must open a "hub" in one of the eight states in which such wagering is legal, establish accounts for patrons (who pay their wagers through debit or credit cards) and receive wagers from such patrons. States permitting telephone account wagering allow telephone account wagering facilities to accept wagers placed by patrons residing in such states as well as in states where telephone account wagering is not permitted.

   Interactive Television-Based Wagering

   Interactive television-based wagering involves the transmission of horse racing-related television programming through cable or satellite delivery into the homes of subscribers. These subscribers are able to use interactive "real-time" television-based technology to wager on the live horse races being shown in the program. In order to place wagers, patrons must deposit money with the sponsoring racetrack through the use of debit or credit cards. Currently, the same eight states which permit telephone account wagering also permit interactive television-based wagering. The horse racetrack exporting its live racing signal is entitled to a simulcast fee based on in-home wagers placed on its races. There are risks associated with offering interactive television-based wagering, including those described above in "Risk Factors--Gaming Risks--Our gaming activities are extensively regulated and this could adversely affect our growth prospects".

   Internet Wagering

   The proliferation of personal home computers and increased confidence in conducting on-line commercial transactions, together with the growth of Internet gambling opportunities, has resulted in an environment which we believe is conducive to rapid growth of Internet-based wagering. The NGISC's June 1999 report estimates that there are over 250 on-line casinos, 64 lotteries, 20 bingo games and 139 sports books offering gambling over the Internet. The Internet gaming market is estimated to have doubled from approximately $445 million in 1997 to over $900 million in 1998, according to Interactive Gaming News, an Internet gaming publication.

   The Internet gaming opportunity is significant for several reasons. First, the Internet operates worldwide and is ideally suited for gaming, which is also recognized worldwide as a source of entertainment. Second, Internet gaming provides access to a younger, better-educated segment of the population. Third, Internet gaming offers a high level of convenience to patrons, in terms of the ease with which patrons can access races, the audio and visual presentation of the races and the ease and relative security of placing wagers over secure data lines. Finally, Internet gaming involves lower investments and operating expenses than traditional forms of gaming. However, there are risks associated with offering Internet wagering, including those described above in "Risk Factors--Gaming Risks--Our gaming activities are extensively regulated and this could adversely affect our growth prospects".

                  SELECTED FINANCIAL AND OPERATING INFORMATION

   The following table sets forth certain of our consolidated and pro forma consolidated financial data as at and for the periods indicated. The selected consolidated financial data as at and for the eight months ended August 31, 1999 have been derived from our Unaudited Consolidated Financial Statements as at and for the eight months ended August 31, 1999, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the eight months ended August 31, 1999 are not necessarily indicative of the results that may be expected for the full year. The selected consolidated financial data as at and for the three years ended July 31, 1998 and the five month period ended December 31, 1998 have been derived from and should be read in conjunction with our Audited Consolidated Financial Statements for the three-year period ended July 31, 1998 and the five-month period ended December 31, 1998. The pro forma selected consolidated financial data for the year ended December 31, 1998 and eight months ended August 31, 1999 have been derived from and should be read in conjunction with our Pro Forma Consolidated Financial Statements as at and for the eight months ended August 31, 1999 and the year ended December 31, 1998. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Operating Results" included in this Information Statement.

Income Statement Data(1)

                           Pro Forma
                          Eight Months  Pro Forma   Eight Months Five Months
                             Ended      Year Ended     Ended        Ended          Years Ended July 31,
                           August 31,  December 31,  August 31,  December 31, ----------------------------------
                              1999         1998         1999         1998      1998     1997     1996     1995
                          ------------ ------------ ------------ ------------ -------  -------  -------  -------
                                       (in thousands of U.S. dollars, except per share amounts)
Revenue
 Racetrack..............    $122,600     $149,585     $57,557      $ 3,952    $    --  $    --  $    --  $    --
 Real estate............      10,974       21,239      10,974        6,597     20,486   15,276    2,460    1,166
                            --------     --------     -------      -------    -------  -------  -------  -------
 Total revenue..........     133,574      170,824      68,531       10,549     20,486   15,276    2,460    1,166
Costs and Expenses
 Racetrack operating
  costs.................      90,508      126,278      42,245        3,625         --       --       --       --
 Real estate operating
  costs.................      10,605       27,355      10,605        8,462     25,864   13,879    4,613    2,713
Depreciation and
 amortization...........      12,061       19,288       4,041        1,649      1,852    1,824      330       21
Interest expense
 (income), net..........         377        1,615         522        1,221      1,380      955      (59)     (26)
                            --------     --------     -------      -------    -------  -------  -------  -------
Income (loss) before
 income taxes...........      20,023       (3,712)     11,118       (4,408)    (8,610)  (1,382)  (2,424)  (1,542)
                            ========     ========     =======      =======    =======  =======  =======  =======
Net income (loss).......    $ 11,304     $ (5,996)    $ 5,776      $(4,231)   $(8,610) $(1,382) $(2,424) $(1,542)
                            ========     ========     =======      =======    =======  =======  =======  =======
Earnings (loss) per
 share of Class A
 Subordinate Voting and
 Class B Stock
 Basic and diluted(2)...    $   0.14     $  (0.07)    $  0.07      $ (0.05)   $ (0.11) $ (0.02) $ (0.03) $ (0.02)
                            ========     ========     =======      =======    =======  =======  =======  =======
Average number of shares
 of Class A Subordinate
 Voting and Class B
 Stock outstanding
 during the period
 (in thousands):
 Basic and diluted(2)...      80,198       80,198      78,535       78,535     78,535   78,535   78,535   78,535
                            ========     ========     =======      =======    =======  =======  =======  =======

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") which differ in certain respects from accounting principles generally accepted in Canada

   ("Canadian GAAP"). For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 14, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) On November 5, 1999, Magna completed the reorganization described in this Information Statement. As part of the reorganization, our capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 shares of our Class B Stock and none of our Class A Subordinate Voting Stock were issued and outstanding. Our historical basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and none of our Class A Subordinate Voting Stock were issued and outstanding at the beginning of the periods presented. Our pro forma basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and 1,662,890 shares of our Class A Subordinate Voting Stock (to be issued in connection with the acquisitions of the Thistledown and Golden Gate Fields racetracks) were issued and outstanding at the beginning of the periods presented.

Balance Sheet Data(1)

                           Pro Forma                                      July 31,
                           August 31, August 31, December 31, ---------------------------------
                              1999       1999        1998       1998     1997    1996    1995
                           ---------- ---------- ------------ -------- -------- ------- -------
                                              (in thousands of U.S. dollars)
Cash and cash
 equivalents.............   $ 79,388   $ 15,629    $ 17,503   $    295 $    220 $   133 $   521
Total assets.............    739,145    377,390     364,142    184,802  113,175  76,219  51,636
Total debt(2)............     46,840     57,942      32,335     19,495   18,938  22,614      12
Magna's net
 investment/shareholder's
 equity..................    554,623    296,941     302,502    158,275   87,917  49,985  48,166

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") which differ in certain respects from accounting principles generally accepted in Canada ("Canadian GAAP"). For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 14, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) Total debt includes Bank indebtedness, Long-term debt (including Long-term debt due within one year) and Note payable to Magna.

   The matters discussed under the heading "Reorganization" below may materially affect the comparability of some of the foregoing selected financial data. Accordingly, please refer to such section for details of the terms of the Reorganization.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND OPERATING RESULTS

   The following discussion of our financial condition and operating results should be read in conjunction with the Pro Forma Consolidated Financial Statements, Unaudited Consolidated Financial Statements and Audited Consolidated Financial Statements included elsewhere in this Information Statement. This discussion contains forward-looking statements that involve significant risks and uncertainties. Our actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, but not limited to those described under "Risk Factors" elsewhere in this Information Statement. See "Special Note Regarding Forward-Looking Information" in this Information Statement.

Overview

   We acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we are exploring the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as certain leisure and retail-based real estate projects on the excess land around certain of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we own a real estate portfolio which includes a "gated" residential community currently under development, one operational golf course and related recreational facilities, a golf course under development and other real estate. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions or outright sales. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business; accordingly, we will take steps such as servicing such land and obtaining zoning approval to enhance the value of such properties and increase the revenues from resale.

Racetrack operations

   We acquired Santa Anita Park located in Arcadia, California, approximately 14 miles northeast of Los Angeles, one of the premier horse racetracks in North America, in December 1998. Santa Anita Park operates through the prime winter racing season, commencing December 26 and running into late April each year. In addition, we lease Santa Anita Park to Oak Tree Racing Association which hosts The Oak Tree Meet from the end of September through early November of each year.

   We acquired Gulfstream Park, also one of the premier horse racetracks and pari-mutuel wagering facilities in North America and the host site of the Breeders Cup on November 6, 1999, located in the cities of Hallandale and Aventura, Florida, between Miami and Fort Lauderdale, on September 1, 1999. Gulfstream Park operates through early January to mid-March of each year.

   We have entered into a stock purchase agreement to acquire the Thistledown and Remington Park racetracks in North Randall, Ohio and Oklahoma City, Oklahoma, respectively. We expect to complete these acquisitions in November 1999. Thistledown has one of the longest racing seasons of all North American racetracks, consisting of 187 racing days each year between mid-March and early December of each year. Remington Park offers both a 40-day Quarter Horse meet from mid-April to mid-June and an 82-day Thoroughbred Horse meet from mid-August to early December of each year. The aggregate purchase price is $24 million, of which $19.5 million is payable in cash and $4.5 million is payable through the issuance of 650,695 shares of our Class A Subordinate Voting Stock.

   Finally, we have entered into a stock purchase agreement to acquire the Golden Gate Fields racetrack in Albany and Berkeley, California, approximately 8 miles from downtown Oakland and approximately 11 miles from San Francisco. The completion of this acquisition is subject to a number of conditions, including obtaining all necessary regulatory approvals such as anti-trust approvals from the United States Federal Trade

Commission and United States Department of Justice and state licensing approvals from the California Horse Racing Board and Nevada Gaming Commission. We expect to complete this purchase in December 1999. The purchase price is $87 million, of which $60 million is payable in cash, $7 million is payable through the issuance of 1,012,195 shares of our Class A Subordinate Voting Stock and $20 million is payable by way of an interest-free promissory note, $10 million of which matures on the first anniversary of the date of closing and $5 million of which matures on the second and third anniversaries. Golden Gate Field's racing season consists of two meets, one of which runs from late March to mid-June and the other of which runs from mid-November to mid-January of each year.

   We refer you to our Pro Forma Consolidated Financial Statements which consolidate on a pro forma basis the acquisitions of Gulfstream Park, Thistledown, Remington Park and Golden Gate Fields with our operations as at and for the eight months ended August 31, 1999 and the twelve months ended December 31, 1998. On a pro forma basis, our revenues increased by $65.0 million and our net income increased by $5.5 million for the eight months ended August 31, 1999 resulting in total pro forma consolidated revenues of $133.6 million and net income of $11.3 million. On a pro forma basis, our revenues increased by $145.6 million and our net loss was reduced by $4.5 million for the twelve months ended December 31, 1998, resulting in total pro forma consolidated revenues of $170.8 million and a net loss of $6.0 million.

   Because of the seasonal nature of our racetrack business, revenues and operating results for any interim quarter are not indicative of the revenues and operating results for the year. Our live racing schedule also dictates that we earn a substantial portion of our net earnings in the first quarter of each year which is when The Santa Anita Park Meet and the annual meet at Gulfstream Park occur as well as the fourth quarter of each year, which is when the Oak Tree Meet and one of the two annual meets at Golden Gate Fields occurs.

   Our primary sources of racetrack revenues are commissions earned from pari-mutuel wagering. Pari-mutuel wagering on horse racing is pooled betting in which individuals bet against each other as to what the outcome of a horse race will be. We have no interest in the order of finish in any given race and therefore have no risk in the outcome. A percentage of the pooled wagers is retained by us. Our share of pari-mutuel wagering revenues is based on pre-determined percentages of various categories of the pooled wagers at our racetracks. The pre-determined percentages are set by state regulators. Pari-mutuel wagering on horse racing occurs at horse racetracks on the races being conducted at such tracks as well as at such racetracks on televised racing signals ("simulcasts") received or "imported" by the simulcast wagering facilities located at such tracks (collectively, "on-track wagering"). Pari-mutuel wagering on horse racing also occurs at wagering establishments on horse races being conducted at tracks elsewhere ("off-track wagering"). Our racetracks have simulcast wagering facilities to complement our live horse racing by enabling our patrons to wager on horse races being held at other racetracks when there is no live racing occurring at our racetracks. We also generate non-wagering revenues consisting primarily of admissions, parking, food and beverage and other amounts.

Real estate operations

   We are currently developing a gated residential community, known as Fontana, situated amidst a golf course and related recreational facilities owned and operated by us. This residential development consists of approximately 50 acres and is located in Oberwaltersdorf, Austria, approximately 15 miles south of Vienna. The Fontana residential development is being developed in two phases into a luxury residential community consisting of 250 apartment units and 100 single-family homes. We expect to complete the second phase of the Fontana residential project by 2006. We hold two golf courses, including Fontana Sports, which is part of the Fontana residential development property and is in operation, and the other, Aurora Downs in Aurora, Canada is currently under construction. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sales. We intend gradually to sell the balance of our real estate portfolio, excluding lands adjacent to our racetracks, in order to provide capital to be used in our business; accordingly we are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale.

Results of operations

   Eight month periods ended August 31, 1999 and 1998

  Racetrack operations

   Revenues from our racetrack operations were $57.6 million for the eight month period ended August 31, 1999. Santa Anita Park and San Luis Rey Downs contributed revenues of $57.2 million and $0.4 million, respectively. We earned no revenues from our racetrack operations in the comparable 1998 period as Santa Anita Park was acquired in December 1998 and San Luis Rey Downs in May 1999.

   In the current period, our share of total pari-mutuel wagering revenues for Santa Anita Park were $39.5 million and non-wagering revenues were $17.7 million.

   We derive our pari-mutuel wagering revenues at Santa Anita Park from the following primary sources:

    (a) Live race days

    . wagers made by patrons at Santa Anita Park on races held at Santa Anita Park;

    . wagers made by patrons at Santa Anita Park on imported simulcast signals for races held at other tracks in Southern California, Northern California and at tracks out-of-state;

    . wagers made by patrons at Southern California Off-track Wagering, Inc. ("SCOTWINC") sites on exported simulcast signals for races held at Santa Anita Park and on races held at tracks in Northern California and on races held at tracks out-of-state in each case when the Santa Anita Park or Oak Tree meets are operating; and

    . wagers made by patrons at an out-of-state site on exported simulcast signals for races held at Santa Anita Park.

    (b) Non-live race days

    . we participate in the revenues of SCOTWINC sites - SCOTWINC is an organization formed by representatives of the racing associations, fairs and satellite wagering facilities of Southern California to promote off-track wagering and to equitably divide expenses associated with off-track betting. We also receive a percentage of the net profit of SCOTWINC - this helps defray the costs of off-track wagering, such as pari-mutuel departments, television and satellite costs, and supplies. The excess SCOTWINC funds that are not distributed are split equally between the track and the horsemen. Santa Anita owns 25% of the stock of SCOTWINC.

   The distribution of pari-mutuel wagering for the eight months ended August 31, 1999 is summarized below (in millions except number of live race days):

                                                              Eight months ended
                                                               August 31, 1999
                                                              ------------------
Total live race day handle...................................       $857.2
                                                                    ======
Number of live race days.....................................           81
                                                                    ======
Our share of live race day handle............................       $ 36.1
Our share of non-live race day handle and other..............          3.4
                                                                    ------
Total pari-mutuel wagering revenue...........................       $ 39.5
                                                                    ======

   Our total handle has been positively impacted by the development of SCOTWINC and betting at Santa Anita Park on out-of-state races. With the exception of 1997, total wagering has shown an increase since 1994.

   Our share of pari-mutuel handle improved in 1999 primarily as a result of recent changes in the allocation of the handle. On August 11, 1998, the California Senate passed Bill Number SB27, which gave racetracks in California a reduction in the state license fees to be paid from the handle and permission to import up to

20 races per day from out-of-state. The reduction in the amount of handle allocated to the state resulted in an increase in allocation to us as well as to purses. The permission to import out-of-state races is significant, as previously, the only imported races which were wagered on in California were from outside the U.S., primarily Hong Kong and Australia.


   Racetrack operating costs were $42.2 million. Santa Anita Park and San Luis Rey Downs incurred operating costs of $41.8 million and $0.4 million, respectively. The major components of the Santa Anita Park operating costs were payroll costs ($25.0 million) and marketing and advertising costs
($5.0 million) representing approximately 72% of our total costs. With the acquisition of Gulfstream Park and the pending acquisitions of Thistledown, Remington Park and Golden Gate Fields, we intend to continue to implement our corporate strategy which includes the consolidation of our racetrack acquisitions with the objective of maximizing administrative and other cost efficiencies at our racetracks.

   Real estate operations

   Revenues from our real estate operations were $11.0 million for the eight month period ended August 31, 1999 compared to $16.4 million for the eight month period ended August 31, 1998. The decrease is primarily attributable to a reduction in housing activity at the Fontana residential development which is nearing completion of the first phase of a two phase development plan. Partially offsetting the decrease in revenues was increased membership and other usage revenue at Fontana Sports, including $1.3 million related to Magna's access fee agreement with Fontana Sports which commenced March 1, 1999. We also generated increased rental revenues on certain properties acquired during the comparative period. Revenues from our remaining real estate operations were substantially unchanged.

   Real estate operating costs were $10.6 million for the eight-month period ended August 31, 1999 compared to $20.7 million for the eight-month period ended August 31, 1998. The reduction is attributable to the decrease in housing activity at the Fontana residential development. In addition, we incurred costs in the eight-month period ended August 31, 1998 related to the potential development of a theme park on approximately 670 acres of our land in Ebreichsdorf near Vienna, Austria which was acquired by us during the year ended July 31, 1997. Costs included consultants' fees associated with feasibility studies, alternative theme park designs, market analysis, presentation brochures, site models and alternative site investigations. In May 1999, we announced that we were unable to obtain the various permits and approvals that would have been required to potentially develop this property as a theme park. As a result, we are re-assessing the potential uses for the property. Costs incurred in the eight month period ended August 31, 1999 were substantially reduced.

   Costs of our remaining real estate operations were substantially unchanged.

   Depreciation and amortization

   Depreciation and amortization increased by $2.6 million to $4.0 million for the eight month period ended August 31, 1999, primarily as a result of depreciation related to our acquisitions of Santa Anita Park on December 10, 1998 and San Luis Rey Downs on May 1, 1999 and a full eight months of depreciation on properties acquired in calendar 1998. As of August 31, 1999, certain properties have been classified as available for sale and depreciation has now ceased on such properties.

   Interest expense

   Our interest expense decreased by $0.5 million to $0.5 million for the eight month period ended August 31, 1999 compared to the eight month period ended August 31, 1998. The reduction in interest expense is attributable to a reduction in external borrowings principally related to the Fontana residential development which is nearing completion of the first phase of a two phase development plan.

   Income tax provision

   We recorded an income tax provision of $5.3 million on pre-tax income of $11.1 million for the eight month period ended August 31, 1999 compared to nil on a pre-tax loss of $6.8 million for the eight month period ended August 31, 1998. Our income tax provision relates solely to the income of our racetrack operations. The losses of our other operations have not been tax benefited for accounting purposes.

   Five month periods ended December 31, 1998 and 1997

   Racetrack operations

   Revenues from our racetrack operations were $4.0 million for the five month period ended December 31, 1998, all of which related to the operations of Santa Anita Park. There were only five racing days during the five month period ended December 31, 1998 as the Santa Anita Park meet did not commence until December 26, 1998. We earned no revenues from our racetrack operations in the comparable 1997 period as Santa Anita Park was acquired in December 1998.

   Our share of pari-mutuel wagering was $2.5 million and non-wagering revenues were $1.5 million.

   The distribution of pari-mutuel wagering for the last five racing days of 1998 is summarized below (in millions except number of live race days):

                                                                    Five racing
                                                                     days ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Total live race day handle.........................................    $61.4
                                                                       =====
Number of live race days...........................................        5
                                                                       =====
Our share of live race day handle..................................    $ 2.2
Our share of non-live race day handle and other....................      0.3
                                                                       -----
Total pari-mutuel wagering revenue.................................    $ 2.5
                                                                       =====

   Racetrack operating costs were $3.6 million, all of which related to our operation of Santa Anita Park. The major components of the Santa Anita Park's operating costs were payroll costs ($1.8 million) and marketing and advertising costs ($0.3 million) representing approximately 58% of our total costs.

   Real estate operations

   Revenues from our real estate operations were $6.6 million for the five month period ended December 31, 1998 compared to $5.8 million for the five month period ended December 31, 1997. The increase in revenues is primarily attributable to rental revenues earned on recently acquired properties. Revenues from the Fontana residential development, Fontana Sports and other real estate operations were substantially unchanged between the periods.

   Real estate operating costs were $8.5 million for the five month period ended December 31, 1998 compared to $7.0 million for the five-month period ended December 31, 1997. The increase in costs is attributable to a change in the mix between apartment and housing sales at the Fontana residential development. The costs of our remaining real estate operations were substantially unchanged between the periods.

   Depreciation and amortization

   Depreciation and amortization increased by $0.9 million to $1.6 million for the five month period ended December 31, 1998, primarily as a result of depreciation related to our acquisition of Santa Anita Park on December 10, 1998 and a full five months of depreciation on properties acquired in calendar 1998.

   Interest expense

   Our interest expense increased by $0.7 million to $1.2 million for the five month period ended December 31, 1998 compared to the five month period ended December 31, 1997. The increase in interest expense is primarily attributable to an increase in interest bearing borrowings from Magna to finance the acquisition of Santa Anita Park. Such borrowings were converted to equity in 1999.

   Income tax recovery

   We recorded an income tax recovery of $0.2 million on a pre-tax loss of $4.4 million for the five month period ended December 31, 1998 compared to nil on a pre-tax loss of $2.4 million for the five month period ended December 31, 1997. Our income tax recovery relates solely to the losses of Santa Anita Park from the date of acquisition to December 31, 1998. The losses of our other operations have not been tax benefited for accounting purposes. The tax benefits of certain of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

   Years ended July 31, 1998 and 1997

   Real estate operations

   Revenues from our real estate operations were $20.5 million for the year ended July 31, 1998 compared to $15.3 million for the year ended July 31, 1997. Substantially all of the increase is attributable to an increase in housing activity at the Fontana residential development and increased membership and usage at Fontana Sports. Revenues from our remaining real estate operations were substantially unchanged.

   Real estate operating costs were $25.9 million for the year ended July 31, 1998 compared to $13.9 million for the year ended July 31, 1997. The increase relates to costs at the Fontana residential development and Fontana Sports. In addition, we incurred costs in the year ended July 31, 1998 related to the potential development of a theme park on approximately 670 acres of our land in Ebreichsdorf near Vienna, Austria. We acquired this property during the year ended July 31, 1997. Costs in the acquisition year were insignificant.

   Depreciation and amortization

   Depreciation and amortization was substantially unchanged between the years ended July 31, 1998 and 1997.

   Interest expense

   Our interest expense increased by $0.4 million to $1.4 million for the year ended July 31, 1998 compared to the year ended July 31, 1997. The increase is attributable to an increase in external debt and interest bearing debt due to Magna related to properties acquired in the years ended July 31, 1998 and 1997.

   Income tax recovery

   We did not record a tax benefit on pre-tax losses of $8.6 million and $1.4 million for the years ended July 31, 1998 and 1997, respectively. The tax benefits of certain of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

   Years ended July 31, 1997 and 1996

   Real estate operations

   Revenues from our real estate operations were $15.3 million for the year ended July 31, 1997 compared to $2.5 million for the year ended July 31, 1996. The year ended July 31, 1997 was the first year of substantial sales activity at the Fontana residential development and at Fontana Sports.

   Real estate operating costs were $13.9 million for the year ended July 31, 1997 compared to $4.6 million for the year ended July 31, 1996. The increase in costs is primarily attributable to building activity at the Fontana residential development and the opening of Fontana Sports.

   Depreciation and amortization

   Depreciation and amortization increased by $1.5 million to $1.8 million for the year ended July 31, 1997 compared to the year ended July 31, 1996, primarily as a result of the opening of Fontana Sports.

   Interest expense

   Our interest expense was $1.0 million for the year ended July 31, 1997 compared to net interest income of $0.1 million for the year ended July 31, 1996. The $1.1 million increase in interest expense is attributable to external debt associated with the Fontana residential development and Fontana Sports, which debt was drawn late in the year ended July 31, 1996, and an increase in interest bearing debt due to Magna.

   Income tax recovery

   We did not record any tax benefit on pre-tax losses of $1.4 million and $2.4 million for the years ended July 31, 1997 and 1996, respectively. The tax benefits of certain of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

Liquidity and Capital Resources

   We have financed our operations primarily through contributions by our sole shareholder, Magna. Magna has made a commitment to its shareholders that for a period of seven years ending May 31, 2006, it will not without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting
Shares: (i) make additional debt or equity investments in us or any of our subsidiaries; or (ii) invest in any non-automotive related businesses or assets other than through its investment in us. With the exception of the eight month period ended August 31, 1999, we have generated negative cash flow from operations since inception.

   At August 31, 1999, we had debt net of cash and cash equivalents of $42.3 million and total shareholder's equity of $296.9 million.

   On September 1, 1999, Magna invested an additional $250.0 million in cash in the Company.

   On September 1, 1999, we acquired Gulfstream Park for cash consideration of $80.2 million, net of cash acquired.

   On October 29, 1999, we repaid our short-term note due to Magna in the amount of $35.2 million.

   We have entered into a stock purchase agreement to acquire the Thistledown and Remington Park racetracks for a total purchase price of $24.0 million. Of the total purchase price, $19.5 million is payable in cash and $4.5 million is payable through the issuance of 650,695 shares of our Class A Subordinate Voting Stock. We expect to complete these acquisitions in November 1999.

   We have also entered into a stock purchase agreement to acquire the Golden Gate Fields racetrack for a total purchase price of $87 million. Of the total purchase price, $60.0 million is payable in cash, $7.0 million is payable through the issuance of 1,012,195 shares of our Class A Subordinate Voting Stock and $20.0 million is payable by way of an interest-free promissory note, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million of which matures on the second and third anniversaries. We expect to complete this acquisition in December 1999.

   After giving pro forma effect, as of August 31, 1999, to the various transactions described above and in the notes to the Pro Forma Consolidated Financial Statements, we had cash and cash equivalents, net of debt of $32.5 million and total shareholder's equity of $554.6 million.

   We are currently negotiating two credit facilities--a $63 million three year term loan facility and a $10 million revolving operating line of credit, both of which would bear interest at LIBOR plus 2.25%.

   As of August 31, 1999, our real estate portfolio totals $345.7 million. Included in this amount are properties available for sale totaling $80.5 million and properties under or held for development totaling $147.9 million, components of which could be made available for sale. In addition, revenue producing properties total $99.1 million and include the Fontana Sports facilities. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sales.

   Excluding the costs of the acquisitions described earlier, we currently anticipate capital expenditures of approximately $30.0 million during the remaining four months of 1999. Most of the capital expenditures relate to completion of the capital renovation program at Santa Anita Park and completion of Aurora Downs.

   We believe that our current cash resources, together with cash flow from operations from our racetrack activities, cash proceeds to be realized on successful completion of the credit facilities and cash proceeds to be realized upon sale of a portion of our real estate portfolio will be sufficient to finance our capital expenditure and acquisition program during the next year. However, we can provide no assurance that we will not be required to seek additional capital at an earlier date. We may, from time to time, seek additional debt and/or equity financing through public or private sources. There is no assurance that adequate financing will be available to us as needed or, if available, on terms acceptable to us. If additional funds are raised or future acquisitions are effected by issuing our shares, you will experience dilution of your interest.

   Operating activities

   Cash provided by (used in) operations was $3.1 million, $(1.3) million, $(7.9) million, $(3.9) million and $(3.6) million for the eight month period ended August 31, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively. Cash provided by operations in the eight-month period ended August 31, 1999 is a result of cash generated by our Santa Anita Park operations of $8.9 million, offset by cash usages at our other operations. For all periods prior to January 1, 1999, we incurred losses resulting in negative cash flow from operations.

   Investing activities

   Cash used in investing activities was $28.4 million, $136.7 million, $72.6 million, $43.6 million and $25.1 million for the eight month period ended August 31, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively.

   During the eight month period ended August 31, 1999, $6.4 million was used to acquire the real estate assets of San Luis Rey Downs and $21.9 was spent on real estate property additions which include spending on the capital renovation program at Santa Anita Park. During the five month period ended December 31, 1998, $118.6 million was used to acquire Santa Anita Park and related real estate and $17.9 was spent on real estate property additions which include land and related development spending in connection with the Aurora Downs project. During the year ended July 31, 1998, $72.5 was spent on real estate property additions primarily in Austria and Canada. During the year ended July 31, 1997, real estate property additions totaled $41.5 million including the purchases of a 250 hectare parcel of land near Vienna, Austria and various other properties in Canada. During the year ended July 31, 1996, $24.2 million was spent on real estate property additions including development costs at Fontana Sports.

   Financing activities

   Cash provided by financing activities was $23.5 million, $155.2 million, $80.6 million, $47.6 million and $28.4 million for the eight month period ended August 31, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively. Cash provided by financing activities has been primarily through contributions by Magna. During the eight month period ended August 31, 1999, Magna provided financing of $35.2 million through a short-term note. Other sources of cash include a bank term line of credit for 240 million Austrian Schillings ($18.8 million), and mortgages with various Austrian banks and local governments totaling $5.8 million at August 31, 1999. The bank term line of credit was used to finance the Fontana residential and Fontana Sports developments, and is repayable in six annual installments of 40 million Austrian Schillings, which began July 31, 1997. The mortgages arose during the year ended July 31, 1998 and are repayable over various periods to the year 2037.

Outlook

   Through the implementation of our corporate strategy, we have become one of the leading consolidators of premier racetracks in North America. We expect that the ownership of multiple racetracks will result in cost efficiencies in administration, purchasing and other areas. We expect growth in the revenues of our racetracks through an increase in our simulcast programming to telecast horse racing throughout the year and the bundling of simulcast signals from all of our racetracks. The bundling of our simulcast signals will increase the exposure of, and the handle at, our smaller racetracks, thereby increasing the revenues available to us to further enhance the quality of the horse racing we offer at such tracks.

   We intend to market our bundled simulcast product through a single signal marketed under the MI Entertainment Corp. brand name. In addition, we intend to explore the expansion of our sports wagering products to sports other than horse racing as we expand our involvement in telephone account, interactive television and Internet-based wagering, possibly in conjunction with strategic partners and subject to regulatory approval. Finally, we expect that our role as a horse racing industry consolidator and our branding strategy will open up potentially lucrative merchandising, licensing and marketing opportunities which will increase our revenues.

   We currently own a diverse portfolio of real estate properties in North America and Europe. We intend to complete the second phase of the Fontana residential property development by 2006 and complete the Aurora Downs golf course by May 2001. We expect that the Aurora Downs golf course and Fontana Sports facility will significantly enhance the resale value of lands adjacent to both of these facilities. We intend to sell some of our real estate properties as market conditions permit and are taking steps to maximize the revenues derived from these properties on future resale.

   For further information as to our business outlook, see "Corporate Strategy" in this Information Statement.

Year 2000 Issue

   Certain computer software and microprocessors use two digits rather than four digits to identify years and therefore may recognize a date using "00" as the year 1900 rather than the year 2000 (the "year 2000 issue"). There can be no assurance that we will be "year 2000 ready" or that any parties dealing with us will be year 2000 ready. If we or such third parties are not year 2000 ready, we may incur significant costs associated with rectifying any problems and responding to any litigation which may be brought against us.

   Our business operations depend on the year 2000 readiness of outside parties, including our simulcast customers and infrastructure suppliers. Our pari-mutuel operations rely upon software systems provided by outside suppliers. We have no alternative system to handle pari-mutuel wagering if these systems fail. Our simulcast operations and in-home wagering systems depend upon telecommunication service providers.

Totalizator services involve the calculation of the amount wagered on each race, as well as the payouts to racetrack operators, state governments and winning patrons. The failure of our pari-mutuel wagering technology, simulcast technology, in-home wagering systems and totalizator services and other systems, which we did not design, to be year 2000 ready may significantly disrupt or even shut down our operations.

   We have reviewed our business systems, including those of certain of our customers, and are asking our customers and suppliers about their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. However, we can give no assurance that we will identify all such year 2000 problems in our computer systems or those of our customers and suppliers in advance of their occurrence or that we will be able to successfully remedy any problems that are discovered. Our expenses in identifying and addressing such problems, or the expenses or liabilities to which we may become subject as a result of such problems may be significant.

Accounting Developments

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments" ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that we recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. We have not determined the impact, if any, of this pronouncement on our financial position and results of operations.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   Our primary exposure to market risk (or the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices) is with respect to our investments in companies with a functional currency other than the U.S. dollar. Fluctuations in the U.S. dollar exchange rate relative to the Canadian dollar and Euro will result in fluctuations in shareholder's equity and comprehensive income. We do not enter into derivative financial instruments for hedging or trading purposes.

                          CONSOLIDATED CAPITALIZATION

   The following table sets out our unaudited consolidated and pro forma consolidated capitalization as at August 31, 1999 and October 31, 1999. The table should be read in conjunction with the Unaudited Consolidated Financial Statements and the Pro Forma Consolidated Financial Statements and related notes found elsewhere in this Information Statement.

                                Actual     Pro Forma      Actual     Pro Forma
                              August 31,   August 31,   October 31, October 31,
                                 1999         1999         1999        1999
                              ----------   ----------   ----------- -----------
                                     (in thousands of U.S. dollars)
Short-term debt
  Bank indebtedness..........  $  7,339     $  7,339       $ .         $ .
  Note payable to Magna......    35,240           --         --          --
  Long-term debt due within
   one year..................     3,323       10,131         .           .
Long-term debt...............    12,040(1)    29,370(2)      . (1)       . (2)
Shareholder's Equity
  Magna's net investment.....   296,941           --         .           --
  Share capital..............        --      554,623         --          .
                               --------     --------       ----        ----
Total capitalization.........  $354,883     $601,463       $ .         $ .
                               ========     ========       ====        ====

--------
(1) Our actual Long-term debt (including amounts due within one year) consists of: (i) a line of credit with permitted borrowings of $18.8 million (Austrian Schillings 240 million) bearing interest at VIBOR plus 0.625% per annum, of which $9,250,000 and $ . was drawn as at August 31, 1999 and October 31, 1999, respectively; (ii) mortgages outstanding with various Austrian banks and local governments bearing interest at rates ranging from 0.5% to 6.75% per annum, in respect of which $5,839,000 and $ . was owed at August 31, 1999 and October 31, 1999, respectively; and (iii) a term loan bearing interest at a fixed rate of 4% per annum, in respect of which $274,000 was owed at August 31, 1999.
(2) Our Pro Forma Long-term debt (including amounts due within one year) includes the amounts referred to in note (1) above plus $17,330,000 representing the discounted value of the $20,000,000 non-interest bearing note issued on the acquisition of Golden Gate Fields based on a discount rate of 8.7%.

                                 REORGANIZATION

   On November 5, 1999 , Magna completed a reorganization of our corporate structure (the "Reorganization") under which Magna's North American and European non-automotive businesses and real estate assets were transferred to us, including the following:

  1. All the outstanding capital stock of The Santa Anita Companies, Inc., which owns all the outstanding capital stock of the Los Angeles Turf Club, Inc., the operator of the Santa Anita Park racetrack in California, and approximately 305 acres of related real estate.

  2. All the outstanding capital stock of Magna Vierte Beteiligungs AG, which operates the Fontana Sports golf course and related recreational facilities and is developing the adjacent Fontana residential development in Oberwaltersdorf, Austria.

  3. All the outstanding capital stock of Magna Projektentwicklungs AG, which, through a subsidiary, owns a parcel of land held for development in Ebreichsdorf, Austria.

  4. Rights to acquire approximately 160 acres of land and improvements in Aurora, Ontario under a conditional sale agreement with Magna, which is subject to the successful severance of the affected properties. An additional 200 acres, which comprise Aurora Downs, the 18-hole golf course currently under construction, is also subject to a conditional sale agreement with a company associated with the members of the family of Frank Stronach, our Chairman and Chief Executive Officer.

  5. Various other parcels of land and improvements and other non-automotive assets located in North America and Europe.

   During the course of the Reorganization, Magna transferred assets and cancelled certain intercompany indebtedness in consideration for the issuance of approximately $300 million of shares of our stock. Magna also subscribed for shares of our stock by way of a cash payment of $250 million. Our Certificate of Incorporation was then amended to add share provisions for our Class A Subordinate Voting Stock and Class B Stock and our outstanding stock was then reclassified and further subdivided into shares of Class B Stock. Upon completion of the Reorganization on November 5, 1999, there were 78,535,328 shares of our Class B Stock outstanding and no shares of our Class A Subordinate Voting Stock outstanding. In connection with our agreements to acquire Golden Gate Fields and Thistledown Racetrack, we have agreed to issue a total of 1,662,890 additional shares of our Class A Subordinate Voting Stock.

   Upon completion of the distribution, Magna will own all our Class B Stock, which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us. See "Corporate Structure" for a chart illustrating our corporate structure after giving effect to the Reorganization.

Corporate Structure

   We were incorporated on March 4, 1999 under the laws of the State of Delaware as MI Venture Inc. Our certificate of incorporation was amended by certificate of amendment on August 30, 1999 to reclassify our Common Stock into Class A Common Stock and add a new class of stock designated as Class C Common Stock. Our certificate of incorporation was further amended on November 4, 1999 to change our name to MI Entertainment Corp., add two new classes of stock designated as Class A Subordinate Voting Stock and Class B Stock, reclassify our issued and outstanding Class A Common Stock into Class A Subordinate Voting Stock, reclassify our issued and outstanding Class C Common Stock into Class B Stock, and further subdivide the outstanding shares of our Class B Stock. Our registered and corporate office is located at 1209 Orange Street, Wilmington, Delaware, 19801 and our principal executive office is located at 285 West Huntington Drive, Arcadia, California 90017.

   The following chart shows our organizational structure and that of our material subsidiaries, each of which is directly or indirectly wholly-owned, after taking into account the Reorganization which was completed on November 5, 1999, together with the jurisdiction of incorporation of each of the entities shown thereon.

                             MI Entertainment Corp.
                                   (Delaware)


     Horse Racing and Pari-Mutuel                    Real Estate
         Wagering Operations

   The Santa Anita Companies, Inc.               5321 Industries Inc.
                                     -----
              (Delaware)                              (Delaware)


     Los Angeles Turf Club,
              Inc.                             MI Venture (Canada) Inc.
                                -       --
          (California)                                (Ontario)



        Gulfstream Park Racing                Magna Ventures Holding AG
          Association, Inc.          -----
              (Florida)                               (Austria)


      SLRD Thoroughbred Training             Magna Vierte Beteiligungs AG
             Center, Inc.            -----
              (Delaware)                              (Austria)


                                             Magna Projektentwicklungs AG
                                        --
                                                      (Austria)


Environmental Matters

   We are subject to a wide range of environmental laws and regulations imposed by governmental authorities relating to wastewater discharge, waste management and storage of hazardous substances. Upon completion of the distribution, we will adopt a Health, Safety and Environmental Policy pursuant to which we will commit to:

  . conducting our operations in a manner that complies with or exceeds all legal requirements regarding health, safety and the environment;

  . regularly evaluating and monitoring past and present business activities affecting health, safety and the environment;

  . ensuring that a systematic health, safety and environmental review program is implemented and monitored at all times for each of our operations, with a goal of continued improvement in health, safety and environmental matters; and

  . ensuring that adequate reports on health, safety and environmental matters are presented to our Board of Directors, at a minimum, on an annual basis.

   We are currently subject to Magna's Health, Safety and Environmental Policy, which is substantially similar to the policy we intend to adopt.

   To date, compliance with environmental laws and regulations has not had a material adverse effect on our financial condition and results of operations, however, changes in such governmental laws and regulations are ongoing and may make environmental compliance increasingly expensive. We cannot predict future costs that we may incur to meet environmental obligations.

   A subsidiary of Magna has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions in certain of our Austrian real estate properties.

Employees

   As of September 30, 1999, we employed approximately 870 employees, approximately 420 of whom are represented by a union. Since our inception, we have not had a work stoppage. We consider our relations with our employees to be good. We also believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management.

   Our contract with the Service Employees International Union, Local 280, which represents approximately 400 pari-mutuel employees at Santa Anita Park during our racing season, will expire on July 24, 2000 and union executives have notified management that union demands will be significant due to changes in working conditions resulting from full card simulcasting and the increased usage of self-service terminals for placing wagers which has reduced staffing and union dues.

Competition

   We generally do not compete directly with other racetracks or off-track wagering facilities for customers because of geographic separation of facilities and differences in seasonal timing of meets. In some cases, the differences in seasonal timing of meets results from the regulatory environment in which racetracks operate. In California, The California Horse Racing Board has annually licensed us and Oak Tree Racing Association to conduct racing meets at Santa Anita Park and it has not licensed other thoroughbred racetracks in Southern California to conduct racing during these meets. However, night harness racing and night quarterhorse meets are conducted at other racetracks in Southern California during portions of these meets. In Florida, tax laws currently discourage the three Miami-area racetracks from applying for race dates outside of their traditional racing season. Currently, the race dates for the three Miami-area racetracks do not overlap. However, commencing July 1, 2001 a new tax structure affecting Florida racetracks is expected to eliminate this deterrent. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. We currently compete for customers with other forms of gaming and entertainment and attempt to attract customers by providing high quality racing in appealing facilities, value for money spent and good customer service.

   If we implement our strategy to increase the distribution channels for our simulcast horse racing product to include telephone account, interactive television and Internet-based wagering, we will likely face competition from competitors with greater experience and advanced market penetration in these distribution channels, such as TVG, which is owned by TV Guide, Inc., and The Racing Network. TVG currently markets the signals of approximately 45 racetracks, ten of which are under exclusive contract, including the signal from Churchill Downs' racetracks and the signals from Gulfstream Park and The Oak Tree Meet. TVG's exclusive right to market the signals from Gulfstream Park and The Oak Tree Meet expires in December, 2003. We expect that TVG's initial competitive advantage may be off-set by the fact that in 2003 we will have exclusive rights to market the signal for both Santa Anita Park and Gulfstream Park. In addition, we may be able to eliminate this competitive disadvantage by pursuing this element of our corporate strategy in conjunction with an experienced strategic partner.

                              RECENT ACQUISITIONS

   A significant proportion of our assets were acquired from our parent company, Magna, and certain of its subsidiaries on a non-arm's length basis pursuant to the Reorganization (see "Reorganization" above). Details of the acquisition of Santa Anita Park by certain of Magna's subsidiaries are provided below. In addition, details of material acquisitions made by us are also provided below:

   Pursuant to an asset purchase agreement dated as of November 13, 1998, with Meditrust Corporation, Meditrust Operating Company, The Santa Anita Companies, Inc. and Santa Anita Enterprises, Inc. (collectively, "Meditrust"), the assets of Santa Anita Park and the stock of Los Angeles Turf Club, Inc. were acquired by one of Magna's subsidiaries, The Santa Anita Companies, Inc., as of December 10, 1998 and the transaction closed on December 11, 1998. The purchase price for the assets acquired was approximately $119 million, all of which was paid in cash. We acquired the shares of The Santa Anita Companies from Magna in the course of the Reorganization (see "Reorganization").

   Pursuant to an asset purchase agreement dated as of March 8, 1999, one of our indirect, wholly-owned subsidiaries, SLRD Thoroughbred Training Center, Inc. ("SLRD") agreed to acquire from San Luis Rey Downs Enterprises LLC the assets of San Luis Rey Downs for a purchase price of approximately $6.4 million, all of which was paid in cash. This transaction was completed on May 1, 1999.

   Pursuant to a stock purchase agreement dated as of June 30, 1999 between us and Gulfstream Holdings, Inc. of Illinois ("Gulfstream Holdings") and Gulfstream Park Racing Association Inc. ("Gulfstream Park"), we agreed to acquire from Gulfstream Holdings all the issued and outstanding stock of Gulfstream Park for a purchase price of $88.2 million. Gulfstream Park owns all the assets of Gulfstream Park racetrack in Hallandale, Florida. We completed the acquisition on September 1, 1999.

   Pursuant to a stock purchase agreement dated as of October 21, 1999, we agreed to acquire from The Edward J. DeBartolo Corporation and Oklahoma Racing LLC, all the issued and outstanding stock of Thistledown, Inc. and Remington Park, Inc. for a total purchase price of $24 million. Thistledown, Inc. owns all the assets of Thistledown racetrack in North Randall, Ohio. Remington Park, Inc. owns all the assets of Remington Park racetrack in Oklahoma City, Oklahoma. Of the total purchase price of $24 million, the stock of Thistledown will cost $14 million, $9.5 million of which will be paid in cash and the balance of which will be paid through the issuance of 650,695 shares of our Class A Subordinate Voting Stock. The stock of Remington Park, Inc. will cost $10 million, all of which will be paid in cash. We expect to complete this acquisition in November 1999.

   Pursuant to a stock purchase agreement dated as of November 5, 1999, we agreed to acquire from Ladbroke Racing Corporation, all the issued and outstanding stock of Ladbroke Land Holdings Inc. and Pacific Racing Association Inc. These companies collectively own and operate Golden Gate Fields racetrack in Albany, California. The purchase price for the stock of these companies is $87 million, of which $60 million is payable in cash, $7 million is payable through the issuance 1,012,195 shares of our Class A Subordinate Voting Stock and $20 million is payable by way of an interest-free promissory note, $10 million of which matures on the first anniversary of the date of closing and $5 million of which matures on each of the second and third anniversaries. We expect to complete this acquisition in December 1999.

                       CERTAIN INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

   This summary is applicable to persons who receive the special dividend of Class A Subordinate Voting Stock (the "Special Dividend"), who, for purposes of the Income Tax Act (Canada) (the "Tax Act") and at all relevant times, deal at arm's length with Magna, are not and will not be resident or deemed to be resident in Canada and do not and will not use and are not and will not be deemed to use their Class A Subordinate Voting Stock in or in the course of carrying on a business in Canada (each such holder referred to as a "non-resident holder"). Special rules which are not discussed in this summary may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

   This summary is based on the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), the current published administrative practices of Revenue Canada and the current provisions of the Canada-U.S. Income Tax Convention (the "Tax Treaty"). This summary also takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced prior to the date hereof (the "Draft Amendments") and assumes the Draft Amendments will be enacted substantially as proposed, although no assurance in this regard can be given. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or governmental action or interpretation, nor does it address any provincial or foreign income tax considerations.

   This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Accordingly, shareholders are advised to consult their own tax advisors concerning the income tax consequences to them of the Special Dividend.

Special Dividend

   A non-resident holder who receives Class A Subordinate Voting Stock in payment of the Special Dividend will be subject to Canadian withholding tax at a rate of 25% of the fair market value thereof at the time the Special Dividend is paid subject to reduction by an applicable tax treaty. Pursuant to the provisions of the Tax Treaty, the non-resident withholding tax is generally reduced to a rate of 15% if the beneficial owner of the dividend is a U.S. resident. Also, dividends paid or credited to a non-resident holder that is a tax exempt organization as described in Article XXI of the Tax Treaty will not be subject to withholding tax.

   Magna will make a determination of the fair market value of the Special Dividend for the purposes of determining the amount of the withholding tax and for preparing the information statements in respect of the Special Dividend which are required to be mailed by Magna to the non-resident holders. Any determination of the fair market value by Magna is not binding on Revenue Canada. The withholding tax liability will be satisfied by Magna withholding the appropriate amount from the Magna regular quarterly cash dividend otherwise payable to shareholders.

Certain United States Federal Income Tax Considerations

   The following describes certain U.S. federal income tax considerations of
(i) the distribution of shares of our Class A Subordinate Voting Stock to a person that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income tax on a net basis (a "U.S. Holder") and (ii) the ownership and disposition of shares of our Class A Subordinate Voting Shares by a stockholder that is not a U.S. Holder (a "Non-U.S. Holder"). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which may affect the tax consequences described herein. This summary discusses only the principal U.S. federal income tax consequences to those beneficial owners holding our Class A Subordinate Voting Stock as capital assets within the meaning of Section 1221 of the Code.

   Tax Treatment to U.S. Holders of the Distribution of Class A Subordinate Voting Stock

   A U.S. Holder will realize, to the extent of Magna's current and accumulated earnings and profits, foreign source ordinary income on the receipt of shares of our Class A Subordinate Voting Stock in an amount equal to the fair market value of Class A Subordinate Voting Stock distributed (with the value of such dividend computed before any reduction for any Canadian withholding tax). Subject to the requirements and limitations imposed by the Code, a U.S. Holder may elect to claim the Canadian tax withheld or paid with respect to the distribution of shares of our Class A Subordinate Voting Stock as a foreign tax credit against the U.S. federal income tax liability of the U.S. Holder. The foreign tax credit will be allowable in respect of the distribution of our Class A Subordinate Voting Stock only if the U.S. Holder has held Magna Class A Subordinate Voting Shares for at least 16 days during the 30-day period beginning 15 days before the ex-dividend date for the dividend of our Class A Subordinate Voting Stock. The distribution of our Class A Subordinate Voting Stock generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for U.S. foreign tax credit purposes. U.S. Holders who do not elect to claim any foreign tax credits may claim a deduction for Canadian income tax withheld.

   Tax Treatment to Non-U.S. Holders of Owning Class A Subordinate Voting Stock

   Dividends. In general, if we were to make distributions with respect to our Class A Subordinate Voting Stock, such distributions would be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution that is not a dividend will be applied in reduction of the Non-U.S. Holder's basis in the Class A Subordinate Voting Stock. To the extent the distribution exceeds such basis, the excess will be treated as gain from the disposition of our Class A Subordinate Voting Stock.

   Dividends paid to a Non-U.S. Holder of Class A Subordinate Voting Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States or (ii) if a tax treaty applies, the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and attributable to a United States permanent establishment (or a fixed base through which certain personal services are performed) maintained by the Non-U.S. Holder. For dividend payments made prior to the effective date of certain pending United States Treasury Regulations, currently expected to be January 1, 2001, a Non-U.S. Holder may file IRS Form 4224, or successor form thereto, in order to avoid withholding with respect to dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States. However, for purposes of determining whether tax is to be withheld at a rate of 30% of the gross amount of such dividends or at a reduced rate as specified by an applicable tax treaty, we ordinarily will presume that dividends paid to a holder with an address in a foreign country are paid to a resident in such country absent knowledge that such presumption is not warranted, and dividends paid to a holder with an address within the United States generally will be presumed to be paid to a holder that is a U.S. person and will not be subject to such withholding unless we have actual knowledge that the holder is a Non-U.S. Holder. Under certain circumstances, a Non-U.S. Holder is required to file IRS Form 1001, or successor form thereto, to claim the benefit of a reduced withholding rate provided by an applicable income tax treaty.

   Dividends received by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are effectively connected with the conduct of a trade or business within the United States and attributable to a U.S. permanent establishment (or a fixed base through which certain personal services are performed), are subject to U.S. federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such dividends received by a Non-U.S. Holder that is a corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

   A Non-U.S. Holder eligible for a reduced rate of withholding of U.S. federal income tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.

   Gain on Disposition of Class A Subordinate Voting Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange, or other disposition of Class A Subordinate Voting Stock (including a redemption of Class A Subordinate Voting Stock treated as a sale for federal income tax purposes) unless (i) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder, (ii) the Non-U.S. Holder is an individual who holds the Class A Subordinate Voting Stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and either the individual has a "tax home" in the United States or the sale is attributable to an office or other fixed place of business maintained by the individual in the United States, or (iii) we are or have been a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code at any time within the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder's holding period and certain other conditions are met. Assuming the shares of our Class A Subordinate Voting Stock are regularly traded on an established securities market, these conditions include your ownership of more than 5 percent of the outstanding Class A Subordinate Voting Stock at any time during the 5-year period ending on the date you sell any shares of your Class A Subordinate Voting Stock.

   Backup Withholding Tax and Information Reporting. Generally, we must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence. Backup withholding at the rate of 31% may apply to payments subject to information reporting (including dividends and proceeds of sale) made to persons that fail to furnish certain identifying information in accordance with the U.S. information reporting requirements.

   Backup withholding and information reporting will not apply to payments of dividends on the Class A Subordinate Voting Stock or gross proceeds of a sale of Class A Subordinate Voting Stock if (i) the beneficial owner of Class A Subordinate Voting Stock certifies under penalty of perjury that it is a Non-U.S. Holder (for example, by providing the payor IRS Form W-8), (ii) payment is made to an "exempt recipient" (which term includes corporations) or (iii) an exemption is otherwise established.

   Backup withholding is not an additional tax. Rather, the tax liability of persons subject to 31% backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The names of our directors and senior officers and their ages, positions and principal occupations are set forth below.

Directors

                               Position with the Company and Principal
 Name and Address          Age Occupation
 ----------------          --- ---------------------------------------
 J. Brian Colburn(1)...... 56  Executive Vice-President and Secretary (interim)
  Toronto, Ontario             of the Company and Executive Vice-President,
                               Special Projects and Secretary of Magna

 Vincent Galifi(1)........ 39  Executive Vice-President, Finance (interim) of
  Woodbridge, Ontario          the Company and Executive Vice-President,
                               Finance and Chief Financial Officer of Magna

 James Nicol.............. 45  Vice-Chairman and President (interim) of the
  Toronto, Ontario             Company and Vice-Chairman of Magna International
                               Inc.

 Frank Stronach........... 67  Chairman and Chief Executive Officer (interim)
  Oberwaltersdorf, Austria     of the Company and Partner, Frank Stronach & Co.

--------
(1) Messrs. Colburn and Galifi intend to resign as directors effective on or prior to the completion of the distribution upon the appointment of replacement directors.

   The term of office for each director expires at the conclusion of the next annual meeting of our stockholders.

   All of our directors have held the principal occupations identified above (or another position with the same employer) for not less than five years, with the exception of Mr. Nicol. Mr. Nicol served as a Vice-Chairman of Magna since 1998, prior to which time he served as Chairman and Chief Executive Officer of TRIAM Automotive Inc. since February 1994. Prior to November 1992, Mr. Nicol held various senior management positions within Magna and its subsidiaries.

   Magna, as our sole stockholder, intends to appoint additional independent directors forming a majority of our board of directors, in order to comply with our Corporate Constitution, which we intend to implement prior to the distribution, to take effect upon completion of the distribution. Upon appointment of these additional independent directors, we will constitute an Audit Committee and a Corporate Governance, Human Resources and Compensation Committee. A majority of the members of each such committee will be comprised of independent directors.

Primary Officers

                              Position with the Company and Principal
 Name and Address         Age Occupation
 ----------------         --- ---------------------------------------
 James Bromby............ 40  Corporate Controller of the Company
  Toronto, Ontario

 J. Brian Colburn(1)..... 56  Executive Vice-President and Secretary
  Toronto, Ontario            (interim) of the Company and Executive Vice-
                              President, Special Projects (since May 1992)
                              and Secretary (since January 1994) of Magna

 Frank De Marco, Jr...... 74  Vice-President, Regulatory Affairs of the
  Studio City, California     Company and Executive Director, Secretary and
                              General Counsel of Los Angeles Turf Club, Inc.
                              (since April 1998)


                               Position with the Company and Principal
 Name and Address          Age Occupation
 ----------------          --- ---------------------------------------
 Vincent Galifi(1)........ 39  Executive Vice-President, Finance (interim) of
  Woodbridge, Ontario          the Company and Executive Vice-President,
                               Finance (since September 1996) and Chief
                               Financial Officer (since December 1997) of
                               Magna

 James Nicol(1)........... 45  Vice-Chairman and President (interim) and
  Toronto, Ontario             Vice-Chairman of Magna (since May 1998)

 Graham Orr(1)............ 53  Executive Vice-President and Chief Financial
  Woodbridge, Ontario          Officer (interim) of the Company and Executive
                               Vice-President, Corporate Development of Magna
                               (since October 1994)

 Lonny Powell............. 39  Vice-President, Racetrack Operations of the
  Glendora, California         Company and President and Chief Executive
                               Officer of Los Angeles Turf Club, Inc. (since
                               July 1999)

 Frank Stronach(1)........ 67  Chairman and Chief Executive Officer (interim)
  Oberwaltersdorf, Austria     of the Company and Partner, Frank Stronach &
                               Co.

--------
(1) Messrs. Colburn, Galifi, and Orr each intend to resign as officers effective on or prior to the completion of the distribution upon the appointment of replacement officers. Messrs. Stronach and Nicol intend to resign as Chief Executive Officer and President, respectively, effective on or prior to the completion of the distribution upon the appointment of replacement officers.

   All of our officers have held the principal occupations identified above (or another position with the same employer) for the last five years, with the exception of Lonny Powell, Frank DeMarco and James Bromby. Mr. Powell served as the President of Turf Paradise from 1994 to 1999, the President of Multnomah Greyhound Park from 1992 to 1994, Executive Vice-President and Chief Executive Officer of Longacres Park from 1990 to 1992, General Manager of Woodlands in 1990, Coordinator and Director of the University of Arizona Racetrack Industry Program from 1986 to 1990 and Assistant General Manager of Longacres Park from 1982 to 1986. Mr. De Marco has been a practicing attorney in Los Angeles County since 1951. Mr. Bromby has served in various capacities at Magna since 1998 and served as Senior Manager at PricewaterhouseCoopers in Toronto from 1994 to 1998 and in London, England from 1989 to 1994.

   Prior to the date of this Information Statement, none of our directors or officers owned beneficially any of our Class A Subordinate Voting Stock or Class B Stock. Following the distribution, all of our directors and officers as a group ( . persons) will beneficially own . of shares of our Class A Subordinate Voting Stock, representing approximately . % of our Class A Subordinate Voting Stock on a fully-diluted basis and none of our Class B Stock. See "Security Ownership of Certain Beneficial Owners and Management".

Employment Agreements

   We expect to enter into employment contracts with senior management effective on or prior to the distribution date. These employment contracts will generally provide for base salaries and annual bonuses (in most cases based on a specified percentage of our pre-tax profits before profit sharing), continued ownership of a minimum amount of our Class A Subordinate Voting Stock, confidentiality obligations and non-competition covenants. Each such employment contract will provide that we may terminate the senior officer's employment by giving minimum advance written notice of termination or by paying a retiring allowance in lieu thereof.

   Once adopted, our Corporate Constitution will provide that aggregate incentive bonuses (which may be paid in cash or deferred for payment in future years or which may be paid in our Class A Subordinate Voting Stock) paid or payable to senior management in respect of any fiscal year shall not exceed 6% of our pre-tax profits before profit sharing for such fiscal year. See "Description of Securities--Corporate Constitution" below.

   We are not required to make payments under any employment contract with our senior officers in the event of a change in control.

Stock Option Plan

   We intend to adopt an incentive stock option plan (the "Stock Option Plan") in order to provide incentive stock options and stock appreciation rights in respect of our Class A Subordinate Voting Stock to our eligible senior officers and employees. Certain persons engaged by us to provide management or consulting services to us or for our benefit would also be eligible to receive stock options and stock appreciation rights under the Stock Option Plan.

   Under the Stock Option Plan, stock options and stock appreciation rights may be granted in respect of a maximum of . shares of our Class A Subordinate Voting Stock, subject to customary anti-dilution adjustments. The option price for any option granted under the Stock Option Plan will be established at the time of the grant, but must be at least equal to the closing price of shares of our Class A Subordinate Voting Stock on the trading day immediately prior to the date of the grant. Each option is exercisable in such manner as determined at the date of grant and options will not be granted for terms exceeding 10 years. The Stock Option Plan will provide that:

  (a) the number of shares of our Class A Subordinate Voting Stock reserved for issuance pursuant to stock options granted to insiders may not exceed 10% of our then outstanding Class A Subordinate Voting Stock and Class B Stock;

  (b) the number of shares of our Class A Subordinate Voting Stock issuable to insiders within a one-year period may not exceed 10% of our then outstanding Class A Subordinate Voting Stock and Class B Stock; and

  (c) the number of shares of our Class A Subordinate Voting Stock issuable to any one insider and that insider's associates within a one-year period may not exceed 5% of our then outstanding Class A Subordinate Voting Stock and Class B Stock.

   The Stock Option Plan will be administered by the Corporate Governance, Human Resources and Compensation Committee of our board of directors. The option price will be payable in cash at the time of exercise or, at the discretion of the Corporate Governance, Human Resources and Compensation Committee, by delivery to us of other consideration or securities.

   Our Corporate Governance, Human Resources and Compensation Committee may also grant a stock appreciation right which will permit an optionee to elect to surrender an unexercised option, or any portion thereof, and to receive from us in exchange therefor an amount equal to the difference between the market price and the option exercise price of shares of our Class A Subordinate Voting Stock subject to such option. This grant may be made either at the time of the grant of an option under the Stock Option Plan or prior to the expiry or exercise of such option. The number of shares of our Class A Subordinate Voting Stock subject to a stock appreciation right may not exceed the number of shares of our Class A Subordinate Voting Stock subject to such option. In general, stock appreciation rights will be exercisable only at such times as the options in respect of which they are granted are exercisable. The amount payable as a result of the exercise of a stock appreciation right may, at the discretion of our Corporate Governance, Human Resources and Compensation Committee, be paid in shares of our Class A Subordinate Voting Stock, cash or a combination of our Class A Subordinate Voting Stock and cash.

   No options or stock appreciation rights granted under the Stock Option Plan will be transferable other than by will or by the laws of descent and distribution and each option or stock appreciation right will be exercisable during the lifetime of the holder only by him or her.

   Subject to regulatory approval and (where required) stockholder approval, our board of directors may amend, revise, suspend or discontinue the Stock Option Plan in whole or in part. However, such amendment, revision, suspension or discontinuance may not without the consent of a participant, alter or impair such participant's previously granted rights under the Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of November 5, 1999 regarding the beneficial ownership of our Class A Subordinate Voting Stock and Class B Stock by each person known by us to own more than five percent of the issued and outstanding shares of our Class A Subordinate Voting Stock and our Class B Stock.

   The number and percentage of shares of our stock beneficially owned are based on:

     . no outstanding shares of our Class A Subordinate Voting Stock as of November 5, 1999

     .  78,535,328 shares of Class B Stock outstanding as of November 5,
  1999.

                              Name and Address       Amount and Nature of
Class of Securities         of Beneficial Holder     Beneficial Ownership Percent of Class
-------------------         --------------------     -------------------- ----------------
Class B Stock........... Magna International Inc.(1)      78,535,328            100%
                         337 Magna Drive
                         Aurora, Ontario
                         L4G 7K1

--------
(1) Magna directly owns 73,322,336 (or 93.36%) of these shares of our Class B Stock. The remaining shares are owned through direct or indirect wholly owned subsidiaries of Magna.

   As of November 5, 1999, none of our directors or officers owned any shares of our Class A Subordinate Voting Stock or Class B Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Magna

   Magna was incorporated under the laws of Ontario, Canada. The Class A Subordinate Voting Shares of Magna are listed for trading on the NYSE, the TSE and the ME. Magna's Class B Shares are listed on the TSE. Magna is currently our sole stockholder. Upon completion of the distribution, Magna will own all our Class B Stock (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us.

   Once implemented prior to the distribution, our Corporate Constitution will require that a minimum of two directors be individuals who are not our officers or employees, officers or employees of any of our affiliates (including Magna), directors of any of our affiliates (including Magna), or persons related to any such officers, employees or directors. Our Corporate Constitution will also require that a majority of our directors be individuals who are not our officers or employees or individuals related to such persons. See "Description of Securities--Corporate Constitution--Board of Directors". Policies of applicable securities regulatory authorities also recommend that issuers involved in a "related party transaction" have such transaction approved by a special committee of directors, consisting only of directors who are independent of the interested party and, in certain circumstances, that an independent valuation and the approval of such transaction by a majority of the disinterested stockholders be obtained. We intend to constitute such a special committee of directors in appropriate circumstances and to comply with such other requirements as may be opposed under applicable law.

   Magna has made a commitment to its shareholders that it will not, for a period of seven years ending May 31, 2006, without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares: (i) make any further debt or equity investment in us or any of our subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in us. Magna has also stated to its shareholders that it intends to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of additional shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position. This may occur through a combination of: (i) secondary sales by Magna of such stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions, acquisitions and/or other investments by business partners in us.

   See Note 10 to the Consolidated Financial Statements regarding certain transactions between us and Magna.

Control of the Company

   After giving effect to the distribution, Magna will continue to be able to elect all our directors and will continue to control us. Therefore, Magna will continue to be able to cause us to effect certain corporate transactions without the consent of our minority stockholders, subject to applicable law. In addition, Magna will continue to be able to cause or prevent a change in our control. The Stronach Trust controls Magna through the right to direct the votes attaching to Class B Shares of Magna which carry a majority of the votes attaching to the outstanding voting shares of Magna. Frank Stronach, one of our directors, and the founder, a director and Chairman of the Board of Directors of Magna, together with three other members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust.

Purchase of Land in Aurora, Canada

   During the five month period ended December 31, 1998, Magna entered into an agreement to purchase from a company associated with members of the family of Frank Stronach, the Chairman of the Board of Magna, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. This land is adjacent to land currently owned by Magna and other land subject to a conditional sale agreement by Magna to us. As at August 31, 1999, Magna had paid $9.0 million to the vendor in connection with this transaction. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna, have been transferred to us as part of the Reorganization (see "Reorganization" above).

Access Fees

   Magna is currently paying us an annual fee to access the Fontana Sports golf course and related recreational facilities for Magna-sponsored corporate and charitable events as well as for business development purposes. The access fee relating to Fontana Sports is payable until March 1, 2004. Upon completion of Aurora Downs, Magna will enter into an agreement to pay us an annual access fee to use Aurora Downs for Magna-sponsored corporate and charitable events and business development purposes. The access fee agreement relating to Aurora Downs will expire five years from the date of such agreement. We have also granted Magna a right of first refusal to purchase these two golf courses, if we decide to sell them.

                               LEGAL PROCEEDINGS

   One of our subsidiaries has been named as a defendant in a class action brought in a United States District Court by Gutwillig et al. The plaintiffs in this class action claim unspecified compensatory and punitive damages, for restitution and disgorgement of profits, all in relation to forced labor performed by the plaintiffs for such subsidiary and certain other Austrian and German corporate defendants at their facilities in Europe during World War II. As a result of the transactions described under the heading "Reorganization" above, we acquired the stock of such subsidiary. Under Austrian law, such subsidiary would be jointly and severally liable for the damages awarded in respect of this class action claim. We cannot predict the final outcome of this class action suit, or establish a reasonable estimate of possible damages or a range of possible damages that could be awarded to the plaintiffs if their claims are successful. However, an Austrian subsidiary of Magna has agreed to indemnify such subsidiary for any damages or expenses associated with this claim.

   From time to time, various routine claims incidental to our business are made against us. None of these claims have had, and we believe that none of the current claims, if successful, will have, a materially adverse effect upon us.

                 TRADING HISTORY AND DIVIDEND RECORD AND POLICY

   There has been no market for the shares of our Class A Subordinate Voting Stock or Class B Stock.

   Holders of shares of our Class A Subordinate Voting Stock and our Class B Stock are entitled to receive their proportionate shares of dividends as may be declared by our board of directors, subject to the prior rights attaching to any other stock ranking in priority to our Class A Subordinate Voting Stock and our Class B Stock.

   Subject to applicable law, we intend to pay dividends starting with the fiscal year commencing January 1, 2004 in respect of the quarter commencing on that date and each succeeding quarter on our Class A Subordinate Voting Stock and our Class B Stock. We will declare future dividends on our Class A Subordinate Voting Stock and our Class B Stock in accordance with our articles of incorporation and our Corporate Constitution. See "Description of Securities--Corporate Constitution--Dividends".

   We were incorporated on March 4, 1999 and have not declared any dividends to date.

                    RECENT SALES OF UNREGISTERED SECURITIES

   In connection with the transactions described under the heading "Reorganization", Magna received approximately $300 million of shares of our stock in consideration for the transfer to us of certain assets and the cancellation of certain intercompany indebtedness. In addition, Magna subscribed for shares of our stock in consideration for a cash payment of approximately $250 million. These issuances, totalling 78,535,328 shares of our Class B Stock, were made in reliance on the exemption from registration provided in Section 4(2) of the United States Securities Act of 1933 for transactions by an issuer not involving any public offering and in reliance upon exemptions from Canadian prospectus requirements.

                           DESCRIPTION OF SECURITIES

   Our authorized stock consists of 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01, and 90,000,000 shares of Class B Stock, par value $0.01.

   Neither Delaware law nor our articles of incorporation or by-laws limit the right of non-resident or foreign owners of our Class A Subordinate Voting Stock or Class B Stock to hold or to vote such stock.

Class A Subordinate Voting Stock

   Holders of our Class A Subordinate Voting Stock are entitled:

  . to one vote for each share of Class A Subordinate Voting Stock held at all meetings of our stockholders, excluding meetings of the holders of another class or series of stock; holders of shares of our Class B Stock are entitled to vote at such meetings on the basis of 20 votes per share of Class B Stock held;

  . to receive a proportionate share of dividends that may be declared by our Board of Directors, other than certain stock dividends described below, and subject to the prior rights of stock ranking prior to our Class A Subordinate Voting Stock and our Class B Stock; and

  . to receive a proportionate share of proceeds from the sale of our property and net assets available for distribution in the event of our liquidation, dissolution, winding-up or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs.

   Under our articles of incorporation, our Board of Directors may declare a simultaneous stock dividend payable on our Class A Subordinate Voting Stock in Class A Subordinate Voting Stock and on our Class B Stock in Class A Subordinate Voting Stock or Class B Stock (which would cause additional voting dilution to holders of our Class A Subordinate Voting Stock). No dividend payable in Class B Stock may be declared on our Class A Subordinate Voting Stock.

   Holders of our Class A Subordinate Voting Stock have certain additional voting rights under our Corporate Constitution. See "Description of Securities--Corporate Constitution" below.

   Our articles of incorporation state that where such articles (including the Corporate Constitution) require the approval of the holders of our Class A Subordinate Voting Stock voting as a separate class, such approval means the approval given by a majority of the votes cast at a meeting of such holders other than the votes attaching to shares of Class A Subordinate Voting Stock beneficially owned directly or indirectly by Magna or by any person who, by agreement, is acting jointly with Magna or over which Magna or any such person exercises direct or indirect control or direction. No such limitations would apply to any other holder of shares of Class A Subordinate Voting Stock.

Class B Stock

   The holders of our Class B Stock are entitled:

  . to 20 votes for each share of Class B Stock held at all meetings of our stockholders, other than meetings of the holders of another class or series of stock; holders of our Class A Subordinate Voting Stock are entitled to vote at such meetings on the basis of one vote per share held;

  . to receive a proportionate share of any dividends that may be declared by our board of directors other than certain stock dividends as described above and subject to the prior rights of stock ranking in priority to our Class B Stock and our Class A Subordinate Voting Stock;

  . to receive a proportionate share of the proceeds from the sale of our property and net assets available for distribution in the event of our liquidation, dissolution, winding-up or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs; and

  . from time to time, to convert the Class B Stock into Class A Subordinate Voting Stock on a one-for-one basis. Our Class B Stock cannot be issued without the approval by ordinary resolution of the holders of our Class B Stock voting separately as a class, other than in connection with a stock dividend.

Corporate Constitution

   We have adopted certain organizational and operating policies and principles, some of which will be embodied in our Corporate Constitution. Our Corporate Constitution, which will form part of our charter documents, defines the rights of employees and investors to participate in our profits and growth and imposes discipline on our management. The following description summarizes the material terms and provisions of our Corporate Constitution. These features cannot be amended or varied without the prior approval of the holders of our Class A Subordinate Voting Stock (other than Magna or any person who, by agreement, is acting jointly with Magna or over which Magna or any such person exercises direct or indirect control or direction) and our Class B Stock, each voting as a separate class.

Board of Directors

   Our Corporate Constitution provides that, unless otherwise approved by the holders of our Class A Subordinate Voting Stock and our Class B Stock, each voting as a separate class, a majority of the members of our Board of Directors shall be individuals who are not our officers or employees or individuals related to such persons and that a minimum of two directors shall be persons who are not officers or employees of us or any of our affiliates (including Magna) or directors of any of our affiliates (including Magna), nor persons related to any such officers, employees or directors.

Employee Profit Sharing Plan

   Our Corporate Constitution requires that 10% of our pre-tax profits before profit sharing for each fiscal year commencing in respect of our fiscal year commencing January 1, 2004 be allocated to our employee profit sharing plan and/or otherwise be distributed to our employees or the employees of our affiliates who do not participate in a similar plan, and who do not receive management incentive bonuses, during such year or the immediately following fiscal year. See "Incentive Bonuses" below.

Dividends

   Our Corporate Constitution provides that, commencing in respect of our fiscal year commencing January 1, 2004, unless otherwise approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock, voting as separate classes, the holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive and we will pay, as and when declared by our Board of Directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of such fiscal years so that the aggregate of the dividends paid or payable in respect of such year is at least equal to 10% of our after-tax profits for our fiscal years commencing January 1, 2004 and 2005. In respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends in respect of such fiscal years so that the aggregate of the dividends paid or payable in respect of such year is (i) equal to at least 10% of our after-tax profits and (ii) on average, equal to at least 20% of our after-tax profits for such fiscal year and the two immediately preceding fiscal years.

Authorized Capital

   Except as otherwise approved by the holders of at least a majority of each of our Class A Subordinate Voting Stock and our Class B Stock, voting as separate classes, our Corporate Constitution prohibits: (i) an increase in the maximum number of authorized shares of any class of our capital stock; and (ii) the creation of any new class or series of stock having voting rights (other than on default in the payment of dividends) or having rights to participate in our profits (other than securities convertible into existing classes of stock or a class or series of stock having fixed dividends or dividends determined without regard to profits).

Social Objectives

   Beginning in respect of our fiscal year commencing January 1, 2004, pursuant to our Corporate Constitution, a maximum of 2% of our pre-tax profits for any fiscal year shall be allocated to the promotion of certain social objectives during such fiscal year or the immediately following fiscal year. The term "social objectives" is defined to mean objectives which, in the sole opinion of our executive management, are of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social or other useful nature to the communities in which we operate.

Incentive Bonuses

   Our Corporate Constitution provides that, effective in our fiscal year commencing January 1, 2004, incentive bonuses (which may be paid in cash or in our Class A Subordinate Voting Stock) paid or payable to our corporate management in respect of each fiscal year shall not exceed 6% of our pre-tax profits before profit sharing for such fiscal year and that base salaries payable to such corporate management shall be comparable to those in the industry generally. "Corporate management" is defined to mean our chief executive officer, chief operating officer, chief marketing officer and chief administrative officer and any other employee designated by such persons from time to time to be included within "corporate management".

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As permitted by Section 145 of the Delaware General Corporation Law, our by-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was or has agreed to become one of our directors, officers, employees or agents, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our indemnification obligation extends to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such an action, suit or proceeding and any appeal therefrom, if any such person acted in good faith in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that, to the extent permitted by law, our directors will have no liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. We are covered under Magna's liability insurance which provides for coverage for our officers and directors and officers and directors of our subsidiaries, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from violations of, or the enforcement of, environmental laws and regulations.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

   Our auditors are Ernst & Young LLP, 2049 Century Park East, Suite 1700, Los Angeles, California 90067.

   The transfer agent and registrar for our Class A Subordinate Voting Stock is . at its principal office in . .

                                    PROMOTER

   Since Magna took the initiative in substantially reorganizing our business and capital, Magna may be a promoter of us within the meaning of the securities laws of certain provinces of Canada. See "Relationship with Magna", "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions" and "Reorganization".

                              FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements of MI Entertainment
 Corp. as at and for the eight months ended August 31, 1999 and the year
 ended December 31, 1998.................................................   F-2
Audited Consolidated Financial Statements of MI Entertainment Corp. as at
 and for the five month period ended December 31, 1998 and July 31, 1998 and the years ended July 31, 1997 and 1996..............................  F-12
Audited Financial Statements of Los Angeles Turf Club, Inc. as at
 December 10, 1998 and
 December 31, 1997 and for the periods from January 1, 1998 through
 December 10, 1998, January 1, 1997 through November 5, 1997, November 6,
 1997 through December 31, 1997 and for the year ended December 31,
 1996....................................................................  F-38
Audited Consolidated Financial Statements of Gulfstream Park Racing
 Association, Inc. and Subsidiary as at December 31, 1998 and 1997 and
 for each of the years in the three year period ended
 December 31, 1998.......................................................  F-53
Audited Financial Statements of Remington Park, Inc. as at December 31,
 1998 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-64
Audited Financial Statement of Thistledown, Inc. as at December 31, 1998
 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-77
Audited Combined Financial Statements of Golden Gate Fields (consisting of Pacific Racing Association's operations subject to licensing provisions of the California Horse Racing Board, Ladbroke Racing
 California, Inc. and Ladbroke Landholdings, Inc. (wholly-owned subsidiaries of Ladbroke Racing Corporation)) as at December 31, 1998
 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-89

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             MI ENTERTAINMENT CORP.

              For the eight month period ended August 31, 1999 and
                        the year ended December 31, 1998

                            MI ENTERTAINMENT CORP.

  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
                                    (LOSS)
                     for the Year Ended December 31, 1998
                                  [Unaudited]
           [U.S. dollars in thousands, except per share information]

                         MI
                    Entertainment                     Santa
                        Corp.                         Anita            LATC
                     Year Ended                       Real         Adjustments                      Gulfstream
                    December 31,       LATC          Estate      (Notes 2(a)(iii)   Gulfstream     Adjustments      Remington
                        1998      (Note 2(a)(i)) (Note 2(a)(ii))    thru (vi))    (Note 2(b)(i)) (Note 2(b)(iii)) (Note 2(c)(i))
                    ------------- -------------- --------------- ---------------- -------------- ---------------- --------------
 Revenue
 Racetrack........     $ 3,952       $63,162         $                $              $23,648          $              $15,492
 Real estate......      21,239
                       -------       -------         -------          ------         -------          ------         -------
                        25,191        63,162                                          23,648                          15,492
                       -------       -------         -------          ------         -------          ------         -------
 Costs and
 expenses
 Racetrack
 operating
 costs............       3,625        62,586         (10,184)           (303)         16,392                          16,994
 Real estate
 operating
 costs............      27,355
 Impairment of
 long-lived
 assets...........                                                                                                     2,837
 Depreciation and
 amortization.....       2,759         1,200             695             982           1,860           4,033           2,707
 Interest expense
 (income), net....       2,075         1,089                            (924)          3,308          (3,231)          2,182
                       -------       -------         -------          ------         -------          ------         -------
                        35,814        64,875          (9,489)           (245)         21,560             802          24,720
                       -------       -------         -------          ------         -------          ------         -------
 Income (loss)
 before income
 taxes............     (10,623)       (1,713)          9,489             245           2,088            (802)         (9,228)
 Income tax
 provision
 (recovery).......        (177)                                        3,269             861            (331)
                       -------       -------         -------          ------         -------          ------         -------
 Net income
 (loss)...........     (10,446)       (1,713)          9,489          (3,024)          1,227            (471)         (9,228)
 Other
 comprehensive
 income:
 Foreign currency
 translation
 adjustment.......       2,866
                       -------       -------         -------          ------         -------          ------         -------
 Comprehensive
 income (loss)....      (7,580)       (1,713)          9,489          (3,024)          1,227            (471)         (9,228)
                       =======       =======         =======          ======         =======          ======         =======
 Basic and diluted
 earnings (loss)
 per share of
 Class A
 Subordinate
 Voting and
 Class B Stock....
 Average number of
 shares of Class A
 Subordinate
 Voting and Class
 B Stock
 outstanding
 during the period
 [in thousands]:
  Basic and
  diluted.........      78,535
                       =======
                                                                                                        Other
                                                                                         Golden       Pro Forma   Pro Forma
                       Remington                      Thistledown        Golden           Gate       Adjustments Consolidated
                      Adjustments     Thistledown     Adjustments         Gate        Adjustments    (Notes 2(f) Statement of
                    (Note 2(c)(iii)) (Note 2(d)(i)) (Note 2(d)(iii)) (Note 2(e)(i)) (Note 2(e)(iii))  thru (i))     Income
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Revenue
 Racetrack........       $              $17,680           $             $25,651          $             $           $149,585
 Real estate......                                                                                                   21,239
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
                                         17,680                          25,651                                     170,824
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Costs and
 expenses
 Racetrack
 operating
 costs............                       16,027                          21,677            (536)                    126,278
 Real estate
 operating
 costs............                                                                                                   27,355
 Impairment of
 long-lived
 assets...........       (2,837)
 Depreciation and
 amortization.....           91           1,465            215            3,621            (340)                     19,288
 Interest expense
 (income), net....       (2,308)            487           (576)           1,697            (359)       (1,825)        1,615
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
                         (5,054)         17,979           (361)          26,995          (1,235)       (1,825)      174,536
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Income (loss)
 before income
 taxes............        5,054            (299)           361           (1,344)          1,235         1,825        (3,712)
 Income tax
 provision
 (recovery).......       (1,461)            253           (228)             202            (104)                      2,284
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Net income
 (loss)...........        6,515            (552)           589           (1,546)          1,339         1,825        (5,996)
 Other
 comprehensive
 income:
 Foreign currency
 translation
 adjustment.......                                                                                                    2,866
                    ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Comprehensive
 income (loss)....        6,515            (552)           589           (1,546)          1,339         1,825        (3,130)
                    ================ ============== ================ ============== ================ =========== ============
 Basic and diluted
 earnings (loss)
 per share of
 Class A
 Subordinate
 Voting and
 Class B Stock....                                                                                                 $  (0.07)
                                                                                                                 ============
 Average number of
 shares of Class A
 Subordinate
 Voting and Class
 B Stock
 outstanding
 during the period
 [in thousands]:
  Basic and
  diluted.........                                         651                            1,012                      80,198
                                                    ================                ================             ============

                            See accompanying notes

                            MI ENTERTAINMENT CORP.

  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
                                    (LOSS)
                  for the Eight Months Ended August 31, 1999
                                  [Unaudited]
           [U.S. dollars in thousands, except per share information]

                    MI Entertainment
                         Corp.
                      Eight Months
                         Ended                         Gulfstream                      Remington
                       August 31,      Gulfstream     Adjustments      Remington      Adjustments     Thistledown
                          1999       (Note 2(b)(i)) (Note 2(b)(iii)) (Note 2(c)(i)) (Note 2(c)(iii)) (Note 2(d)(i))
                    ---------------- -------------- ---------------- -------------- ---------------- --------------
 Revenue
 Racetrack.......       $57,557         $24,030         $                $8,748          $              $11,971
 Real estate.....        10,974
                        -------         -------         -------          ------          -----          -------
                         68,531          24,030                           8,748                          11,971
                        -------         -------         -------          ------          -----          -------
 Costs and
 expenses
 Racetrack
 operating
 costs...........        42,245          13,614                           8,916                          10,743
 Real estate
 operating
 costs...........        10,605
 Depreciation and
 amortization....         4,041           1,292           2,689             432             61              960
 Interest expense
 (income), net...           522           2,041          (1,980)            (83)                            218
                        -------         -------         -------          ------          -----          -------
                         57,413          16,947             709           9,265             61           11,921
                        -------         -------         -------          ------          -----          -------
 Income (loss)
 before income
 taxes...........        11,118           7,083            (709)           (517)           (61)              50
 Income tax
 provision
 (recovery)......         5,342           2,810            (281)                          (202)              16
                        -------         -------         -------          ------          -----          -------
 Net income
 (loss)..........         5,776           4,273            (428)           (517)           141               34
 Other
 comprehensive
 loss:
 Foreign currency
 translation
 adjustment......        (5,631)
                        -------         -------         -------          ------          -----          -------
 Comprehensive
 income (loss)...           145           4,273            (428)           (517)           141               34
                        =======         =======         =======          ======          =====          =======
 Basic and
 diluted earnings
 per share of
 Class A
 Subordinate
 Voting and Class
 B Stock.........
 Average number
 of shares of
 Class A
 Subordinate
 Voting and
 Class B Stock
 outstanding
 during the
 period [in
 thousands]:
 Basic and
 diluted.........        78,535
                        =======
                                                         Golden              Other          Pro Forma
                      Thistledown        Golden           Gate             Pro Forma       Consolidated
                      Adjustments         Gate        Adjustments         Adjustments      Statement of
                    (Note 2(d)(iii)) (Note 2(e)(i)) (Note 2(e)(iii)) (Notes 2(f) thru (i))    Income
                    ---------------- -------------- ---------------- --------------------- ------------
 Revenue
 Racetrack.......        $              $20,294         $                    $               $122,600
 Real estate.....                                                                              10,974
                    ---------------- -------------- ---------------- --------------------- ------------
                                         20,294                                               133,574
                    ---------------- -------------- ---------------- --------------------- ------------
 Costs and
 expenses
 Racetrack
 operating
 costs...........                        15,114            (124)                               90,508
 Real estate
 operating
 costs...........                                                                              10,605
 Depreciation and
 amortization....          143            1,691             752                                12,061
 Interest expense
 (income), net...         (308)           1,631          (1,189)              (475)               377
                    ---------------- -------------- ---------------- --------------------- ------------
                          (165)          18,436            (561)              (475)           113,551
                    ---------------- -------------- ---------------- --------------------- ------------
 Income (loss)
 before income
 taxes...........          165            1,858             561                475             20,023
 Income tax
 provision
 (recovery)......           66            2,300          (1,332)                                8,719
                    ---------------- -------------- ---------------- --------------------- ------------
 Net income
 (loss)..........           99             (442)          1,893                475             11,304
 Other
 comprehensive
 loss:
 Foreign currency
 translation
 adjustment......                                                                              (5,631)
                    ---------------- -------------- ---------------- --------------------- ------------
 Comprehensive
 income (loss)...           99             (442)          1,893                475              5,673
                    ================ ============== ================ ===================== ============
 Basic and
 diluted earnings
 per share of
 Class A
 Subordinate
 Voting and Class
 B Stock.........                                                                            $   0.14
                                                                                           ============
 Average number
 of shares of
 Class A
 Subordinate
 Voting and
 Class B Stock
 outstanding
 during the
 period [in
 thousands]:
 Basic and
 diluted.........          651                            1,012                                80,198
                    ================                ================                       ============

                            See accompanying notes

                            MI ENTERTAINMENT CORP.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             as at August 31, 1999
                                  [Unaudited]
                          [U.S. dollars in thousands]

                                           MI                          Gulfstream                       Remington
                                      Entertainment   Gulfstream      Adjustments       Remington      Adjustments
                                          Corp.     (Note 2(b)(ii)) (Note 2(b)(iii)) (Note 2(c)(ii)) (Note 2(c)(iii))
                                      ------------- --------------- ---------------- --------------- ----------------
ASSETS
Current assets:
 Cash and cash
 equivalents....                        $ 15,629       $  7,996         $(89,200)       $  3,934         $(10,250)
 Accounts
 receivable.....                           6,963            250                              444
 Inventories....                             597                                             166
 Prepaid
 expenses and
 other..........                           1,329            911                              302
                                        --------       --------         --------        --------         --------
                                          24,518          9,157          (89,200)          4,846          (10,250)
Real estate
properties and
fixed assets,
net.............                         352,872         12,845           63,883           8,804
Deferred income
taxes...........
Other assets....                                             16           69,142           1,331            1,816
                                        --------       --------         --------        --------         --------
                                         377,390         22,018           43,825          14,981           (8,434)
                                        ========       ========         ========        ========         ========
                                                                                 Golden              Other          Pro Forma
                                            Thistledown         Golden            Gate             Pro Forma       Consolidated
                            Thistledown     Adjustments          Gate         Adjustments         Adjustments        Balance
                          (Note 2(d)(ii)) (Note 2(d)(iii)) (Note (2(e)(ii)) (Note 2(e)(iii)) (Notes 2(f) thru (h))    Sheet
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
ASSETS
Current assets:
 Cash and cash
 equivalents....             $  4,517         $ (9,750)        $ 48,141        $(106,389)          $214,760          $ 79,388
 Accounts
 receivable.....                2,658                               988                                                11,303
 Inventories....                  169                                                                                     932
 Prepaid
 expenses and
 other..........                   73                               288                                                 2,903
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
                                7,417           (9,750)          49,417         (106,389)           214,760            94,526
Real estate
properties and
fixed assets,
net.............                9,806                            48,554           36,142                              532,906
Deferred income
taxes...........                                                                                      3,041             3,041
Other assets....                1,099            4,292            2,537           28,439                              108,672
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
                               18,322           (5,458)         100,508          (41,808)           217,801           739,145
                          =============== ================ ================ ================ ===================== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...              $  7,339       $                $               $                $
 Accounts
 payable........                 6,050            751                            1,579
 Accrued
 salaries and
 wages..........                   676
 Refundable
 deposits.......                 2,048
 Other accrued
 liabilities....                 5,257          1,037                            4,354
 Income taxes
 payable........                 4,300          1,507
 Long-term debt
 due within one
 year...........                 3,323          6,800                                8
 Deferred
 revenue........                 2,337          1,844                              587
 Note payable to
 Magna..........                35,240
                              --------       --------         --------        --------         --------
                                66,570         11,939                            6,528
                              --------       --------         --------        --------         --------
Long-term debt..                12,040         48,000          (48,000)
                              --------       --------         --------        --------         --------
Other long-term
liabilities.....                 1,317                                              19
                              --------       --------         --------        --------         --------
Deferred income
taxes...........                   522            694           53,210
                              --------       --------         --------        --------         --------
Magna's net
investment......               296,941
Share capital...                               21,238          (21,238)         48,149          (48,149)
Deficit.........                              (59,853)          59,853         (39,715)          39,715
                              --------       --------         --------        --------         --------
                               296,941        (38,615)          38,615           8,434           (8,434)
                              --------       --------         --------        --------         --------
                               377,390         22,018           43,825          14,981           (8,434)
                              ========       ========         ========        ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...             $                $                $               $                   $                 $  7,339
 Accounts
 payable........                3,758                            22,378          (19,864)                              14,652
 Accrued
 salaries and
 wages..........                                                                                                          676
 Refundable
 deposits.......                                                                                                        2,048
 Other accrued
 liabilities....                1,597                             3,451              (34)                              15,662
 Income taxes
 payable........                                                                                                        5,807
 Long-term debt
 due within one
 year...........                                                  2,594           (2,594)                              10,131
 Deferred
 revenue........                   23                                                                                   4,791
 Note payable to
 Magna..........                                                                                    (35,240)
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
                                5,378                            28,423          (22,492)           (35,240)           61,106
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
Long-term debt..               61,530          (61,530)          59,435          (42,105)                              29,370
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
Other long-term
liabilities.....                                                                                                        1,336
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
Deferred income
taxes...........                1,269            1,717                            28,439              6,859            92,710
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
Magna's net
investment......                                                                                   (296,941)
Share capital...                  100            4,400           14,854           (7,854)           543,123           554,623
Deficit.........              (49,955)          49,955           (2,204)           2,204
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
                              (49,855)          54,355           12,650           (5,650)           246,182           554,623
                          --------------- ---------------- ---------------- ---------------- --------------------- ------------
                               18,322           (5,458)         100,508          (41,808)           217,801           739,145
                          =============== ================ ================ ================ ===================== ============

                            See accompanying notes

                             MI ENTERTAINMENT CORP.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  [Unaudited]

1. BASIS OF PRESENTATION

   The pro forma consolidated balance sheet has been prepared from the unaudited consolidated balance sheet of MI Entertainment Corp. (the "Company") as at August 31, 1999 and the unaudited balance sheets of Gulfstream Park Racing Association, Inc. ("Gulfstream"), Remington Park, Inc. ("Remington"), Thistledown, Inc. ("Thistledown") and Golden Gate Fields ("Golden Gate") as at August 31, 1999. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the eight months ended August 31, 1999 has been prepared from the unaudited consolidated statement of income (loss) and comprehensive income (loss) of the Company and the unaudited consolidated statement of income of Gulfstream, the unaudited statements of operations and accumulated deficit of Remington and Thistledown and the unaudited combined statement of operations of Golden Gate each for the eight months ended August 31, 1999. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 has been prepared from the audited consolidated statements of income (loss) and comprehensive income (loss) of the Company for the five months ended December 31, 1998 and the year ended July 31, 1998 and the unaudited consolidated statement of income (loss) and comprehensive income (loss) for the five months ended December 31, 1997 as well as the audited statement of operations for the Los Angeles Turf Club, Inc. ("LATC") for the period from January 1, 1998 to December 10, 1998 and the audited consolidated statement of income of Gulfstream, the audited statements of operations and accumulated deficit of Remington and Thistledown and the audited combined statement of operations of Golden Gate each for the year ended December 31, 1998. Results of operations for the Company for the year ended December 31, 1998 were calculated by adding the audited results of operations for the five months ended December 31, 1998 and the year ended July 31, 1998 less the unaudited results of operations for the five months ended December 31, 1997. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, LATC, Gulfstream, Remington, Thistledown and Golden Gate including the related notes thereto, presented elsewhere herein.

   The pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") which are also in conformity, in all material respects, with accounting principles generally accepted in Canada ("Canadian GAAP") except as described in note 3 to these pro forma consolidated financial statements.

   These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

   The pro forma consolidated financial statements have been presented assuming that the Reorganization as described elsewhere herein and the other items described below had been completed as of January 1, 1998 for the pro forma consolidated statements of income (loss) and comprehensive income (loss), and as of August 31, 1999 for the pro forma consolidated balance sheet. The pro forma consolidated financial statements give effect to the following items:

   [a] The acquisition of the Santa Anita racetrack including LATC and approximately 305 acres of related real estate.

     i] The Company acquired the Santa Anita racetrack on December 10, 1998. Accordingly, the Company's financial position and results of operations include the Santa Anita racetrack from December 10, 1998. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes the results of operations for LATC from January 1, 1998 to December 10, 1998.

                             MI ENTERTAINMENT CORP.

                                  (Unaudited)

     ii] Historically, the Santa Anita real estate was leased by LATC. Under the lease agreement, LATC was responsible for all operating costs associated with the real estate (including property taxes, utilities, insurance, repairs and maintenance) and such costs are included in the LATC statement of operations. Given that the Company acquired the Santa Anita real estate, the historic rents paid by LATC from January 1, 1998 to December 10, 1998 in the amount of $10,184,000 have been reversed in the pro forma consolidated statement of income (loss) and comprehensive income
  (loss) and replaced with depreciation expense of $695,000 based on the purchase price paid by the Company for the Santa Anita real estate and the allocation of the purchase price to land and depreciable real estate assets.

     iii] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an adjustment to remove $303,000 related to expenses recorded with respect to a defined benefit deferred compensation obligation of LATC's previous owner. Such obligation has not been transferred to LATC or the Company.

     iv] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an increase in depreciation expense of $982,000 as a result of the purchase price allocation to the assets of LATC.

     v] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an adjustment to remove $924,000 of interest expense on balances which were due to the previous owner of LATC. Such balances were eliminated under the purchase agreement and have not been replaced with other interest bearing financing.

     vi] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 has been adjusted by $3,269,000 to reflect the tax expense, effected at a combined federal and state tax rate of 40%, that would have been incurred on the earnings for the year of LATC after the above noted pro forma adjustments.

   [b] On September 1, 1999, the Company acquired all the outstanding capital stock of Gulfstream for a purchase price, including estimated transaction costs, of $89,200,000 payable in cash.

     i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 includes the results of operations of Gulfstream for the same periods.

     ii] The pro forma consolidated balance sheet as at August 31, 1999 includes the financial position of Gulfstream as at the same date.

     iii] The pro forma consolidated balance sheet as at August 31, 1999 includes an adjustment to record the application of purchase accounting to the August 31, 1999 Gulfstream balance sheet. Real estate properties (comprising land, improvements and buildings) are increased by $63,883,000, other assets (comprising the racing licence) are increased by $69,142,000, deferred tax liabilities are increased by $53,210,000, long-term debt is reduced by $48,000,000 as the debt was repaid by the vendor on the Company's acquisition of Gulfstream, cash and cash equivalents are reduced by the Company's purchase price paid of $89,200,000, and the share capital and deficit of Gulfstream of $21,238,000 and $59,853,000 are eliminated.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 include adjustments that arise as a result of the acquisition of Gulfstream and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and eight months ended August 31, 1999 are:

    --additional depreciation and amortization expense of $4,033,000 and $2,689,000, respectively, as a result of the increase in the book value of the buildings by $23,040,000 and racing licence by

                             MI ENTERTAINMENT CORP.

                                  (Unaudited)

     $69,142,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of interest expense of $3,156,000 and $1,933,000, respectively, as a result of the repayment of $48,000,000 of long-term debt;

    --reversal of long-term debt related fees (reflected in interest expense (income), net) of $75,000 and $47,000, respectively, paid to the former owner of Gulfstream; and

    --reduction of the tax expense by $331,000 and $281,000, respectively, as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

   [c] On October 21, 1999, the Company entered into a binding agreement to acquire all the outstanding capital stock of Remington for a purchase price, including estimated transaction costs, of $10,250,000 payable in cash. This acquisition is expected to close in November 1999.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 includes the results of operations of Remington for the same periods.

     [ii] The pro forma consolidated balance sheet as at August 31, 1999 includes the financial position of Remington as at the same date.

     [iii] The pro forma consolidated balance sheet as at August 31, 1999 includes an adjustment to record the application of purchase accounting to the August 31, 1999 Remington balance sheet. Other assets (comprising the racing licence) are increased by $1,816,000, cash and cash equivalents are reduced by the Company's purchase price paid of $10,250,000 and the share capital and deficit of Remington of $48,149,000 and $39,715,000 are eliminated.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 include adjustments that arise as a result of the acquisition of Remington and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and eight months ended August 31, 1999 are:

    --reversal of an impairment of long-lived assets charge in the amount of $2,837,000 as such assets for pro forma consolidated statement of income (loss) and comprehensive income (loss) purposes have been recorded at a value based on the Company's purchase price paid for the acquisition of Remington effective January 1, 1998 and not Remington's historical book value;

    --additional depreciation and amortization expense of $91,000 and $61,000, respectively, as a result of the increase in the book value of the racing licence by $1,816,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of interest expense of $2,308,000 and nil, respectively, as a result of the repayment of long-term debt of $30,000,000 which was due to the previous owner of Remington and repaid on December 1, 1998 through a capital contribution; and

    --additional tax recovery of $1,461,000 and $202,000, respectively, as a result of the above noted adjustments and the losses of Remington being available to be applied against the earnings of Santa Anita, Gulfstream and Golden Gate for federal income tax filing purposes, both effected at the federal tax rate of 35%.

   [d] On October 21, 1999, the Company entered into a binding agreement to acquire all the outstanding capital stock of Thistledown for a purchase price, including estimated transaction costs, of $14,250,000 of

                             MI ENTERTAINMENT CORP.

                                  (Unaudited)

which $9,750,000 is payable in cash and $4,500,000 is payable through the issuance of shares of the Company. This acquisition is expected to close in November 1999.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 includes the results of operations of Thistledown for the same periods.

     [ii] The pro forma consolidated balance sheet as at August 31, 1999 includes the financial position of Thistledown as at the same date.

     [iii] The pro forma consolidated balance sheet as at August 31, 1999 includes an adjustment to record the application of purchase accounting to the August 31, 1999 balance sheet. Other assets (comprising the racing licence) are increased by $4,292,000, cash and cash equivalents are reduced by the Company's purchase price paid of $9,750,000, deferred tax liabilities are increased by $1,717,000, long-term debt is reduced by $61,530,000, the share capital and deficit of Thistledown of $100,000 and $49,955,000 are eliminated and the issuance of share capital of the Company in the amount of $4,500,000 is recorded.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 include adjustments that arise as a result of the acquisition of Thistledown and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and eight months ended August 31, 1999 are:

    --additional depreciation and amortization expense of $215,000 and $143,000, respectively, as a result of the increase in the book value of the racing licence by $4,292,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of interest expense of $576,000 and $308,000, respectively, as a result of the repayment of long-term debt of $61,530,000;

    --additional tax recovery of $228,000 for the year ended December 31, 1998 as a result of the above noted adjustments effected at the federal tax rate of 35% since state tax cannot be included in a tax sharing arrangement; and

    --additional tax expense of $66,000 for the eight months ended August
      31, 1999 as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

   [e] On November 5, 1999, the Company entered into a binding agreement, subject to regulatory approval, to acquire all the outstanding capital stock of Golden Gate for a purchase price, including estimated transaction costs, of $88,000,000 of which $61,000,000 is payable in cash, $7,000,000 is payable through the issuance of shares of the Company and $20,000,000 is payable through the issuance of a non-interest bearing note, $10 million of which matures on the first anniversary of the date of closing and $5 million on each of the second and third anniversaries. This acquisition is expected to close in December 1999.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 includes the results of operations of Golden Gate for the same periods.

     [ii] The pro forma consolidated balance sheet as at August 31, 1999 includes the financial position of Golden Gate as at the same date.

     [iii] The pro forma consolidated balance sheet as at August 31, 1999 includes an adjustment to record the application of purchase accounting to the August 31, 1999 Golden Gate balance sheet. Real estate properties (comprising land) are increased by $36,142,000, other assets (comprising the racing licence) are increased by $28,439,000, cash and cash equivalents are reduced by the purchase price paid of

                             MI ENTERTAINMENT CORP.

                                  (Unaudited)

  $61,000,000 and by $45,389,000 in respect of cash not acquired, deferred tax liabilities are increased by $28,439,000, current liabilities are reduced by $22,492,000, long-term debt is reduced by $59,435,000 less $17,330,000 (the discounted value of the $20,000,000 non-interest bearing note issued on acquisition of Golden Gate using a discount rate of 8.7%), the share capital and deficit of Golden Gate of $14,854,000 and $2,204,000 are eliminated and the issuance of share capital of the Company in the amount of $7,000,000 is recorded.

   The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the eight months ended August 31, 1999 include adjustments that arise as a result of the acquisition of Golden Gate and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and eight months ended August 31, 1999 are:

    --reversal of racetrack operating costs of $536,000 and $124,000, respectively, related to assets not acquired;

    --additional depreciation and amortization expense of $1,422,000 and $752,000, respectively, as a result of the increase in the book value of the racing licence by $28,439,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of depreciation expense of $1,762,000 and nil, respectively, on a prepaid lease with the previous owner of Golden Gate which was cancelled and the value of the lease was added to assets not acquired in 1998;

    --reversal of interest expense of $3,845,000 and $3,108,000, respectively, as a result of the repayment of long-term debt of $59,435,000;

    --reversal of interest income of $1,983,000 and $1,408,000, respectively, as a result of the removal of cash not acquired of $45,389,000;

    --additional interest expense accrued of $1,503,000 and $511,000, respectively, on the discounted $20,000,000 non-interest bearing note issued;

    --additional tax recovery of $38,000 for the year ended December 31, 1998 as a result of the above noted adjustments effected at the federal tax rate of 35% since state tax can not be included in a tax sharing arrangement, and reversal of $66,000 of state tax expense related to operations not acquired; and

    --additional tax expense of $968,000 for the eight months ended August
      31, 1999 as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%, less $2,300,000 tax expense related to operations not acquired.

   [f] The components included in Magna's net investment in the Company's consolidated balance sheet as at August 31, 1999 have been separately disclosed in their respective balance sheet lines based on the Reorganization as defined in the historical consolidated financial statements of the Company.

   [g] A cash contribution by Magna of $250,000,000 in exchange for shares of the Company. The pro forma consolidated balance sheet also reflects the use of $170,200,000 of this cash contribution to acquire Gulfstream, Remington, Thistledown and Golden Gate as described in items [b][iii], [c][iii], [d][iii] and [e][iii] above.

   [h] The repayment of the note payable to Magna of $35,240,000.

   [i] Interest expense has been adjusted to reflect the components of Magna's net investment as defined under the Reorganization from January 1, 1998.

                             MI ENTERTAINMENT CORP.

                                  (Unaudited)


   [j] The allocations of the purchase prices paid to the assets and liabilities acquired in each of the Gulfstream, Remington, Thistledown and Golden Gate acquisitions are preliminary and could change as further information (including real estate appraisals) is obtained subsequent to the closing dates.

3. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA

   The Company's accounting policies as reflected in these pro forma consolidated financial statements do not materially differ from Canadian GAAP except for:

     [a] For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of The Canadian Institute of Chartered Accountants Handbook Section 3461 "Employee Future Benefits" on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

     [b] Under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                       CONSOLIDATED FINANCIAL STATEMENTS

                             MI ENTERTAINMENT CORP.

               For the five-month period ended December 31, 1998 and the years ended July 31, 1998, 1997 and 1996.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Directors of
MI Entertainment Corp.

   We have audited the accompanying consolidated balance sheets of MI Entertainment Corp. as of December 31, 1998, July 31, 1998 and 1997, and the related consolidated statements of income (loss) and comprehensive income
(loss), changes in Magna's net investment and cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MI Entertainment Corp. at December 31, 1998, July 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998 in conformity with accounting principles generally accepted in the United States.

Los Angeles, California                   Ernst & Young LLP
November 8, 1999                          Certified Public Accountants

                             MI ENTERTAINMENT CORP.

                        SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The consolidated financial statements have been prepared in U.S. dollars following accounting principles generally accepted in the United States ("U.S. GAAP"). These policies are also in conformity, in all material respects, with accounting policies generally accepted in Canada, except as described in note 14 to the consolidated financial statements.

Principles of Consolidation

   MI Entertainment Corp. (the "Company") was formed to hold and operate all of the non-automotive related assets (including non-automotive real estate) currently owned by Magna International Inc. and its subsidiaries ("Magna"). Such assets were reorganized under the Company in various stages, and the capital structure was established (see Note 15[a]), over the period to November 5, 1999 (the "Reorganization"). The Company is a wholly owned subsidiary of Magna International Inc.

   These consolidated financial statements present the historic financial position and operating results of the assets and liabilities reorganized under the Company on a carve out basis from Magna. To give effect to the continuity of Magna's interest in the assets and liabilities of the Company, all assets and liabilities have been recorded in the consolidated balance sheets at Magna's book values and have been included from the date they were acquired by Magna. All significant intercompany balances and transactions have been eliminated.

   The assets and liabilities reorganized under the Company include the following:

 Racetrack Operations

  . All the outstanding capital stock of The Santa Anita Companies, Inc.
    ("SAC"). On December 10, 1998, SAC (formerly 234567 Development Inc., a wholly owned inactive subsidiary of Magna) acquired all of the outstanding capital stock of the Los Angeles Turf Club, Inc. ("LATC") which operates the Santa Anita racetrack in California. SAC also acquired 305 acres of related real estate.

  . The real estate assets of SLRD Thoroughbred Training Center, Inc.
    ("SLRD"). SLRD, a horse boarding and training center located in San Diego California, owns approximately 202 acres of real estate.

 Real Estate Operations

  . All the outstanding capital stock of Magna Vierte Beteiligungs AG
    ("MVB"). Effective January 1, 1999, the assets and liabilities of Magna Liegenschaftsverwaltungs GmbH ("MLV") were demerged into two companies. Under the demerger, all of the assets, liabilities, operations and employees of MLV were transferred to MVB except for two real estate properties and an equivalent amount of debt financing due to Magna. The two real estate properties not transferred to MVB were, from their original acquisition date by MLV, leased back to Magna on a triple net lease basis such that Magna was responsible for the operating costs related to the properties. The assets and operations of MLV transferred to MVB include a golf course and adjacent residential development in Oberwaltersdorf, Austria.

  . All the outstanding capital stock of Magna Projektentwicklungs AG which owns all of the outstanding capital stock of Magna
    Grundstucksentwicklungs GmbH (collectively "MGE"). MGE's primary asset is a parcel of land held for development in Ebreichsdorf, Austria.

  . Land and improvements in Aurora, Ontario (the "Aurora lands") which is subject to a conditional sale agreement by Magna to the Company. The conditional sale agreement is subject to the successful severance of the effected properties.

  . Various other parcels of land and improvements (the "vacant land portfolio") and other non-automotive properties, including any incidental operations associated with such properties. Two of these properties are subject to conditional sale agreements.

  . Rights to acquire, from an affiliated company (see Note 10[a]), approximately 200 acres of land and improvements in Aurora, Ontario. An 18-hole golf course is currently under construction on the property. To date, such construction has been funded by Magna. Construction in progress has also been transferred to the Company. This project is referred to as the Aurora Downs golf course.

   The consolidated statements of income (loss) and comprehensive income (loss) include the following: (a) the historic revenues and expenses of SAC and LATC from December 10, 1998, the date of Magna's acquisition of the Santa Anita racetrack and surrounding property; (b) the historic revenues and expenses of MLV adjusted to exclude the rental revenues earned, depreciation expense and interest on debt due to Magna all related to the two MLV properties not transferred to MVB; (c) the historic revenues and expenses of MGE; and (d) the historic revenues and expenses (which are limited to incidental costs of ownership the most significant of which is property taxes), net of amounts capitalized, related to the Aurora Downs golf course, the Aurora lands and the vacant land portfolio and other non-automotive properties transferred to the Company.

   The historic administrative costs associated with managing the Aurora lands, the vacant land portfolio and other non-automotive properties were borne by Magna International Inc.'s real estate management division (the "Division"). The Division was also responsible for administering Magna's industrial real estate portfolio, none of which has been transferred to the Company. The administrative costs of the Division include personnel costs (salary, benefits, travel), administration office costs and other overheads. Further, the Company has paid no fees to Magna International Inc. for services provided (including accounting, tax, legal, treasury services and other incidental costs associated with establishing the Company and its operations). An allocation of the Division and Magna International Inc.'s historic administrative costs has been included in these consolidated financial statements based on an estimate of the services provided.

   Interest expense as presented in the consolidated statements of income
(loss) and comprehensive income (loss) includes interest on external debt and amounts due to Magna (included in Magna's net investment) held by SAC, LATC, MLV (adjusted as described above), and MGE. No interest has been charged on Magna's net investment in the Aurora Downs golf course, the Aurora lands and the vacant land portfolio and the other non-automotive properties transferred to the Company. Under the Reorganization, the transfer of these assets by Magna to the Company is by way of an equity investment.

   Income taxes for SAC, LATC, MVB (from January 1, 1999), MGE and other separate tax paying legal entities at August 31, 1999 have been recorded based on their separate tax positions using the liability method of tax allocation. Income taxes with respect to the other components of the consolidated statements of income (loss) and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of income (loss) and comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of this latter component of the consolidated statements of income
(loss) and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities have been included in Magna's net investment.

   Magna's net investment also includes Magna's net long term debt and equity investments in the Company created as part of the Reorganization, the accumulated net income (loss) of the Company, contributions by less distributions to Magna and the currency translation adjustment.

   As a result of the basis of presentation described above, the consolidated statements of income (loss) and comprehensive income (loss) may not necessarily be indicative of the revenues and expenses that would have resulted had the Company historically operated as a stand alone entity.

   As of November 5, 1999, the Company and its subsidiaries are comprised of the following entities:

                                                                     % Included
                                                                     ----------
     United States
      MI Entertainment Corp.........................................    100
       The Santa Anita Companies, Inc...............................    100
         Los Angeles Turf Club, Inc.................................    100
       SLRD Thoroughbred Training Center, Inc.......................    100
       Gulfstream Park Racing Association, Inc. (see note 15[b])....    100
       5321 Industries Inc..........................................    100
       DLR, Inc.....................................................    100
       OTL, Inc.....................................................    100
       Vista Hospitality, Inc.......................................    100
     Canada
      MI Venture (Canada) Inc.......................................    100
      1180482 Ontario Inc...........................................    100
     Europe
      Magna Ventures Holding AG.....................................    100
       Magna Ventures Management GmbH...............................    100
        Steyr Daimler-Puch AG ("SDP")...............................    100
         Steyr-Barter Handels GmbH..................................    100
          Steyr Industrie Commerz GmbH..............................    100
        Gemeinniitzige Wohnungs GmbH & Co. KG.......................    100
        MI Air Flugbetriets GmbH....................................    100
      Magna Vierte Beteiligungs AG..................................    100
      Magna Projektentwicklungs AG..................................    100
       Magna Grundstucksentwicklungs GmbH...........................    100

   Magna changed its fiscal year end from July 31 to December 31, effective December 31, 1998. The periods presented in these consolidated financial statements conform to those presented by Magna.

Cash and Cash Equivalents

   Cash and cash equivalents include cash on account, demand deposits and short-term investments with original maturities of less than three months and excludes outstanding cheques, which are classified as accounts payable.

Impairment of Long-Lived Assets

   Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" establishes accounting standards for the impairment of long-lived assets, including real estate properties, fixed and other assets. The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

   For long-lived assets not held for sale, the Company assesses the recoverability by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value is charged to operations in the period in which such impairment is determined by management.

   When long-lived assets are identified by the Company as held for sale, the Company discontinues depreciating the asset and the carrying value is reduced, if necessary, to the estimated fair value less costs of disposal. Fair value is determined based upon discounted cash flows of the assets at rates deemed reasonable for the type of property and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers.

Real Estate Properties

 Residential development inventory

   Residential development inventory is valued at cost which includes acquisition and construction costs. Construction costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to construction.

 Revenue producing properties

   Revenue producing properties are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development. Buildings are depreciated on a straight-line basis over 40 years.

 Properties under and held for development

   Properties under and held for development are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development.

 Properties available for sale

   Properties available for sale are valued at the lower of cost, which includes acquisition and development costs, and fair value less costs of disposal ("fair value"). The Company evaluates the lower of cost and fair value whenever events or changes in circumstance indicate possible impairment.

Fixed Assets

   Fixed assets are recorded at cost less accumulated depreciation.

   Depreciation is provided on a straight-line basis over the estimated useful lives of fixed assets at annual rates of 7% to 20% for furniture and fixtures, leasehold improvements and equipment.

Revenue Recognition

   Revenues from the sale of residential development inventory are recognized when the collection of the sale proceeds is reasonably assured and all other significant conditions are met. Properties which have been sold, but for which these criteria have not been satisfied, are included in residential development inventory.

   The Company records operating revenues associated with thoroughbred horse racing at Santa Anita racetrack on a daily basis, except for season admissions which are recorded ratably over the racing season. Horse racing revenues and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

   Golf course annual membership fee revenues are recognized as revenue ratably over the applicable season. Member deposits received on admission to membership to the Austrian golf course are refundable and are, therefore, not recognized in revenues but are recorded as refundable deposits.

Deferred Revenues

   Deferred revenues associated with racetrack operations consist of prepaid admission tickets and parking associated with thoroughbred horse racing at Santa Anita racetrack, which are recognized as revenue ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association, which utilizes the Company's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

   Deferred revenues of the real estate operations consist of advance payments received from the purchaser relating to new home construction.

Seasonality of Revenues

   The racetrack industry is seasonal in nature. Generally, horseracing revenues are greater in the first and fourth quarters of the calendar year than in the second and third quarters of the calendar year. This seasonality can be expected to cause quarterly fluctuations in revenue, profit margins and net income.

Advertising

   Costs incurred for producing and communicating advertising associated with thoroughbred horse racing at Santa Anita racetrack are generally expensed when incurred. Advertising costs for the eight-month period ended August 31, 1999 and the five-month period ended December 31, 1998 were $2.3 million and $0.2 million, respectively. Costs incurred with respect to promotions for specific live race days are expensed on the applicable race day.

Foreign Exchange

   Assets and liabilities of self-sustaining foreign operations are translated using the exchange rate in effect at the period-end and revenues and expenses are translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investment in these operations are deferred in Magna's net investment. The appropriate amounts of exchange gains or losses accumulated in Magna's net investment are reflected in income when there is a sale or partial sale of the Company's investment in these operations or upon a complete or substantially complete liquidation of the investment.

Income Taxes

   The Company follows the liability method of tax allocation for accounting for income taxes. Under the liability method of tax allocation, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities are measured using substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of Estimates

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported and disclosed in the consolidated financial statements. Actual results could differ from those estimates.

Interim Financial Statements

   In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight-month periods ended August 31, 1999 and 1998, in accordance with U.S. GAAP.

Impact of Recently Issued Accounting Standards

   Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards, which have not yet been adopted due to delayed effective dates.

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

                             MI ENTERTAINMENT CORP.

                          CONSOLIDATED BALANCE SHEETS
              Incorporated under the laws of the State of Delaware
                          [U.S. dollars in thousands]

                                                                 July 31,
                                    August 31,  December 31, -----------------
                                       1999         1998       1998     1997
                               Note ----------- ------------ -------- --------
                                    [unaudited]
ASSETS
Current assets:
  Cash and cash equivalents...       $ 15,629     $ 17,503   $    295 $    220
  Accounts receivable.........          6,963        8,979      1,088      788
  Inventories.................            597        1,050        461      438
  Prepaid expenses and other..          1,329        1,522         69       70
                                     --------     --------   -------- --------
                                       24,518       29,054      1,913    1,516
                                     --------     --------   -------- --------
Real estate properties, net...   3    345,695      326,690    181,003  109,500
                                     --------     --------   -------- --------
Fixed assets, net.............   4      7,177        8,221      1,886    2,159
                                     --------     --------   -------- --------
Deferred income taxes.........   5        --           177        --       --
                                     --------     --------   -------- --------
                                      377,390      364,142    184,802  113,175
                                     ========     ========   ======== ========
LIABILITIES AND MAGNA'S NET
 INVESTMENT
Current liabilities:
  Bank indebtedness...........          7,339       11,889        165    4,277
  Accounts payable............          6,050       15,409      2,700    1,823
  Accrued salaries and wages..            676          518        410      334
  Refundable deposits.........          2,048        2,008      1,695      989
  Other accrued liabilities...          5,257        6,955      2,067    1,718
  Income taxes payable........   5      4,300          --         --       --
  Long-term debt due within
   one year...................   6      3,323        3,655      3,446    3,052
  Deferred revenue............          2,337        3,098        160    1,456
  Note payable to Magna.......  10     35,240          --         --       --
                                     --------     --------   -------- --------
                                       66,570       43,532     10,643   13,649
                                     --------     --------   -------- --------
Long-term debt................   6     12,040       16,791     15,884   11,609
                                     --------     --------   -------- --------
Other long-term liabilities...  12      1,317        1,317        --       --
                                     --------     --------   -------- --------
Deferred income taxes.........   5        522          --         --       --
                                     --------     --------   -------- --------
Magna's net investment........        296,941      302,502    158,275   87,917
                                     --------     --------   -------- --------
                                     $377,390     $364,142   $184,802 $113,175
                                     ========     ========   ======== ========

--------
Commitments and contingencies [notes 6, 10 and 11]

                             See accompanying notes

                             MI ENTERTAINMENT CORP.

          CONSOLIDATED STATEMENTS OF CHANGES IN MAGNA'S NET INVESTMENT
                          [U.S. dollars in thousands]

                                 Eight-month
                                periods ended      Five-month
                                 August 31,       period ended   Years ended July 31,
                              ------------------  December 31, --------------------------
                         Note   1999      1998        1998       1998     1997     1996
                         ---- --------  --------  ------------ --------  -------  -------
                                 [unaudited]
Magna's net investment,
 beginning of period....      $302,502  $ 97,702    $158,275   $ 87,917  $49,985  $48,166
Net income (loss).......         5,776    (6,759)     (4,231)    (8,610)  (1,382)  (2,424)
Net contribution by
 (distribution to)
 Magna..................        (5,706)   69,394     143,634     80,919   46,498    5,554
Change in currency
 translation
 adjustment.............   7    (5,631)     (348)      4,824     (1,951)  (7,184)  (1,311)
                              --------  --------    --------   --------  -------  -------
Magna's net investment,
 end of period..........      $296,941  $159,989    $302,502   $158,275  $87,917  $49,985
                              ========  ========    ========   ========  =======  =======



                             See accompanying notes

                             MI ENTERTAINMENT CORP.

                  CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
                          COMPREHENSIVE INCOME (LOSS)
                          [U.S. dollars in thousands]

                                 Eight-month
                                periods ended     Five-month
                                 August 31,      period ended   Years ended July 31,
                               ----------------  December 31, --------------------------
                         Note   1999     1998        1998       1998     1997     1996
                         ----- -------  -------  ------------ --------  -------  -------
                                 [unaudited]
Revenue                  9, 10
Racetrack...............       $57,557  $   --     $ 3,952    $    --   $   --   $   --
Real estate.............        10,974   16,375      6,597      20,486   15,276    2,460
                               -------  -------    -------    --------  -------  -------
                                68,531   16,375     10,549      20,486   15,276    2,460
                               -------  -------    -------    --------  -------  -------
Costs and expenses
Racetrack operating
 costs..................        42,245      --       3,625         --       --       --
Real estate operating
 costs..................        10,605   20,694      8,462      25,864   13,879    4,613
Depreciation and
 amortization...........         4,041    1,430      1,649       1,852    1,824      330
Interest expense
 (income), net..........     6     522    1,010      1,221       1,380      955      (59)
                               -------  -------    -------    --------  -------  -------
                                57,413   23,134     14,957      29,096   16,658    4,884
                               -------  -------    -------    --------  -------  -------
Income (loss) before
 income taxes...........     9  11,118   (6,759)    (4,408)     (8,610)  (1,382)  (2,424)
Income tax provision
 (recovery).............     5   5,342      --        (177)        --       --       --
                               -------  -------    -------    --------  -------  -------
Net income (loss).......         5,776   (6,759)    (4,231)     (8,610)  (1,382)  (2,424)
Other comprehensive
 income (loss):
  Foreign currency
   translation
   adjustment...........        (5,631)    (348)     4,824      (1,951)  (7,184)  (1,311)
                               -------  -------    -------    --------  -------  -------
Comprehensive income
 (loss).................       $   145  $(7,107)   $   593    $(10,561) $(8,566) $(3,735)
                               =======  =======    =======    ========  =======  =======


                             See accompanying notes

                             MI ENTERTAINMENT CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          [U.S. dollars in thousands]

                                 Eight-month
                                periods ended     Five-month
                                 August 31,      period ended  Years ended July 31,
                               ----------------  December 31, -------------------------
                          Note  1999     1998        1998      1998     1997     1996
                          ---- -------  -------  ------------ -------  -------  -------
                                 [unaudited]
Cash provided from (used
 for):

OPERATING ACTIVITIES
Net income (loss).......       $ 5,776  $(6,759)   $ (4,231)  $(8,610) $(1,382) $(2,424)
Items not involving
 current cash flows
 Depreciation and
  amortization..........         4,041    1,430       1,649     1,852    1,824      330
 Deferred taxes.........    5      699      --         (177)      --       --       --
                               -------  -------    --------   -------  -------  -------
                                10,516   (5,329)     (2,759)   (6,758)     442   (2,094)
                               -------  -------    --------   -------  -------  -------
Changes in non-cash
 items related to
 operations
 Residential development
  inventory.............        (3,131)   4,213      (1,797)   (1,256)  (7,620)  (1,608)
 Accounts receivable....         1,797       (4)     (7,285)     (262)    (297)    (319)
 Inventories............           421       70        (570)       (8)    (354)     (10)
 Prepaid expenses and
  other.................           190     (276)        244         3      (10)      20
 Accounts payable.......        (9,206)     741       8,526       786      693     (264)
 Accrued salaries and
  wages.................           207      137          84        61      195      134
 Refundable deposits....           224      450         207       654    1,140      --
 Other accrued
  liabilities...........        (1,595)     353         681       266      758      602
 Income taxes payable...         4,300      --          --        --       --       --
 Deferred revenue.......          (637)  (5,520)      1,381    (1,354)   1,159      (73)
                               -------  -------    --------   -------  -------  -------
                                 3,086   (5,165)     (1,288)   (7,868)  (3,894)  (3,612)
                               -------  -------    --------   -------  -------  -------
INVESTMENT ACTIVITIES
Acquisition of
 businesses.............    2   (6,375)     --     (118,617)      --       --       --
Real estate property
 additions, net of
 change in residential
 development inventory..       (21,873) (63,264)    (17,944)  (72,460) (41,470) (24,180)
Fixed asset additions...          (180)     (50)       (124)     (183)  (2,109)    (939)
                               -------  -------    --------   -------  -------  -------
                               (28,428) (63,314)   (136,685)  (72,643) (43,579) (25,119)
                               -------  -------    --------   -------  -------  -------
FINANCING ACTIVITIES
Increase (decrease) in
 bank indebtedness......        (2,841)  (4,521)     11,602    (4,280)   3,716    1,322
Issues of long-term
 debt...................           --     6,274          48     6,553      --    21,491
Repayment of long-term
 debt...................        (3,195)  (2,674)       (114)   (2,608)  (2,638)     --
Increase in note payable
 to Magna...............        35,240      --          --        --       --       --
Net contribution by
 (distribution to)
 Magna..................        (5,706)  69,394     143,634    80,919   46,498    5,554
                               -------  -------    --------   -------  -------  -------
                                23,498   68,473     155,170    80,584   47,576   28,367
                               -------  -------    --------   -------  -------  -------
Effect of exchange rate
 changes on cash and
 cash equivalents.......           (30)      38          11         2      (16)     (24)
                               -------  -------    --------   -------  -------  -------
Net increase (decrease)
 in cash and cash
 equivalents during the
 period.................        (1,874)      32      17,208        75       87     (388)
Cash and cash
 equivalents, beginning
 of period..............        17,503      233         295       220      133      521
                               -------  -------    --------   -------  -------  -------
Cash and cash
 equivalents, end of
 period.................       $15,629  $   265    $ 17,503   $   295  $   220  $   133
                               =======  =======    ========   =======  =======  =======

                             See accompanying notes

                            MI ENTERTAINMENT CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at August 31, 1999 and for the eight-month periods ended
                    August 31, 1999 and 1998 are unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

  The significant accounting policies followed by the Company are set out under "Significant Accounting Policies" preceding these consolidated financial statements.

2. BUSINESS ACQUISITIONS

  The following acquisitions were accounted for using the purchase method:

   San Luis Rey Downs

   In May 1999, the Company acquired the real estate assets of SLRD for cash consideration of $6.4 million. SLRD, a horse boarding and training center located in San Diego California, owns approximately 202 acres of real estate.

   Santa Anita

   In December 1998, the Company completed the acquisition of the Santa Anita racetrack operations and approximately 305 acres of related real estate for $17.6 million and $101.0 million, respectively, for total consideration of $118.6 million.

   The purchase price has been allocated to the assets and liabilities acquired as follows:

     Net working capital deficit..................................... $ (7,428)
     Building improvements...........................................   19,804
     Fixed assets....................................................    6,513
     Other long term liabilities.....................................   (1,317)
                                                                      --------
                                                                        17,572
     Land and buildings..............................................  101,045
                                                                      --------
                                                                      $118,617
                                                                      ========

   Pro-forma Impact

   If the acquisition of the Santa Anita racetrack and related real estate completed during the five month period ended December 31, 1998 had occurred on August 1, 1997, the Company's unaudited pro forma revenue would have been $22.0 million for the five-month period ended December 31, 1998 (for the year ended July 31, 1998--$87.6 million) and pro forma net loss would have been $8.5 million for the five-month period ended December 31, 1998 (for the year ended July 31, 1998--$1.1 million net loss).

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


3. REAL ESTATE PROPERTIES

   Real estate properties consist of:

                                                                July 31,
                                   August 31,  December 31, ------------------
                                      1999         1998       1998      1997
                                   ----------- ------------ --------  --------
                                   [unaudited]
   Residential development
    inventory....................   $ 18,136     $ 16,573   $ 13,908  $ 12,072
                                    --------     --------   --------  --------
   Revenue producing properties
   Cost
     Land and improvements.......     39,830       36,850     10,981     9,901
     Buildings...................     58,023       56,840     14,922    12,586
     Construction in progress....      5,518        2,814        --         20
                                    --------     --------   --------  --------
                                     103,371       96,504     25,903    22,507
   Accumulated depreciation
     Buildings...................     (4,254)      (2,317)    (1,608)     (678)
                                    --------     --------   --------  --------
   Revenue producing properties,
    net..........................     99,117       94,187     24,295    21,829
                                    --------     --------   --------  --------
   Properties under and held for
    development
   Cost
     Land and improvements.......    127,432      126,652     60,706    48,441
     Buildings...................        809          517        524       --
     Construction in progress....     19,702        4,389        302       --
                                    --------     --------   --------  --------
   Properties under and held for
    development..................    147,943      131,558     61,532    48,441
                                    --------     --------   --------  --------
   Properties available for sale
   Cost
     Land and improvements.......     52,898       53,935     52,374    19,754
     Buildings...................     28,113       30,256     28,070     6,181
     Furniture and fixtures......      1,725        1,725      1,725     1,725
                                    --------     --------   --------  --------
                                      82,736       85,916     82,169    27,660
   Accumulated depreciation
     Buildings...................     (1,521)        (871)      (325)      (79)
     Furniture and fixtures......       (716)        (673)      (576)     (423)
                                    --------     --------   --------  --------
   Properties available for sale,
    net..........................     80,499       84,372     81,268    27,158
                                    --------     --------   --------  --------
                                    $345,695     $326,690   $181,003  $109,500
                                    ========     ========   ========  ========

  The classifications of properties above represent the Company's current intentions with respect to future use (e.g. development or sale).

  Depreciation has now ceased on properties classified as available for sale.

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


4. FIXED ASSETS

   Fixed assets consist of:

                                                                   July 31,
                                        August 31,  December 31, --------------
                                           1999         1998      1998    1997
                                        ----------- ------------ ------  ------
                                        [unaudited]
   Cost
     Machinery and equipment...........   $7,396       $7,632    $3,036  $2,724
     Furniture and fixtures............    2,368        2,225       --      --
                                          ------       ------    ------  ------
                                           9,764        9,857     3,036   2,724
   Accumulated depreciation
     Machinery and equipment...........   (2,323)      (1,610)   (1,150)   (565)
     Furniture and fixtures............     (264)         (26)      --      --
                                          ------       ------    ------  ------
                                          $7,177       $8,221    $1,886  $2,159
                                          ======       ======    ======  ======

5. INCOME TAXES

  [a] Income taxes for SAC, LATC, MVB (from January 1, 1999), MGE and other separate tax paying legal entities at August 31, 1999, have been recorded based on their separate tax positions using the liability method of tax allocation. Income taxes with respect to the other components of the consolidated statements of income (loss) and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of income (loss) and comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of this latter component of the consolidated statements of income
      (loss) and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities have been included in Magna's net investment.

  [b] The provision for income taxes differs from the expense that would be obtained by applying United States federal statutory rates as a result of the following:

                              Eight-month
                             periods ended    Five-month
                               August 31,    period ended  Years ended July 31,
                             --------------  December 31, ------------------------
                              1999   1998        1998       1998     1997    1996
                             ------ -------  ------------ --------  ------  ------
                              [unaudited]
   Expected provision
    (recovery):
     Federal statutory
      income tax rate
      (35%)................  $3,891 $(2,366)   $(1,543)   $ (3,014) $ (484) $ (848)
     State income tax......     757     --         --          --      --      --
     Losses not benefited..     694   2,366      1,366       3,014     484     848
                             ------ -------    -------    --------  ------  ------
     Income tax provision
      (recovery)...........  $5,342 $   --     $  (177)   $    --   $  --   $  --
                             ====== =======    =======    ========  ======  ======

    The income tax provision relates entirely to the income of SAC and LATC. Other components of the Company are in a loss position. The tax benefits of certain of these losses have been utilized by Magna and are not available to the Company. However, the future tax benefits of the income tax loss carryforwards of MVB (from January 1, 1999), MGE and other separate tax paying entities at August 31, 1999 are available to the Company. These losses amount to $5.5 million and have no expiry date.

                            MI ENTERTAINMENT CORP.

(all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at August 31, 1999 and for the eight-month periods ended
                    August 31, 1999 and 1998 are unaudited)


   [c] The details of income (loss) before income taxes by jurisdiction are as follows:

                        Eight-month
                       periods ended     Five-month
                        August 31,      period ended  Years ended July 31,
                      ----------------  December 31, -------------------------
                       1999     1998        1998      1998     1997     1996
                      -------  -------  ------------ -------  -------  -------
                        [unaudited]
   United States..... $13,181  $  (134)   $  (540)   $  (243) $   (92) $  (211)
   Foreign...........  (2,063)  (6,625)    (3,868)    (8,367)  (1,290)  (2,213)
                      -------  -------    -------    -------  -------  -------
                      $11,118  $(6,759)   $(4,408)   $(8,610) $(1,382) $(2,424)
                      =======  =======    =======    =======  =======  =======

   [d] The details of the income tax provision (recovery) are as follows:

                                         Eight-month
                                           periods
                                            ended    Five-month    Years ended
                                         August 31,  period ended    July 31,
                                         ----------- December 31, --------------
                                          1999  1998     1998     1998 1997 1996
                                         ------ ---- ------------ ---- ---- ----
                                         [unaudited]
   Current provision
     United States...................... $4,643 $--     $ --      $--  $--  $--
     Foreign............................    --   --       --       --   --   --
                                         ------ ----    -----     ---- ---- ----
                                          4,643  --      ---       --   --   --
                                         ------ ----    -----     ---- ---- ----
   Deferred provision
     United States......................    699  --      (177)     --   --   --
     Foreign............................    --   --       --       --   --   --
                                         ------ ----    -----     ---- ---- ----
                                            699  --      (177)     --   --   --
                                         ------ ----    -----     ---- ---- ----
                                         $5,342 $--     $(177)    $--  $--  $--
                                         ====== ====    =====     ==== ==== ====

   [e] Deferred income taxes have been provided on temporary differences, which consist of the following:

                                 Eight-month
                                periods ended     Five-month   Years ended
                                  August 31,     period ended    July 31,
                               ----------------  December 31, ----------------
                                  1999     1998      1998     1998  1997  1996
                               ----------- ----  ------------ ----  ----  ----
                               [unaudited]
   Tax depreciation in excess
    of book depreciation.....     $522     $--      $ --      $--   $--   $--
   Tax benefit of loss
    carryforwards............     (896)    (545)     (451)    (689)  (45)  --
   Utilization of loss
    carryforwards............      177      --        --       --    --    --
   Increase in valuation al-
    lowance..................      896      545       274      689    45   --
                                  ----     ----     -----     ----  ----  ----
                                  $699     $--      $(177)    $--   $--   $--
                                  ====     ====     =====     ====  ====  ====

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


  [f] Deferred tax assets and liabilities for SAC, LATC, MVB (from January 1,
  1999), MGE, and other separate tax paying entities at August 31, 1999 consist of the following temporary differences:

                                                                    July 31,
                                                                   -----------
                                          August 31,  December 31,
                                             1999         1998     1998   1997
                                          ----------- ------------ -----  ----
                                          [unaudited]
Assets
  Tax benefit of loss carryforwards......   $ 1,868     $ 1,288    $ 787  $ 39
  Valuation allowance....................    (1,868)     (1,111)    (787)  (39)
                                            -------     -------    -----  ----
                                            $   --      $   177    $ --   $--
                                            =======     =======    =====  ====
Liabilities
  Real estate properties book value in
   excess of tax value...................   $   522     $   --     $ --   $--
                                            -------     -------    -----  ----
                                            $   522     $   --     $ --   $--
                                            =======     =======    =====  ====

  Included in Magna's net investment at August 31, 1999 are additional net deferred tax liabilities totaling $3.8 million representing temporary differences on other assets and liabilities carved out from Magna (excluding assets and liabilities held by SAC, LATC, MVB, MGE and other separate tax paying entities at August 31, 1999). Such temporary differences consist principally of real estate properties book value in excess of tax value.

6. DEBT AND COMMITMENTS

   [a] The Company's long-term debt, consists of the following:

                                                                   July 31,
                                                                ---------------
                                       August 31,  December 31,
                                          1999         1998      1998    1997
                                       ----------- ------------ ------- -------
                                       [unaudited]
   Bank term line of credit with
    permitted borrowings of $18.8
    million (Austrian Schillings 240
    million), bearing interest at
    VIBOR [Vienna Interbank Overnight
    Rate] plus 0.625% per annum,
    payable quarterly. The advance is
    repayable in six annual
    installments of principal of $3.1
    million (Austrian Schillings 40
    million) beginning on July 31,
    1997. The Company has provided
    two first mortgages on real
    estate properties as security for
    this facility....................    $ 9,250     $13,567    $12,784 $14,661

   Mortgages outstanding with various
    Austrian banks and local govern-
    ments (Austrian Schillings 76
    million), bearing interest at
    rates ranging from 0.5% to 6.75%
    per annum, payable in semi-annual
    installments. The mortgages are
    repayable over various periods to
    2037.............................      5,839       6,578      6,261     --

   Term loan, bearing interest at a
    fixed rate of 4% per annum pay-
    able annually. The advance is re-
    payable in 10 annual installments
    of principal of $35 thousand
    (Austrian Schillings 0.4 million)
    commencing December 31, 1997.....        274         301        285     --
                                         -------     -------    ------- -------
                                          15,363      20,446     19,330  14,661
   Less due within one year..........      3,323       3,655      3,446   3,052
                                         -------     -------    ------- -------
                                         $12,040     $16,791    $15,884 $11,609
                                         =======     =======    ======= =======

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


  [b] Future principal repayments on long-term debt at December 31, 1998 are as follows:

     1999............................................................... $ 3,655
     2000...............................................................   3,631
     2001...............................................................   3,624
     2002...............................................................   3,624
     2003...............................................................     232
     Thereafter.........................................................   5,680
                                                                         -------
                                                                         $20,446
                                                                         =======

  [c] Net interest expense (income) includes:

                               Eight-month
                              periods ended  Five-month
                               August 31,   period ended Years ended July 31,
                              ------------- December 31, ----------------------
                              1999   1998       1998      1998    1997   1996
                              ------------- ------------ ------- ------- ------
                               [unaudited]
     Interest cost, gross
       --External debt....... $ 470 $   700    $  371    $ 1,021 $   829 $ 136
       --Magna debt..........   475     747     1,055        986     520   256
                              ----- -------    ------    ------- ------- -----
                                945   1,447     1,426      2,007   1,349   392
     Less: Interest
      capitalized............   295     412       190        608     394   276
                              ----- -------    ------    ------- ------- -----
     Interest expense........   650   1,035     1,236      1,399     955   116
     Interest income.........   128      25        15         19     --    175
                              ----- -------    ------    ------- ------- -----
     Interest expense
      (income), net.......... $ 522 $ 1,010    $1,221    $ 1,380 $   955 $ (59)
                              ===== =======    ======    ======= ======= =====

     Interest capitalized relates to real estate properties under or held for development.

    Interest paid in cash for the eight-month period ended August 31, 1999 and the five-month period ended December 31, 1998 was $1.1 million and $1.2 million, respectively (for the years ended July 31, 1998--$1.9 million; 1997--$1.4 million; 1996--$0.4 million).

  [d] At August 31, 1999, the Company had commitments under operating leases requiring annual rental payments for the fiscal periods ending December 31 as follows:

     1999 (remaining four months)......................................... $119
     2000.................................................................  313
     2001.................................................................  200
     2002.................................................................   20
                                                                           ----
                                                                           $652
                                                                           ====

    For the eight-month period ended August 31, 1999 and five-month period ended December 31, 1998, payments under operating leases amounted to approximately $232 thousand and $39 thousand, respectively (for the years ended July 31, 1998--$44 thousand; 1997--$49 thousand; 1996--
    $7 thousand).

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)

7. CURRENCY TRANSLATION ADJUSTMENT

  Unrealized translation adjustments arise on the translation to U.S. dollars of assets and liabilities of the Company's self-sustaining foreign operations. During the eight-month period ended August 31, 1999, the Company incurred an unrealized currency translation loss of $5.6 million, primarily from the weakening of the Austrian Schilling against the U.S. dollar during the period (an unrealized gain of $4.8 million for the five-month period ended December 31, 1998 and unrealized losses for the years ended July 31, 1998--$2.0 million; 1997--$7.2 million; 1996--$1.3 million).

8. FINANCIAL INSTRUMENTS

  [a] Fair Value

    The methods and assumptions used to estimate the fair value of financial instruments are described below. Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop estimates of fair value. Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    Cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable, income taxes payable, refundable deposits and accrued liabilities

    Due to the short period to maturity of these instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

    Long-term debt

    The fair value of the Company's long-term debt, based on current rates for debt with similar terms and maturities, are not materially different from their carrying value.

  [b] Credit Risk

    The Company's financial assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable.

    Cash and cash equivalents, which consist of short-term investments, including commercial paper, is only invested in entities with an investment grade credit rating. Credit risk is further reduced by limiting the amount which is invested in any one government or corporation.

    The Company, in the normal course of business, is exposed to credit risk from its customers. However, customer receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of individual customers.

  [c] Interest Rate Risk

    The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities and its current levels of long-term debt balances.

9. SEGMENTED INFORMATION

  Operating Segments

   The Company has two operating segments: racetrack and real estate operations.

   The following summary presents key information by operating segment.

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


                                                 Eight-month period ended
                                                      August 31, 1999
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
                                                        [unaudited]
Revenue......................................  $ 57,557   $ 10,974   $ 68,531
Income (loss) before income taxes............    13,059     (1,941)    11,118
Real estate properties and fixed assets,
 net.........................................   148,373    204,499    352,872
Real estate properties and fixed asset
 additions...................................  $ 16,498   $  5,555   $ 22,053

                                                 Eight-month period ended
                                                      August 31, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
                                                        [unaudited]
Revenue......................................  $    --    $ 16,375   $ 16,375
Loss before income taxes.....................       --      (6,759)    (6,759)
Real estate properties and fixed assets,
 net.........................................       --     184,883    184,883
Real estate properties and fixed asset
 additions...................................  $    --    $ 63,314   $ 63,314

                                                  Five-month period ended
                                                     December 31, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................  $  3,952   $  6,597   $ 10,549
Loss before income taxes.....................      (435)    (3,973)    (4,408)
Real estate properties and fixed assets,
 net.........................................   127,767    207,144    334,911
Real estate properties and fixed asset
 additions...................................  $    633   $ 17,435   $ 18,068

                                                 Year ended July 31, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................  $    --    $ 20,486   $ 20,486
Loss before income taxes.....................       --      (8,610)    (8,610)
Real estate properties and fixed assets,
 net.........................................       --     182,889    182,889
Real estate properties and fixed asset
 additions...................................  $    --    $ 72,643   $ 72,643

                                                 Year ended July 31, 1997
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................  $    --    $ 15,276   $ 15,276
Loss before income taxes.....................       --      (1,382)    (1,382)
Real estate properties and fixed assets,
 net.........................................       --     111,659    111,659
Real estate properties and fixed asset
 additions...................................  $    --    $ 43,579   $ 43,579

                                                 Year ended July 31, 1996
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................  $    --    $  2,460   $  2,460
Loss before income taxes.....................       --      (2,424)    (2,424)
Real estate properties and fixed assets,
 net.........................................       --      75,215     75,215
Real estate properties and fixed asset
 additions...................................  $    --    $ 25,119   $ 25,119

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)

Geographic Segments

   Revenue by geographic segment of the Company is as follows:

                               Eight-month
                              periods ended   Five-month
                               August 31,    period ended  Years ended July 31,
                             --------------- December 31, ----------------------
                              1999    1998       1998      1998    1997    1996
                             ------- ------- ------------ ------- ------- ------
                               [unaudited]
   United States............ $59,222 $ 1,251   $ 4,707    $ 1,698 $ 1,617 $1,326
   Europe...................   9,309  15,124     5,842     18,788  13,659  1,134
                             ------- -------   -------    ------- ------- ------
                             $68,531 $16,375   $10,549    $20,486 $15,276 $2,460
                             ======= =======   =======    ======= ======= ======

   Real estate properties and fixed assets by geographic segment of the Company are as follows:

                                                                   July 31,
                                      August 31,  December 31, -----------------
                                         1999         1998       1998     1997
                                      ----------- ------------ -------- --------
                                      [unaudited]
   United States.....................  $167,677     $146,063   $ 17,687 $ 17,639
   Canada............................    69,988       64,804     50,742   33,073
   Europe............................   115,207      124,044    114,460   60,947
                                       --------     --------   -------- --------
                                       $352,872     $334,911   $182,889 $111,659
                                       ========     ========   ======== ========

10. TRANSACTIONS WITH RELATED PARTIES

  [a] During the five-month period ended December 31, 1998, Magna entered into an agreement to purchase from a company associated with members of the family of Mr. F. Stronach and Ms. B. Stronach, the Chairman of the Board and an Executive Vice-President respectively of Magna, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. This land is adjacent to land currently owned by Magna and other land subject to a conditional sale agreement by Magna to the Company. As at August 31, 1999, Magna had paid $9.0 million to the vendor in connection with this transaction. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna, have been transferred to the Company as part of the Reorganization. The total amount included in properties under and held for development on the consolidated balance sheet at August 31, 1999 for this project is $17.5 million.

  [b] Properties under and held for development includes $20.6 million which represents the book value of the Aurora lands transferred to the Company by Magna under a conditional sale agreement. The conditional sale agreement is subject to the successful severance of the effected properties. If severance is not obtained within a specified period such that Magna retains ownership of the Aurora lands, Magna must return $20.6 million to the Company with interest. Prior to completion of the conditional sale, the property is being leased by the Company from Magna for a nominal amount.

  [c] Properties available for sale includes $4.6 million, which represents the book value of vacant land, transferred to the Company by Magna under two conditional sale agreements. The conditional sale agreements are subject to the successful severance of the effected properties. If severance is not obtained within a specified period such that Magna retains ownership of the properties, Magna must return $4.6 million to the Company with interest.

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


  [d] The Company has granted a limited term option to Magna to reacquire a real estate property for a fixed price equal to its book value of 50 million Austrian Schillings ($3.9 million). This property is included in properties available for sale.

  [e] At August 31, 1999, the Company had a note outstanding due to Magna in the amount of $35.2 million. This amount was repaid on October 29, 1999.

  [f] Effective March 1, 1999, the Company began charging Magna an access fee for its use of the golf course and related facilities in Oberwaltersdorf, Austria. The yearly fee amounts to $2.7 million. During the eight months ended August 31, 1999, $1.3 million has been recognized in revenue related to this fee.

    The Company has granted Magna a right of first refusal to purchase the Company's two golf courses.

  [g] One of our subsidiaries has been named as a defendant in a class action brought in a United States District Court by Gutwillig, et al. The plaintiffs in this action claim unspecified compensatory and punitive damages, for restitution and disgorgement of profits, all in relation to forced labor performed by the plaintiffs for such subsidiary and certain other Austrian and German corporate defendants at their facilities in Europe during World War II. As a result of the Reorganization, the Company acquired shares of such subsidiary. Under Austrian law, such subsidiary, would be jointly and severally liable for the damages awarded in respect of this class action claim. An Austrian subsidiary of Magna has agreed to indemnify such subsidiary for any damages or expenses associated with this claim.

  [h] A subsidiary of Magna has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions in certain of our Austrian real estate properties.

11. CONTINGENCIES

  [a] The Company generates a substantial amount of its revenue from wagering activities in Southern California and, therefore, it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions, changes in tax laws and gaming laws.

  [b] In the ordinary course of business activities, the Company may be contingently liable for litigation and claims with customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes, but can provide no assurance, that the ultimate resolution of such contingencies would not have a material adverse effect on the financial position of the Company.

12. EMPLOYEE DEFINED BENEFIT PLANS

  With the acquisition of the Santa Anita racetrack in December 1998, the Company assumed the assets and liabilities of the Retirement Income Plan discussed below.

  This plan consists of a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group annuity contract with a life insurance company. Plan benefits

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)

  are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan will become fully vested in plan benefits. This occurred on December 10, 1998.

  The Santa Anita racetrack was acquired in December 1998, and the Company had no defined benefit plans prior thereto. Accordingly, a reconciliation of the benefit obligation, plan assets, funded assets of the plan and the components of the net periodic benefit cost has not been provided for the five-month period ended December 31, 1998 or for any of the years in the three-year period ended July 31, 1998. The benefit obligation and fair value of plan assets as of December 31, 1998 was $7.0 million and $5.7 million, respectively.

  The accrued pension cost is included in other long-term liabilities in the consolidated balance sheets.

  Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
   Weighted average discount rate..................................     6.0%
   Weighted average rate of increase in compensation levels........     3.5%
   Expected long-term rate of return...............................     8.0%

  The measurement date and related assumptions for the funded status of the retirement income plan were as of December 31, 1998.

13. SUPPLEMENTARY FINANCIAL INFORMATION

[a] Quarterly Information (unaudited)

  Summarized quarterly financial information of the Company for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997 is as follows:

                            Three-month periods     Two-month
   For the eight months     ---------------------     period
   ended August 31, 1999     March 31    June 30    August 31                Total
   ---------------------    ----------  ---------  ------------             --------
   Revenue................. $  39,907   $  20,795    $ 7,829                $ 68,531
   Gross profit (loss).....    18,096         583     (2,998)                 15,681
   Net income (loss)....... $   9,325   $  (1,235)   $(2,314)               $  5,776

   For the year ended
   December 31, 1998         March 31    June 30   September 30 December 31  Total
   ------------------       ----------  ---------  ------------ ----------- --------
   Revenue................. $   5,748   $   4,995    $ 6,453      $ 7,995   $ 25,191
   Gross profit (loss).....    (1,547)     (1,703)    (1,636)        (903)    (5,789)
   Net loss................ $  (2,300)  $  (2,464)   $(2,876)     $(2,806)  $(10,446)

   For the year ended
   December 31, 1997         March 31    June 30   September 30 December 31  Total
   ------------------       ----------  ---------  ------------ ----------- --------
   Revenue................. $   2,297   $   2,249    $ 7,026      $ 3,983   $ 15,555
   Gross profit (loss).....       380        (222)     1,866          (60)     1,964
   Net income (loss)....... $    (579)  $  (1,057)   $   533      $(1,460)  $ (2,563)

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


[b] Comparative Information (unaudited)

  Summarized comparative financial information for the five-month period ended December 31, 1997 is as follows:

   Revenue............................................................ $ 5,844
   Operating costs....................................................   6,971
   Depreciation and amortization......................................     742
   Interest expense...................................................     526
                                                                       -------
   Loss before income taxes...........................................  (2,395)
   Income taxes.......................................................     --
                                                                       -------
   Net loss........................................................... $(2,395)
                                                                       =======

14. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The Company's accounting policies as reflected in these consolidated financial statements do not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except for:

  [a] For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of the Canadian Institute of Chartered Accountant Handbook Section 3461 "Employee Future Benefits" on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

    [b] Under Canadian GAAP, the Company is required to comment on its Year 2000 readiness.

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

    [c] Under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

15. SUBSEQUENT EVENTS

    [a] At August 31, 1999, the components of Magna's net investment were as follows:

     Deferred income tax assets..................................... $   3,041
     Deferred income tax liabilities................................    (6,859)
     Share capital..................................................  (293,123)
                                                                     ---------
                                                                     $(296,941)
                                                                     =========

    On September 1, 1999, Magna invested an additional $250 million in cash in the Company.

                             MI ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
(all amounts as at August 31, 1999 and for the eight-month periods ended August
                        31, 1999 and 1998 are unaudited)


    On November 5, 1999, Magna completed the Reorganization described in the Principles of Consolidation section set out under "Significant Accounting Policies" preceding these consolidated financial statements. In addition, the Company's capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 Class B Stock and nil Class A Subordinate Voting Stock were issued and outstanding.

    Assuming the above issuances of shares occurred at the beginning of the periods presented, basic and diluted earnings (loss) per share would have been as follows:

                                 Eight-month
                                periods ended    Five-month
                                 August 31,     period ended  Years ended July 31,
                               ---------------  December 31, -------------------------
                                1999    1998        1998      1998     1997     1996
                               ------- -------  ------------ -------  -------  -------
                                 [unaudited]
     Earnings (loss) per
      share of Class A
      Subordinate Voting and
      Class B Stock:
       Basic and diluted.....  $  0.07 $ (0.09)   $ (0.05)   $ (0.11) $ (0.02) $ (0.03)
     Average number of shares
      of Class A Subordinate
      Voting and Class B
      Stock outstanding
      during the period [in
      thousands]:
       Basic and diluted.....   78,535  78,535     78,535     78,535   78,535   78,535

  [b] On September 1, 1999, the Company completed the acquisition of
      Gulfstream Park Racing Association, Inc., including its related horse racing operations and approximately 255 acres of related real estate, for $80.2 million, net of cash acquired.

  [c] The Company has signed a definitive agreement to acquire the Thistledown and Remington Park racetracks in North Randall, Ohio and Oklahoma City, Oklahoma, respectively, for a total purchase price of $24.0 million. Of the total purchase price, $19.5 million will be paid in cash and the balance of $4.5 million will be paid through the issuance of 650,695 shares of Class A Subordinate Voting Stock.

  [d] The Company has signed a definitive agreement to acquire Golden Gate
      Fields racetrack in Albany and Berkeley, California for a total purchase price of $87.0 million. Of the total purchase price, $60.0 million will be paid in cash, $7.0 million will be paid through the issuance of 1,012,195 shares of Class A Subordinate Voting Stock and $20.0 million will be paid by way of an interest-free promissory note payable, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million of which matures on each of the second and third anniversaries.

  [e] On November 8, 1999, the Company filed a registration statement with the United States Securities and Exchange Commission and a preliminary prospectus in Ontario and certain other provinces of Canada in connection with Magna's planned distribution, by way of dividend, of approximately 15.7 million shares of Class A Subordinate Voting Stock of the Company to Magna's shareholders.

    The Company will convert approximately 15.7 million shares of Class B Stock to shares of Class A Subordinate Voting Stock to effect the dividend.

                                                                    SCHEDULE III
                             MI ENTERTAINMENT CORP.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               December 31, 1998
                      (Amounts in thousands, U.S. dollars)

                                                           Costs Capitalized
                                       Initial Costs to      Subsequent to      Foreign Exchange       Gross Amount at which
                                           Company            Acquisition            Impact          Carried at Close of Period
                                     -------------------- -------------------- -------------------- ----------------------------
                                             Building and         Building and         Building and         Building and
 Description             Encumbrance  Land   Improvements  Land   Improvements  Land   Improvements  Land   Improvements  Total
 -----------             ----------- ------- ------------ ------  ------------ ------  ------------ ------- ------------ -------
 RACETRACK
 OPERATIONS
 Santa Anita
 Racing facilities
 California,
 U.S.A............            --      25,072    43,277       --         504       --         --      25,072    43,781     68,853
 Land held for
 development
 California,
 U.S.A............            --      52,500       --        --         120       --         --      52,500       120     52,620
 REAL ESTATE
 OPERATIONS
 Golf Course
 Facilities
  Niederoesterreich,
  Austria.........            --       3,721       --      7,120     19,992       937     (4,120)    11,778    15,872     27,650
  Ontario,
  Canada..........            --      11,008       --         11      4,273        33         (4)    11,052     4,269     15,321
 Land
  Ontario,
  Canada..........            --      13,479       --      8,478        --     (2,227)       --      19,730       --      19,730
  Ontario,
  Canada..........            --      11,314       --         96        --       (768)       --      10,642       --      10,642
  Ontario,
  Canada..........            --       2,963       --        225        524      (324)        (7)     2,864       517      3,381
  Ontario,
  Canada..........            --       4,452       --         98        --       (303)       --       4,247       --       4,247
  Ontario,
  Canada..........            --         986       --         48        --        (68)       --         966       --         966
  Ontario,
  Canada..........            --       1,645       --         47        --       (111)       --       1,581       --       1,581
  Ontario,
  Canada..........            --       1,868       --         56        --       (203)       --       1,721       --       1,721
  Ontario,
  Canada..........            --         377       --          1        --        (42)       --         336       --         336
  Ontario,
  Canada..........            --         861       --         10        --        (94)       --         777       --         777
  Ontario,
  Canada..........            --       1,189       --        779        --       (214)       --       1,754       --       1,754
  Ontario,
  Canada..........            --       2,559       --        201        --       (280)       --       2,480       --       2,480
  Ontario,
  Canada..........            --       1,669       --        240        --       (207)       --       1,702       --       1,702
  Kentucky,
  U.S.A...........            --       2,847       --         13        --        --         --       2,860       --       2,860
  Michigan,
  U.S.A...........            --       1,161       --         65        --        --         --       1,226       --       1,226
  Michigan,
  U.S.A...........            --       2,782       --          8        --        --         --       2,790       --       2,790
  Maryland,
  U.S.A...........            --         997       --         18        --        --         --       1,015       --       1,015
  Florida,
  U.S.A...........            --       1,918       --         12        --        --         --       1,930       --       1,930
  New York,
  U.S.A...........            --         725       --        --         --        --         --         725       --         725
  Niederoesterreich,
  Austria.........            --       7,099       --         49        --       (343)       --       6,805       --       6,805
  Niederoesterreich,
  Austria.........            --      21,449       --      2,010        --     (1,122)       --      22,337       --      22,337
  Austria.........            --       6,239       --          4        --        434        --       6,677       --       6,677
  Steienmark,
  Austria.........            --       2,229       --        --         --        155        --       2,384       --       2,384
 Commercial/Industrial
 properties
  Colorado,
  U.S.A...........            --         --      1,045       --         --        --         --         --      1,045      1,045
  Oberoesterreich,
  Austria.........            --       4,011     8,193       --         --        279        571      4,290     8,764     13,054
  Oberoesterreich,
  Austria.........            --           3     3,193       --         821       --         223          3     4,237      4,240
  Wien, Austria...            --       4,888     2,277       --         --        341        159      5,229     2,436      7,665
 Residential
 properties
  Ontario,
  Canada..........            --          70       112       --           6        (5)        (8)        65       110        175
  Colorado,
  U.S.A...........            --         --      1,557       --          60       --         --         --      1,617      1,617
  Colorado,
  U.S.A...........            --         --      3,600       --         --        --         --         --      3,600      3,600
  Florida,
  U.S.A...........            --         669     1,242       --         402       --         --         669     1,644      2,313
  Austria.........          5,839      8,595     7,941        (2)        34       599        552      9,192     8,527     17,719
 Other............                        40       --        --         --         (2)         2         38         2         40
                            -----    -------    ------    ------     ------    ------     ------    -------    ------    -------
                            5,839    201,385    72,437    19,587     26,736    (3,535)    (2,632)   217,437    96,541    313,978
                            =====    =======    ======    ======     ======    ======     ======    =======    ======    =======
                                                               Life on
                                                                which
                                                             Depreciation
                                                              in Latest
                                                                income
                         Accumulated    Date of      Date    statement is
 Description             Depreciation Construction Acquiried Computed(1)
 -----------             ------------ ------------ --------- ------------
 RACETRACK
 OPERATIONS
 Santa Anita
 Racing facilities
 California,
 U.S.A............            123           n/a      1998      40 years
 Land held for
 development
 California,
 U.S.A............            --            n/a      1998           n/a
 REAL ESTATE
 OPERATIONS
 Golf Course
 Facilities
  Niederoesterreich,
  Austria.........          2,194          1996      1994      25 years
  Ontario,
  Canada..........            --        Ongoing      1998           n/a
 Land
  Ontario,
  Canada..........            --
  Ontario,
  Canada..........            --            n/a      1998           n/a
  Ontario,
  Canada..........            --            n/a      1996           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1987           n/a
  Kentucky,
  U.S.A...........            --            n/a      1997           n/a
  Michigan,
  U.S.A...........            --            n/a      1996           n/a
  Michigan,
  U.S.A...........            --            n/a      1996           n/a
  Maryland,
  U.S.A...........            --            n/a      1994           n/a
  Florida,
  U.S.A...........            --            n/a      1994           n/a
  New York,
  U.S.A...........            --            n/a      1998           n/a
  Niederoesterreich,
  Austria.........            --            n/a      1994           n/a
  Niederoesterreich,
  Austria.........            --            n/a      1996           n/a
  Austria.........            --            n/a      1998           n/a
  Steienmark,
  Austria.........            --            n/a      1998           n/a
 Commercial/Industrial
 properties
  Colorado,
  U.S.A...........            505           n/a      1992           n/a
  Oberoesterreich,
  Austria.........            482           n/a      1998           n/a
  Oberoesterreich,
  Austria.........            --            n/a      1998           n/a
  Wien, Austria...             35           n/a      1998           n/a
 Residential
 properties
  Ontario,
  Canada..........              6           n/a      1998           n/a
  Colorado,
  U.S.A...........             83           n/a      1992           n/a
  Colorado,
  U.S.A...........            --            n/a      1995           n/a
  Florida,
  U.S.A...........            267           n/a      1994           n/a
  Austria.........            165           n/a      1998           n/a
 Other............              1
                         ------------
                            3,861
                         ============

----
(1) Depreciation has ceased on properties available for sale. See note 3 to the Company's Consolidated Financial Statements.

                                                                    SCHEDULE III

                             MI ENTERTAINMENT CORP.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               December 31, 1998
                      [Amounts in thousands, U.S. dollars]

                                           Five-month
                                          period ended  Years ended July 31,
                                          December 31, ------------------------
                                              1998      1998     1997     1996
                                          ------------ -------  -------  ------
COST
Balance at beginning of period...........   169,604     98,608   67,719  44,842
 Additions during the period:
  Acquisitions...........................   132,578     66,194   33,843   5,998
  Improvements...........................     6,250      6,099    6,346  17,996
 Foreign exchange impact.................     5,546     (1,297)  (9,300) (1,117)
                                            -------    -------  -------  ------
Balance at close of period...............   313,978    169,604   98,608  67,719
                                            -------    -------  -------  ------
ACCUMULATED DEPRECIATION
Balance at beginning of period...........     2,509      1,180      319     151
 Additions during the period:
  Depreciation and amortization..........     1,233      1,289      966     169
 Foreign exchange impact.................       119         40     (105)     (1)
                                            -------    -------  -------  ------
Balance at close of period...............     3,861      2,509    1,180     319
                                            -------    -------  -------  ------
Net book value...........................   310,117    167,095   97,428  67,400
Residential development inventory........    16,573     13,908   12,072   6,858
                                            -------    -------  -------  ------
Real estate properties, net..............   326,690    181,003  109,500  74,258
                                            =======    =======  =======  ======

                              FINANCIAL STATEMENTS

                           Los Angeles Turf Club, Inc

           For the periods from January 1, 1998 to December 10, 1998,
             November 6, 1997 to December 31, 1997, January 1, 1997
          to November 5, 1997 and for the year ended December 31, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
Los Angeles Turf Club, Inc.

   We have audited the accompanying balance sheets of the Los Angeles Turf Club, Inc. (the Company) as of December 10, 1998 and December 31, 1997, and the related statements of operations, shareholder's equity (deficit) and cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 10, 1998 and December 31, 1997 and the results of its operations and its cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Ernst & Young LLP

Los Angeles, California
June 11, 1999

                          LOS ANGELES TURF CLUB, INC.

                                 BALANCE SHEETS
                       (in thousands, except share data)

                                                      December 10, December 31,
                                                          1998         1997
                                                      ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents..........................   $    221     $ 15,632
  Accounts receivable, net of allowance of $238 at
   December 10, 1998, and $367 at December 31, 1997..      2,204        2,417
  Prepaid expenses and other assets..................      1,221        1,393
                                                        --------     --------
    Total current assets.............................      3,646       19,442
                                                        --------     --------
Equipment............................................     11,928       10,805
Accumulated depreciation.............................     (1,424)        (224)
                                                        --------     --------
                                                          10,504       10,581
                                                        --------     --------
Other assets.........................................      1,699        1,699
                                                        --------     --------
    Total assets.....................................   $ 15,849     $ 31,722
                                                        ========     ========
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................................   $  1,730     $ 10,736
  Accrued deferred compensation cost.................      3,850        3,977
  Accrued benefit plan cost..........................      1,304        1,304
  Other liabilities..................................      6,201       10,033
  Borrowing under line of credit.....................      2,500          --
  Due to affiliates..................................     20,719       23,718
                                                        --------     --------
    Total current liabilities........................     36,304       49,768
Deferred revenue.....................................      1,812        1,349
Deferred income taxes................................      2,265        2,265
                                                        --------     --------
    Total liabilities................................     40,381       53,382
                                                        --------     --------
Shareholder's deficit:
  Common stock, $1,000 par value; 25 shares
   authorized, issued and outstanding................         25           25
  Additional paid-in capital.........................      8,314        6,960
  Receivable from parent.............................    (15,868)     (13,355)
  Retained earnings (deficit)........................    (17,003)     (15,290)
                                                        --------     --------
    Total shareholder's deficit......................    (24,532)     (21,660)
                                                        --------     --------
    Total liabilities and shareholder's deficit......   $ 15,849     $ 31,722
                                                        ========     ========


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                               Period       Period       Period
                                From         From         From
                             January 1,  November 6,   January 1,
                            1998 through 1997 through 1997 through  Year Ended
                            December 10, December 31, November 5,  December 31,
                                1998         1997         1997         1996
                            ------------ ------------ ------------ ------------
Revenues:
  Wagering commissions....    $41,043      $ 2,950      $39,701      $44,781
  Admission related.......     21,940        2,278       20,334       23,825
  Interest and other......        179           39          615          581
                              -------      -------      -------      -------
                               63,162        5,267       60,650       69,187
                              -------      -------      -------      -------
Costs and expenses:
  Horse racing operating
   costs..................     48,437        6,407       49,279       48,735
  Depreciation and
   amortization...........      1,200          171        2,570        3,212
  General and
   administrative.........      3,965          742        4,821        6,353
  Interest and other......      1,089           30          110          788
  Rental expense..........     10,184          740        9,895       10,861
                              -------      -------      -------      -------
                               64,875        8,090       66,675       69,949
                              -------      -------      -------      -------
Loss before income taxes..     (1,713)      (2,823)      (6,025)        (762)
Income taxes..............        --           --           --           --
                              -------      -------      -------      -------
Net loss..................    $(1,713)     $(2,823)     $(6,025)     $  (762)
                              =======      =======      =======      =======
Basic and diluted loss per
 share....................    $ (68.5)     $(112.9)     $(241.0)     $ (30.5)
                              =======      =======      =======      =======


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
  For the Periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and the Year Ended December 31, 1996
                       (in thousands, except share data)

                         Common Stock  Additional Receivable Retained
                         -------------  Paid-in      From    Earnings
                         Shares Amount  Capital     Parent   (Deficit)   Total
                         ------ ------ ---------- ---------- ---------  --------
Balance, December 31,
 1995...................    25   $ 25    $1,895    $(16,417) $ 22,053   $  7,556
  Addition to receivable
   from parent..........   --     --        --         (325)      --        (325)
  Contributed capital...   --     --      3,208         --        --       3,208
  Net loss..............   --     --        --          --       (762)      (762)
                          ----   ----    ------    --------  --------   --------
Balance, December 31,
 1996...................    25     25     5,103     (16,742)   21,291      9,677
  Payment of receivable
   from parent..........   --     --        --        4,015       --       4,015
  Contributed capital...   --     --      1,494         --        --       1,494
  Net loss..............   --     --        --          --     (6,025)    (6,025)
                          ----   ----    ------    --------  --------   --------
Balance, November 5,
 1997...................    25     25     6,597     (12,727)   15,266      9,161
  Purchase accounting
   adjustment...........   --     --        --          --    (27,733)   (27,733)
  Addition to receivable
   from parent..........   --     --        --         (628)      --        (628)
  Contributed capital...   --     --        363         --        --         363
  Net loss..............   --     --        --          --     (2,823)    (2,823)
                          ----   ----    ------    --------  --------   --------
Balance, December 31,
 1997...................    25     25     6,960     (13,355)  (15,290)   (21,660)
  Addition to receivable
   from parent..........   --     --        --       (2,513)      --      (2,513)
  Contributed capital...   --     --      1,354         --        --       1,354
  Net loss..............   --     --        --          --     (1,713)    (1,713)
                          ----   ----    ------    --------  --------   --------
Balance, December 10,
 1998...................    25   $ 25    $8,314    $(15,868) $(17,003)  $(24,532)
                          ====   ====    ======    ========  ========   ========


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                            Period from  Period from  Period from
                             January 1,  November 6,   January 1,
                            1998 through 1997 through 1997 through  Year Ended
                            December 10, December 31, November 5,  December 31,
                                1998         1997         1997         1996
                            ------------ ------------ ------------ ------------
Cash flows from operating
 activities:
 Net loss..................   $ (1,713)    $(2,823)     $ (6,025)    $  (762)
 Adjustments to reconcile
  net loss to net cash
  (used in) provided by
  operating activities:
  Depreciation and
   amortization............      1,200         171         2,570       3,212
  Deferred income taxes....        --          --            --         (327)
  Decrease (increase) in
   accounts receivable,
   net.....................        213          55           (88)        665
  Decrease (increase) in
   prepaid expenses and
   other assets............        172         231          (224)       (658)
  (Decrease) increase in
   accounts payable........     (9,006)      7,148        (7,243)      1,758
  (Decrease) increase in
   other liabilities,
   deferred compensation
   and permanent employee
   compensation............     (3,959)     (2,831)          764        (842)
  Increase (decrease) in
   deferred revenues.......        463         540        (1,030)       (540)
                              --------     -------      --------     -------
 Net cash (used in)
  provided by operating
  activities...............    (12,630)      2,491       (11,276)      2,506
                              --------     -------      --------     -------
Cash flows from investing
 activities:
 Additions to equipment....     (1,123)     (1,805)       (7,051)     (4,550)
                              --------     -------      --------     -------
 Net cash used in investing
  activities...............     (1,123)     (1,805)       (7,051)     (4,550)
                              --------     -------      --------     -------
Cash flows from financing
 activities:
 Repayment of bank loans
  payable..................        --          (82)         (785)       (868)
 Borrowing under line of
  credit...................      2,500         --            --          --
 (Decrease) increase in due
  to/from affiliates.......     (2,999)     10,985         7,823      (2,050)
 Contributed capital.......      1,354         366         1,494       3,208
 (Increase) decrease in
  receivable from parent...     (2,513)       (628)        4,015        (325)
                              --------     -------      --------     -------
 Net cash (used in)
  provided by financing
  activities...............     (1,658)     10,641        12,547         (35)
                              --------     -------      --------     -------
Net (decrease) increase in
 cash and cash
 equivalents...............    (15,411)     11,327        (5,780)     (2,079)
Cash and cash equivalents
 at beginning of period....     15,632       4,305        10,085      12,164
                              --------     -------      --------     -------
Cash and cash equivalents
 at end of period..........   $    221     $15,632      $  4,305     $10,085
                              ========     =======      ========     =======
Supplemental Cash Flow
 Information (see Notes 3
 and 9):
 Interest paid for the
  period...................   $     58     $   --       $    111     $   288
                              ========     =======      ========     =======

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 December 10, 1998, December 31, 1997 and 1996

1. Basis of Presentation

   Los Angeles Turf Club, Inc. ("LATC" or the "Company") was incorporated in 1979 and is a successor of a corporation originally organized in 1934 to conduct thoroughbred horse racing at Santa Anita Racetrack ("Santa Anita") in Southern California. Prior to November 5, 1997, LATC was a wholly owned subsidiary of Santa Anita Operating Company and Subsidiaries ("SAOC" or "Parent"). On November 5, 1997, Meditrust Acquisition Company ("Meditrust") merged with SAOC and changed its name to Meditrust Operating Company. The merger has been accounted for as a purchase and the assets and liabilities of LATC were recorded at their fair market value as of November 5, 1997. A complete change in accounting basis is appropriate because of the change in control of voting interests. The financial statements for the periods subsequent to November 5, 1997 present the financial position of the Company and its results of operations after the allocation of the purchase price relating to the Meditrust acquisition. The accompanying financial statements for the periods prior to and including November 5, 1997 do not include the effects of Meditrust's purchase accounting for the acquisition (Note 3). On December 10, 1998, LATC was acquired by a wholly-owned subsidiary of Magna International Inc.

   The accompanying financial statements include the balance sheet and income statement accounts of LATC. Certain costs incurred by LATC's Parent on the Company's behalf have been allocated to LATC on the specific identification basis. The statement of operations may not necessarily be indicative of the revenues and expenses that would have resulted had LATC operated as a stand alone entity.

2. Summary of Significant Accounting Policies

   The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, which conform, in all material respects, with accounting principles generally accepted in Canada except as described in Note 11 to these financial statements.

Property, Plant and Equipment

   Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS No. 121"). FAS No. 121 requires that impairment losses be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the undiscounted cash flows to be generated by these assets are less than their carrying amount. No such impairment losses were recorded during the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 or for the year ended December 31, 1996.

   Depreciation of property, plant and equipment is provided primarily on the straight-line method generally over the following estimated useful lives:

     Machinery and other equipment................................ 5 to 15 years
     Leasehold improvements....................................... 5 to 15 years

   Expenditures which materially increase property lives are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or disposed of, the related cost and accumulated depreciation is removed from the accounts and any gain or loss reflected in current operations.

                          LOS ANGELES TURF CLUB, INC.

Deferred Revenues

   Deferred revenues consist of prepaid admission tickets and parking, which are recognized as income ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association ("OTRA"), which utilizes the Company's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

Cash and Cash Equivalent

   Highly liquid short-term investments, with remaining maturities of three months or less at the date of acquisition, are considered cash equivalents.

Allowance for Bad Debts

   Management periodically evaluates the collectibility of accounts receivable and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible .

Advertising

   Costs incurred for production and communicating advertising are generally expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day. Advertising cost of $3,175,000, $262,000, $2,331,000, and $1,773,000 were incurred for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively and are included in horse racing operating costs in the accompanying financial statements.

Revenues and Costs

   The Company records operating revenues associated with thoroughbred horse racing at Santa Anita Racetrack on a daily basis, except for season admissions which are recorded ratably over the racing season.

Horse Racing Revenues and Direct Operating Costs

   Horse racing revenues and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

Earnings Per Share

   Basic earnings per share is computed by dividing the Company's net income or loss by the weighted average number of common shares outstanding during the period which was 25 shares for each of the periods presented. The Company does not have any dilutive securities.

New Accounting Standards

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS 130 became effective in the first quarter of 1998 and had no impact on the Company's financial statements. SFAS No. 131 establishes new standards on reporting information about operating segments in both annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major

                          LOS ANGELES TURF CLUB, INC.

customers. The adoption of the new requirements of SFAS No. 131 did not impact the Company's disclosure of segment information because the Company operates in one line of business.

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments" ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS No. 133 will have no impact on its financial position or results of operations.

Concentration of Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the number of satellite locations and Santa Anita group event patrons.

   The Company generates the majority of its revenue from wagering activities in Southern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and changes in tax laws and gaming laws.

Fair Value of Financial Instruments

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated values for the Company as of December 10, 1998 and December 31, 1997 are not necessarily indicative of the amounts that could be realized in current market exchanges.

   For those financial instruments for which it is practicable to estimate value, management has determined that the carrying amounts of the Company's financial instruments approximate their fair value as of December 10, 1998 and December 31, 1997.

Risks and Uncertainties

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates in the near term.

3. Acquisition of the Company by Meditrust Acquisition Company

   On November 5, 1997, Meditrust acquired LATC. Accordingly, the Company has adjusted the carrying value of its assets and liabilities to reflect the cost of Meditrust's investment in LATC in accordance with Accounting Principle Board Opinion No. 16. As a result, $19,100,000 was allocated to assets and $37,672,000 was allocated to liabilities, with the remaining balance being recorded as a reduction to shareholder's equity.

                          LOS ANGELES TURF CLUB, INC.

   The Company's statement of operations reflects depreciation and amortization based on a historic basis through November 5, 1997 and incorporates the adjusted basis of the Company's assets and liabilities subsequent to November 5, 1997.

4. Executive Severance

   During the period of January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, pursuant to resignation agreements with certain executive officers, the Company incurred $351,000 and $851,000, respectively, in executive severance costs which have been charged to general and administrative expenses in the statements of operations.

5. Loans Payable

   The Company entered into a sale-leaseback transaction related to the financing of certain television, video monitoring and production equipment under a five-year lease which expired in December 1997. This financing arrangement was accounted for as a capital lease.

6. Borrowing Under Line of Credit

   At December 10, 1998, the Company had $2,500,000 outstanding under an unsecured line of credit. Interest on the line of credit was based on prime plus 0.5% (8.25% at December 10, 1998). The outstanding balance under the line of credit was paid off subsequent to December 10, 1998.

7. Income Taxes

   Income taxes are calculated on a separate return basis. Historically, the Company has filed consolidated returns with its Parent. Deferred income taxes arise from temporary differences in the recognition of certain items of revenue and expense for financial statement and tax reporting purposes. The sources of temporary differences and their related tax effects for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 are as follows:

                              January 1,  November 6,    January 1,
                             1998 through 1997 through  1997 through   Year ended
                             December 10, December 31,  November 5,   December 31,
                                 1998         1997          1997          1996
                             ------------ ------------  ------------  ------------
Accelerated depreciation
 and amortization methods
 utilized for tax reporting
 purposes..................   $ 308,000   $  (233,000)  $  (498,000)   $ 675,000
Net operating loss
 carryovers................    (879,000)   (1,029,000)   (2,197,000)    (784,000)
Deductions previously
 deducted for book
 purposes, deductible for
 tax purposes currently....      53,000        71,000       150,000      435,000
Income previously included
 for book purposes, not
 includable for tax
 purposes currently........         --            --            --      (326,000)
Increase in valuation
 allowance for deferred tax
 assets....................     518,000     1,191,000     2,545,000          --
                              ---------   -----------   -----------    ---------
                              $     --    $       --    $       --     $     --
                              =========   ===========   ===========    =========

   A reconciliation of the Company's total income tax provision for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 to the statutory federal corporate income tax rate of 34% and the

                          LOS ANGELES TURF CLUB, INC.

state rate of 9.3% for the year ended December 31, 1996 and 8.84% for the periods of January 1, 1997 through November 5, 1997, November 6, 1997 through December 31, 1997 and January 1, 1998 through December 10, 1998, is as follows:

                             January 1,  November 6,    January 1,
                            1998 through 1997 through  1997 through   Year ended
                            December 10, December 31,  November 5,   December 31,
                                1998         1997          1997          1996
                            ------------ ------------  ------------  ------------
Computed "expected" tax
 recovery for federal
 income taxes, net of state
 income taxes..............  $(734,000)  $(1,209,000)  $(2,581,000)   $(330,000)
Nondeductible political
 contributions.............     73,000         2,000         5,000       82,000
Unrecognized tax net
 operating loss
 carryforwards, net........    661,000     1,207,000     2,576,000      194,000
Other, net.................        --            --            --        54,000
                             ---------   -----------   -----------    ---------
                             $     --    $       --    $       --     $     --
                             =========   ===========   ===========    =========

   The deferred tax assets and liabilities as of December 10, 1998 and December 31, 1997 consist of the following:

                                                      December 10,  December 31,
                                                          1998          1997
                                                      ------------  ------------
Deferred tax assets:
  Compensation deductible for tax purposes when
   paid.............................................. $   125,000   $   180,000
  Pension contribution deductible for tax purposes
   when paid.........................................     581,000       581,000
  Contribution carryover.............................       8,000         7,000
  Other..............................................     452,000       452,000
  Federal tax benefit of state deferred liabilities..     562,000       562,000
  Federal net operating loss carryovers..............   3,664,000     2,876,000
  State net operating loss carryovers................     441,000       350,000
  Valuation allowance................................  (5,413,000)   (4,895,000)
                                                      -----------   -----------
    Total deferred assets............................     420,000       113,000
                                                      -----------   -----------
Deferred tax liabilities:
  Difference between tax and book depreciation.......  (1,028,000)     (721,000)
  Income previously included for book purposes, not
   includable for tax purposes.......................     (11,000)      (11,000)
  State income tax deductible when paid for federal
   tax purposes......................................  (1,646,000)   (1,646,000)
                                                      -----------   -----------
    Total deferred tax liabilities...................  (2,685,000)   (2,378,000)
                                                      -----------   -----------
Net liability for deferred income taxes.............. $(2,265,000)  $(2,265,000)
                                                      ===========   ===========

   There were no taxes paid for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

8. Commitments and Contingencies

   Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are adequately covered by

                          LOS ANGELES TURF CLUB, INC.

insurance or, if not covered, are without merit or are of such a nature or involve minor damages that would not have a significant effect on the financial position or results of operations if disposed of unfavorably.

   The Company leases the racetrack from an affiliate. The lease agreement covers the period through December 31, 2010 (see note 10). The Company has sublet the racetrack for certain periods during the year to OTRA through 2010 (see Note 10).

9. Employee Benefit Plans

Stock Option Program

   Prior to December 10, 1998, SAOC and its successor Meditrust Operating Company were part of a "paired shared real estate investment trust" structure. As such SAOC and Meditrust Operating Company's shares were traded as a single unit with Santa Anita Realty Enterprises, Inc. (SARE) and Meditrust Corporation, respectively, under a stock-pairing agreement.

   Stock options granted by LATC's parent were matched with the corresponding paired share of SARE or its successor Meditrust Corporation once the employees exercised their option. On November 5, 1997, the stock options outstanding were deemed exercised and accordingly, a liability for these stock options were recorded as part of the Meditrust purchase price adjustment.

Restricted Stock Awards

   Under the 1995 Share Award Plan, SAOC granted 126,647 shares of common stock as a Restricted Stock Award at a value of $15.50 per paired share. Of the shares issued in 1995; 59,291 shares vested in 1996, and 8,065 shares vested in 1995. Based on the Restricted Stock Award agreement SAOC purchased 43,161 shares back in 1997. The remaining 16,130 shares vested in 1997 upon change in control. Compensation of $61,000 and $524,000 for the years ended December 31, 1997 and 1996, respectively, are included in the general and administrative expenses in the accompanying statements of operations.

Retirement Income Plan

   The Company's parent has a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group annuity contract with a life insurance company. Plan benefits are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan become fully vested in plan benefits, which occurred at November 5, 1997.

                          LOS ANGELES TURF CLUB, INC.

   The net periodic pension cost allocated to the Company by its Parent for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 for the retirement income plan included the following components:

                              January 1,  November 6,   January 1,
                             1998 through 1997 through 1997 through  Year ended
Components of Net Periodic   December 10, December 31, November 5,  December 31,
Pension Cost                     1998         1997         1997         1996
--------------------------   ------------ ------------ ------------ ------------
Service cost................  $ 327,000     $ 38,000    $ 211,000    $ 277,000
Interest cost on projected
 benefit obligation.........    429,000       65,000      361,000      441,000
Actual return on plan
 assets.....................   (490,000)     (68,000)    (377,000)    (387,000)
Net amortization and
 deferral...................    171,000       19,000      106,000      101,000
                              ---------     --------    ---------    ---------
  Net periodic pension
   cost.....................  $ 437,000     $ 54,000    $ 301,000    $ 432,000
                              =========     ========    =========    =========

   The following provides a reconciliation of benefits obligations, plan assets and funded status of the plan.

                                                     December 10,  December 31,
                                                         1998          1997
                                                     ------------  ------------
   Change in benefit obligation:
     Benefit obligation at beginning of period.....  $ 6,603,000   $ 5,999,000
     Service cost..................................      327,000       249,000
     Interest cost.................................      429,000       427,000
     Benefits paid.................................     (384,000)     (362,000)
     Actuarial losses..............................       22,000       290,000
                                                     -----------   -----------
       Benefit obligation at end of period.........    6,997,000     6,603,000
                                                     -----------   -----------
   Change in plan assets:
     Fair value of plan assets at beginning of
      period.......................................    5,299,000     4,868,000
     Actual return on plan assets..................      490,000       445,000
     Company contributions.........................      288,000       348,000
     Benefits paid.................................     (384,000)     (362,000)
                                                     -----------   -----------
       Fair value of plan assets at end of period..  $ 5,693,000   $ 5,299,000
                                                     -----------   -----------
       Funded status of the plan (underfunded).....  $(1,304,000)  $(1,304,000)
                                                     ===========   ===========

   Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                 1998 1997 1996
                                                                 ---- ---- ----
   Weighted average discount rate............................... 6.0% 6.8% 7.5%
   Weighted average rate of increase in compensation levels..... 3.5% 3.5% 3.5%
   Expected long-term rate of return............................ 8.0% 8.0% 8.0%

   The measurement date and related assumptions for the funded status of the Company's retirement income plan were as of the end of the year.

   The Company also participates in several multi-employer pension plans for the benefit of its employees who are union members. Company contributions to these plans were $4,391,000 for the period of January 1, 1998 to December 10, 1998, $672,000 for the period of November 6, 1997 through December 31, 1997, $3,709,000 for the period of January 1, 1997 through November 5, 1997, and $4,377,000 for the year ended

                          LOS ANGELES TURF CLUB, INC.

December 31, 1996. The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor the net assets attributable to the multi-employer plans in which Company employees participate.

Deferred Compensation Plan

   The Company's parent has defined benefit deferred compensation agreements which provide selected prior management employees with a fixed benefit at retirement age. During 1995, the outstanding agreements for active employees were curtailed and replaced by awards of restricted stock under the 1995 Share Award Plan. Plan benefits are based primarily on years of service and qualifying compensation.

   Net periodic pension cost for the periods of January 1, 1998 to December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and for the year ended December 31, 1996 for the deferred compensation plan included the following components:

                               January 1,  November 6,   January 1,
                              1998 through 1997 through 1997 through  Year ended
Components of Net Periodic    December 10, December 31, November 5,  December 31,
Pension Cost                      1998         1997         1997         1996
--------------------------    ------------ ------------ ------------ ------------
Service costs...............    $    --      $   --       $    --      $    --
Interest cost on projected
 benefit obligation.........     237,000      43,000       240,000      231,000
Amortization of unrecognized
 net obligation and
 experience losses..........      66,000         --            --           --
                                --------     -------      --------     --------
  Net periodic pension
   cost.....................    $303,000     $43,000      $240,000     $231,000
                                ========     =======      ========     ========

   The following provides a reconciliation of benefit obligations and funded status of the plan. The plan has no assets.

                                                     December 10,  December 31,
                                                         1998          1997
                                                     ------------  ------------
   Change in benefit obligation:
     Benefit obligation at beginning of period...... $ 3,977,000   $ 3,737,000
     Service cost...................................         --            --
     Interest cost..................................     237,000       283,000
     Benefits paid..................................    (532,000)     (539,000)
     Actuarial losses...............................     168,000       496,000
                                                     -----------   -----------
       Benefit obligation at end of period.......... $ 3,850,000   $ 3,977,000
                                                     ===========   ===========
       Funded status of the plan (underfunded)...... $(3,850,000)  $(3,977,000)
                                                     ===========   ===========

   Assumptions used in determining the funded status of the deferred compensation plan are as follows:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
   Weighted average discount rate................................ 6.0% 6.8% 7.5%

   The measurement date and related assumptions for the funded status of the Company's deferred compensation plan were as of the end of the year.

                          LOS ANGELES TURF CLUB, INC.

10. Related Party Transactions

   The Company leases the racetrack from an affiliate for the full year for a fee of 1.5% of the on-track wagering on live races at Santa Anita Racetrack, which includes the OTRA meet. In addition, the Company pays to the affiliate 26.5% of its wagering commissions from satellite wagering (not to exceed 1.5% of such wagering). When the Company operates as a satellite for Hollywood Park Racetrack, Del Mar Racetrack and Pomona Fairplex, the Company pays 26.5% of its wagering commissions as additional rent to the affiliate. For the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, LATC paid the affiliate (including charity days) $10,184,000, $740,000, $9,895,000, and $10,861,000 in rent.

   The lease arrangement between the Company and the affiliate requires the Company to assume costs attributable to utilities, taxes, maintenance and insurance.

   The Company has sublet the racetrack to OTRA (through 2010) to conduct OTRA's annual thoroughbred horse racing meet, which commences in late September or early October. OTRA races five weeks in even-numbered years and six weeks in odd-numbered years. The Company received $5,233,462, $7,446, $3,797,266 and $4,807,724, included in wagering commissions, respectively, in rent from OTRA for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

   As of December 31, 1997, due to affiliates consists of $23,718,000 due to Meditrust Corporation including $5,500,000 loan payable to Meditrust Corporation. The loan bore interest at 7% and was repaid in 1998. The affiliate started charging 7% interest to the Company beginning January 1, 1998 on a portion of the payable balance. No interest was charged on borrowing from affiliates prior to January 1, 1998.

   As of December 10, 1998, due to affiliates consists of $20,719,000 due to Meditrust Corporation. Interest of $880,000 was incurred on borrowings from affiliates and is included in interest and other expenses in the accompanying statement of operations.

   Costs incurred by LATC's parent have been allocated to LATC on the specific identification basis and were $1,354,000, $363,000, $1,494,000 and $3,208,000 for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively. Such costs are included in the accompanying statement of operations.

11. Canadian Generally Accepted Accounting Principles

   The Company's accounting policies as reflected in these financial statements do not differ materially from accounting principles generally accepted in Canada ("Canadian GAAP") except for:

  (a) The receivable from parent is shown as a deduction from shareholder's deficit. Under Canadian GAAP, the receivable from parent would be presented as a non-current asset. Under Canadian GAAP, total assets at December 10, 1998 and December 31, 1997 would be $31,717,000 and $45,077,000, respectively, and shareholder's deficit would be $8,664,000 and $8,305,000, respectively.

  (b) For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of the Canadian Institute of Chartered Accountants Handbook Section 3461, "Employee Future Benefits," on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

                       CONSOLIDATED FINANCIAL STATEMENTS

                    GULFSTREAM PARK RACING ASSOCIATION, INC.
                                 AND SUBSIDIARY

              For the years ended December 31, 1998, 1997 and 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Gulfstream Park Racing Association, Inc. and Subsidiary

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' deficit, and cash flows present fairly, in all material respects, the financial position of Gulfstream Park Racing Association, Inc. and Subsidiary (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with accounting principals generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Miami, Florida
March 10, 1999

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                          August 31,   December 31,  December 31,
                                             1999          1998          1997
                                         ------------  ------------  ------------
                                         (unaudited)
                ASSETS
 Current assets:
  Cash and cash equivalents...........   $  7,832,459  $  2,375,511  $    605,194
  Restricted cash and cash
   equivalents........................        163,884       292,721       592,285
  Accounts receivable, less allowance
   for doubtful accounts of $101,012
   at August 31, 1999 and $0 and
   $191,012 at December 31, 1998 and
   1997 respectively..................        156,441       121,445       128,135
  Note receivable.....................         93,250        93,250           --
  Prepaid expenses....................        911,364       451,144       767,285
                                         ------------  ------------  ------------
  Total current assets................      9,157,398     3,334,071     2,092,899
                                         ------------  ------------  ------------
 Property, plant and equipment:
  Land and improvements...............      9,401,638     9,401,638     9,012,699
  Buildings and improvements..........     24,214,826    23,323,001    22,485,253
  Furniture, fixtures and equipment...      5,070,935     5,089,592     4,138,418
                                         ------------  ------------  ------------
                                           38,687,399    37,814,231    35,636,370
  Less accumulated depreciation.......     25,842,336    24,575,672    22,787,284
                                         ------------  ------------  ------------
  Net property, plant and equipment...     12,845,063    13,238,559    12,849,086
                                         ------------  ------------  ------------
 Other assets:
  Investments, at cost................          2,500         2,500         2,500
  Deposits............................         12,450        12,450        12,480
  Deferred financing costs, net of
   accumulated amortization of
   $321,124 at August 31, 1999 and
   $295,948 and $231,614 at December
   31, 1998 and 1997 respectively.....            546        25,722        90,056
                                         ------------  ------------  ------------
  Total other assets..................         15,496        40,672       105,036
                                         ------------  ------------  ------------
  Total assets........................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities:
  Accounts Payable:
  Trade...............................   $    751,477  $  1,869,022  $  1,079,003
  Unearned income.....................      1,844,036       512,187       428,458
  Mutuel tickets outstanding..........         48,833        32,798        23,891
  Accrued liabilities:
  Interest............................            --        127,092           --
  Underpaid purses....................        163,884       292,721       592,285
  Other accrued expenses..............        824,146       381,107       507,511
  Income taxes payable................      1,506,420       399,454           --
  Notes payable.......................      6,800,000       500,000           --
                                         ------------  ------------  ------------
 Total current liabilities............     11,938,796     4,114,381     2,631,148
 Deferred income tax..................        694,270       586,809       731,159
 Term note payable....................            --      6,800,000     7,800,000
 Long-term debt.......................     48,000,000    48,000,000    48,000,000
                                         ------------  ------------  ------------
 Total Liabilities....................     60,633,066    59,501,190    59,162,307
                                         ------------  ------------  ------------
 Commitments and contingencies (Note
  5)
 Stockholders' deficit:
  Common stock, $1 par value,
   authorized and issued 13,040
   shares; outstanding 11,232 shares..         13,040        13,040        13,040
  Additional paid-in capital..........     22,991,259    22,991,259    22,991,259
  Accumulated deficit.................    (59,853,908)  (64,126,687)  (65,354,085)
                                         ------------  ------------  ------------
                                          (36,849,609)  (41,122,388)  (42,349,786)
  Less:
  Treasury stock, 1,808 common shares
   at cost............................     (1,765,500)   (1,765,500)   (1,765,500)
                                         ------------  ------------  ------------
 Total stockholders' deficit..........    (38,615,109)  (42,887,888)  (44,115,286)
                                         ------------  ------------  ------------
 Total liabilities and stockholders'
  deficit.............................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============


   The accompanying notes are an integral part of these financial statements

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                            Eight Months Ended
                                August 31,                Year Ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                          (unaudited)  (unaudited)
REVENUES:
 On-track wagering
  commissions...........  $21,166,704  $21,064,663  $21,064,663  $20,896,273  $19,710,687
 Intertrack wagering
  commissions...........    4,327,102    4,134,875    4,110,273    4,370,064    3,766,721
 Interstate wagering and
  simulcast fees........   15,370,575   14,177,930   14,178,719   13,803,677   13,322,237
 Breakage income........      930,803      983,233      983,233      949,286      891,837
 Escheated mutuel
  tickets...............      551,106      546,823      546,823      576,608      422,991
 Stake fees for purses..      966,140      989,750      989,750      941,545      953,410
 Admissions
 General................      997,752    1,036,942    1,036,957    1,080,379    1,121,186
 Season boxes, passes
  and memberships.......      539,618      503,534      505,887      548,232      557,415
 Program sales..........      192,746      209,038      209,038      201,015      174,759
 Parking................      158,527      137,503      137,503      144,274      151,744
 Concessions............          --           --           --        35,123      172,984
 Rent...................       24,215       37,575       54,375       16,455        9,210
 Other revenues.........      640,181      595,238      785,474      509,298      567,282
                          -----------  -----------  -----------  -----------  -----------
                           45,865,469   44,417,104   44,602,695   44,072,229   41,822,463
                          -----------  -----------  -----------  -----------  -----------
EXPENSES:
 Departmental expenses..   11,983,727   11,663,616   14,343,052   13,977,248   12,981,229
 Stakes, purses,
  trophies, and other
  awards................   21,835,696   20,923,313   20,954,428   20,550,496   19,067,874
 Property taxes.........      462,753      460,752      660,922      657,947      649,268
 Payroll taxes and
  licenses..............      645,127      580,559      726,003      740,943      650.911
 Insurance..............      386,681      395,216      567,662      427,374      736,396
 Utilities..............      191,652      140,987      219,312      232,202      187,477
 Contributions..........       10,545       37,875       87,975       79,107       86,689
 Depreciation...........    1,266,664    1,289,600    1,795,401    1,877,575    2,031,431
 Amortization...........       25,176       42,889       64,334       64,334       64,334
 Other..................          --           --       107,644       51,530       72,993
                          -----------  -----------  -----------  -----------  -----------
                           36,808,021   35,534,807   39,526,733   38,658,756   36,528,602
                          -----------  -----------  -----------  -----------  -----------
 Operating Income.......    9,057,448    8,882,297    5,075,962    5,413,473    5,293,861
                          -----------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
 Interest income........      284,797      354,258      463,449      471,127      449,855
 Interest expense.......   (2,325,559)  (2,571,445)  (3,771,610)  (3,880,246)  (3,946,487)
 Gain (loss) on sale of
  property..............          --           --         5,000          --     1,818,422
 Other..................       66,133      255,850      315,195       19,760      378,752
                          -----------  -----------  -----------  -----------  -----------
 Other expense, net.....   (1,974,629)  (1,961,337)  (2,987,966)  (3,389,359)  (1,299,458)
                          -----------  -----------  -----------  -----------  -----------
 Income before provision
  for income taxes......    7,082,819    6,920,960    2,087,996    2,024,114    3,994,403
Provision for income
 taxes..................    2,810,040    2,852,575      860,598      918,299    1,631,200
                          -----------  -----------  -----------  -----------  -----------
 Net Income.............  $ 4,272,779  $ 4,068,385  $ 1,227,398  $ 1,105,815  $ 2,363,203
                          ===========  ===========  ===========  ===========  ===========
Basic and diluted
 earnings per share.....  $    380.41  $    362.21  $    109.28  $     98.45  $    210.40
                          ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                  Additional
                          Common    Paid-In   Accumulated    Treasury       Total
                           Stock    Capital     Deficit        Stock       Deficit
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1995...................  $13,040 $22,991,259 $(68,823,103) $(1,765,500) $(47,584,304)
Net income, year ended
 December 31, 1996......      --          --     2,363,203          --      2,363,203
                          ------- ----------- ------------  -----------  ------------
Balance at December 31,
 1996...................   13,040  22,991,259  (66,459,900)  (1,765,500)  (45,221,101)
Net income, year ended
 December 31, 1997......      --          --     1,105,815          --      1,105,815
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1997...................   13,040  22,991,259  (65,354,085)  (1,765,500)  (44,115,286)
Net income, year ended
 December 31, 1998......      --          --     1,227,398          --      1,227,398
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1998...................   13,040  22,991,259  (64,126,687)  (1,765,500)  (42,887,888)
Net income, eight months
 ended August 31, 1999
 (unaudited)............      --          --     4,272,779          --      4,272,779
                          ------- ----------- ------------  -----------  ------------
Balances at August 31,
 1999 (unaudited).......  $13,040 $22,991,259 $(59,853,908) $(1,765,500) $(38,615,109)
                          ======= =========== ============  ===========  ============


   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

1. Description of Business:

   Gulfstream Park Racing Association, Inc. and its wholly-owned subsidiary (the "Company"), operate a pari-mutuel horse racing facility in Broward County, Florida. As provided in the Florida statutes, the Company was authorized to operate 63 day racing meets during the years ended December 31, 1998 and 1997 and 64 day racing meets during the year ended December 31, 1996. The Company operates during the prime winter racing season under current Florida pari-mutuel legislation. A change in legislation could affect the Company's operating dates and significantly impact future operations.

Ownership

   Until August 31, 1999, the Company was a wholly-owned subsidiary of Gulfstream Holdings, Inc. ("Gulfstream").

2. Significant Accounting Policies:

   The significant accounting policies used by the Company in the preparation of the accompanying consolidated financial statements are as follows:

Basis of Presentation:

   The consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

Principles of Consolidation

   The consolidated financial statements include the accounts of Gulfstream Park Racing Association and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, which at times may exceed FDIC insurance limits. As of December 31, 1998, the Company had approximately $3 million of cash in excess of these limits. The Company places its cash and cash equivalents with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Property, Plant and Equipment

   Property, plant and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets:

   Buildings......................................................      25 years
   Improvements................................................... 7 to 15 years
   Furniture, fixtures and equipment..............................       5 years

   When assets are retired or otherwise disposed of, the costs and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized in current operations. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements are capitalized.

Deferred Financing Costs

   The Company capitalized costs associated with the acquisition of the $15,000,000 credit facility, as described in Note 4, and is amortizing these costs using the straight-line method over the term of the financing.

Income Taxes

   The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year which the differences are expected to reverse.

Purses

   The Company is required to distribute a specific amount of purses and owners' awards based on a percentage of the pari-mutuel handle, plus additional other amounts. At December 31, 1998 and 1997, purses and owners' awards were underpaid by $292,721 and $592,285, respectively, as shown in the accompanying consolidated balance sheets. At December 31, 1998 and 1997, $292,721 and $592,285, respectively, was held in restricted cash accounts in connection with this liability.

Asset Impairment

   The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount in an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

Earnings Per Share

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 11,232 shares for the periods presented. The Company does not have any dilutive securities.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Fair Value of Financial Instruments

   Management has estimated that the fair market value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair market. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

 Cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, note receivable, prepaid expenses, accounts payable and accrued liabilities, mutuel tickets outstanding income taxes payable and notes payable --

  Due to the short period to maturity of the instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

 Term note payable and long-term debt --

  The fair value of the Company's term note payable and long-term debt based on current rates for debt with similar terms and maturities, are not materially different from their carrying value.

Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of receivable accounts.

Unaudited Interim Consolidated Financial Statements

   In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight months ended August 31, 1999 and 1998.

New Accounting Standards

   In June, 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

Reclassification

   Certain amounts have been reclassified to conform to the December 31, 1998 presentation.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


3. Income Taxes:

   The provision for income taxes consists of the following:

                           Eight months ended
                               August 31,            Year ended December 31,
                         -----------------------  ------------------------------
                            1999        1998        1998       1997      1996
                         ----------- -----------  ---------  -------- ----------
                         (unaudited) (unaudited)
   Current provision:
     Federal............ $2,307,569  $2,844,179   $ 858,065  $652,744 $  942,601
     State..............    395,009     486,866     146,883   111,736    168,355
                         ----------  ----------   ---------  -------- ----------
                          2,702,578   3,331,045   1,004,948   764,480  1,110,956
                         ----------  ----------   ---------  -------- ----------
   Deferred provision:
     Federal............     91,755    (408,536)   (123,252)  131,337    450,183
     State..............     15,702     (69,934)    (21,098)   22,482     70,061
                         ----------  ----------   ---------  -------- ----------
                            107,462    (478,470)   (144,350)  153,819    520,244
                         ----------  ----------   ---------  -------- ----------
                         $2,810,040  $2,852,575   $ 860,598  $918,299 $1,631,200
                         ==========  ==========   =========  ======== ==========

   The significant components of the net deferred tax liability as of August 31, 1999, December 31, 1998 and 1997 were as follows:

                                           August 31,  December 31, December 31,
                                              1999         1998         1997
                                           ----------- ------------ ------------
                                           (unaudited)
   Deferred tax assets:
     Deferred income......................  $   3,393   $ 205,335    $ 169,241
     State deferred taxes.................     34,501      29,161       36,334
     Other................................    168,232     164,062      139,119
     Valuation allowance..................    (99,219)    (99,219)     (99,219)
                                            ---------   ---------    ---------
                                              106,907     299,339      245,475
   Deferred tax liabilities:
     Property and equipment...............   (801,177)   (886,148)    (976,634)
                                            ---------   ---------    ---------
   Net deferred tax liability.............  $(694,270)  $(586,809)   $(731,159)
                                            =========   =========    =========

   The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $99,219 at December 31, 1998.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   The reconciliation between the statutory income tax provision and the actual tax provision for the eight month periods ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996 is shown as follows:

                            Eight months ended
                                August 31,          Years ended December 31,
                          ----------------------- ----------------------------
                             1999        1998       1998     1997      1996
                          ----------- ----------- -------- -------- ----------
                          (unaudited) (unaudited)
Income tax at Federal
 statutory rate.......... $2,478,987  $2,422,336  $746,248 $708,441 $1,398,041
State taxes, net of
 federal benefit.........    266,965     271,006    81,760   87,242    154,971
Other....................     64,088     159,233    32,590  122,616     78,188
                          ----------  ----------  -------- -------- ----------
Income tax provision..... $2,810,040  $2,852,575  $860,598 $918,299 $1,631,200
                          ==========  ==========  ======== ======== ==========

4. Notes Payable:

   During the year, the Company had a $15,000,000 credit facility from a financial institution. The credit facility consists of a $2,000,000 revolving line of credit and a $13,000,000 term loan. The line of credit expired on May 31, 1998, and bore interest at LIBOR plus .55%, plus a commitment fee of .2%. As of December 31, 1998, the outstanding balances on the term loan was $7,300,000. The term loan calls for annual principal payments of $500,000 with a balloon payment due at maturity. The line of credit and the term loan are collateralized by the assets of the Company, and a nonrecourse guarantee and pledge agreement by Gulfstream. The credit facility contains covenants which restrict borrowings and the payment of dividends, requires the maintenance of certain financial ratios and limits capital expenditures. The term loan, with interest rates indexed to market rates, approximates fair-market value at December 31, 1998 and August 31, 1999.

   On February 16, 1999, the Company amended its term loan arrangement through February 16, 2000 with interest at LIBOR plus 1.25%. All other terms of the arrangement are substantially identical to the previous terms.

5. Long-Term Debt:

   At December 31, 1998, the Company had $48,000,000 in long-term debt outstanding to Orient Corporation (USA). This debt is collateralized by substantially all of the Company's assets, and is subordinate to the credit facility. The Company pays interest at TIBOR plus .80% (5.3% at December 31,
1998). The Company entered into an interest rate agreement which limits the applicable interest rate through December 31, 1999. This debt matures on December 31, 2004, with annual payments of $500,000 commencing in 2000 with a balloon payment due at maturity. The long-term debt, with interest rates indexed to market rates, approximates fair market value at December 31, 1998. (see Note 9)

6. Commitments and Contingencies:

Contracts

 (i) Concession contract

   During 1998, the Company entered into a five-year concession contract. Under the terms of the agreement, the concessionaire is entitled to a guarantee of $125,000 in the first year and $100,000 thereafter in return for their services. In the event profits from concessions in a given year exceed guaranteed amounts (the "excess"), the Company is entitled to receive a portion of the excess. The Company's entitlement is the first $100,000 of the excess plus a portion of any additional excess earned above $100,000. (see Note 9)

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


 (ii) Service agreements

   The Company is engaged in a totalisator service agreement that provides that the Company pay a minimum service charge that is based on a multiple applied to all wagers plus a $1,000 fee for each racing day. This agreement will expire at December 31, 1999.

   The Company is committed to a service agreement to provide on-track audio and video support operations through December 31, 2001. The service charge paid by the Company for each racing day is $3,730.

   In December, 1998, the Company entered into a five-year operating lease agreement for phone equipment. Under the terms of the agreement, the Company is obligated to pay $13,402 per month with a fair market value purchase option at the end of the third and fifth year.

Litigation and Other

   The Company is a defendant in certain legal and other actions arising in the normal course of business. Management believes that the outcome of these actions will not have a material effect on the Company's financial position or results of operations.

7. Related Party Transactions:

   An officer of the Company is a partner in a law firm which performed various legal services for the Company. Charges from this law firm for legal services and other reimbursable costs amounted to approximately $44,900 and $21,400 for the eight month periods ended August 31, 1999 and 1998 and approximately $29,100, $94,300 and $34,300 for the years ended December 31, 1998, 1997 and
1996, respectively.

   The Company has an agreement to pay a consulting fee and loan guarantee fee to Gulfstream. Such payments amounted to $39,659 and $122,772 for the eight month periods ended August 31, 1999 and 1998 and $244,772, $255,368 and $256,980 in the years ended December 31, 1998, 1997 and 1996, respectively.

8. Employee Benefit Plan:

   Effective January 1, 1995, the Company adopted a 401(k) profit sharing plan (the "Plan") to provide retirement benefits for its employees. All employees who meet certain eligibility requirements are able to participate in the Plan. Discretionary matching contributions are determined each year by the Company. The Company contributed to the Plan approximately $54,600 and $71,300 during the eight month periods ended August 31, 1999 and 1998 and approximately $85,100, $82,900 and $86,700, during the years ended December 31, 1998, 1997 and 1996, respectively.

9. Subsequent Events (unaudited):

     a) On September 1, 1999, Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., acquired all of the outstanding common stock of the Company. Under the terms of the purchase and sale agreement, $48,000,000 in long-term debt was repaid immediately before the sale, with funds provided by the seller through an addition to paid-up capital. The interest rate agreements associated with this long-term debt were cancelled.

     b) The concession contract (Note 6 (i)) was waived in 1999 due to losses incurred. These losses were shared by the Company and the concessionaire.

                              FINANCIAL STATEMENTS

                              REMINGTON PARK, INC.

              For the years ended December 31, 1998, 1997 and 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Remington Park, Inc.

   We have audited the accompanying balance sheets of Remington Park, Inc. (the "Company") as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Park, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio                          Hill, Barth & King LLC
February 19, 1999                         Certified Public Accountants
 (except Note K for
 which the date is
 October 21, 1999)

                              REMINGTON PARK, INC.

                                 BALANCE SHEETS

                                        August 31,   December 31,  December 31,
                                           1999          1998          1997
                                       ------------  ------------  ------------
                                       (unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents--NOTE F..  $    516,109  $    697,037  $    501,209
  Restricted cash....................     3,418,289       446,664       400,609
  Trade accounts receivable..........       443,758       306,743       890,243
  Inventories........................       166,110       162,833       202,791
  Prepaid expenses and other assets..       302,188       180,268       270,056
                                       ------------  ------------  ------------
    Total Current Assets.............     4,846,454     1,793,545     2,264,908
                                       ------------  ------------  ------------
PROPERTY AND EQUIPMENT--NOTES B AND I
  Land improvements..................     4,036,617     3,989,282     4,527,282
  Buildings and structures...........    29,682,923    30,135,806    32,047,806
  Machinery and equipment............     7,996,937     7,953,549     7,921,772
  Furniture and fixtures.............     1,651,972     1,649,747     1,638,081
                                       ------------  ------------  ------------
                                         43,368,449    43,728,384    46,134,941
  Less accumulated depreciation......    34,564,905    34,621,473    32,078,706
                                       ------------  ------------  ------------
    Net Property and Equipment.......     8,803,544     9,106,911    14,056,235
                                       ------------  ------------  ------------
OTHER ASSETS
  Land lease and other costs less
   amortization--NOTES E AND I.......     1,330,497     1,392,987     1,943,765
                                       ------------  ------------  ------------
                                       $ 14,980,495  $ 12,293,443  $ 18,264,908
                                       ============  ============  ============
LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT)
CURRENT LIABILITIES
  Accounts payable...................  $  1,595,777  $  1,374,870  $  2,851,255
  Unredeemed pari-mutuel tickets.....       177,326       445,909       465,585
  Advances payable to The Edward J.
   DeBartolo Corporation--NOTE G.....       156,221       453,771     5,934,012
  Accrued liabilities................     1,009,225       926,162       782,715
  Percentage entitlements in excess
   of purses paid--NOTE C............     3,002,571       292,293       700,911
  Deferred revenue...................       587,077         6,972        90,974
                                       ------------  ------------  ------------
    Total Current Liabilities........     6,528,197     3,499,977    10,825,452
                                       ------------  ------------  ------------
OTHER LIABILITIES
  Long-term debt less principal due
   within one year--NOTE B...........           --            --     30,000,000
  Other..............................        18,711           --            --
                                       ------------  ------------  ------------
    Total Other Liabilities..........        18,711           --     30,000,000
                                       ------------  ------------  ------------
STOCKHOLDER'S EQUITY (DEFICIT)--NOTE
 G
  Common stock--$1.00 par value per
   share:
   Authorized 10,000 shares; issued
    and outstanding 500 shares.......           500           500           500
   Additional paid-in capital........    48,148,592    47,991,918     7,409,500
   Accumulated deficit...............   (39,715,505)  (39,198,952)  (29,970,544)
                                       ------------  ------------  ------------
    Total Stockholder's Equity
     (Deficit).......................     8,433,587     8,793,466   (22,560,544)
                                       ------------  ------------  ------------
                                       $ 14,980,495  $ 12,293,443  $ 18,264,908
                                       ============  ============  ============

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                          Eight Months Ended August
                                     31,                     Years Ended December 31,
                          --------------------------  ----------------------------------------
                              1999          1998          1998          1997          1996
                          ------------  ------------  ------------  ------------  ------------
                          (unaudited)   (unaudited)
REVENUES
Pari-Mutuel income......  $ 18,760,422  $ 20,522,249  $ 29,095,338  $ 33,085,838  $ 33,461,803
                          ------------  ------------  ------------  ------------  ------------
Less:
  Purses paid to
   horsemen.............     6,408,059     6,875,898     9,819,313    11,438,288    11,450,284
  Amounts paid to the
   State of Oklahoma....     2,211,997     2,390,148     3,362,670     3,801,826     3,620,381
  Breakage and breeders
   awards paid to the
   Oklahoma Breeding and
   Development Revolving
   Fund.................       598,114       694,348       990,960     1,157,359       775,645
  Commissions paid to
   host tracks..........     2,587,509     2,556,156     3,420,305     3,680,734     2,833,637
                          ------------  ------------  ------------  ------------  ------------
                            11,805,679    12,516,550    17,593,248    20,078,207    18,679,947
                          ------------  ------------  ------------  ------------  ------------
Net Pari-Mutuel Income..     6,954,743     8,005,699    11,502,090    13,007,631    14,781,856
  Other Income..........     1,793,648     2,503,692     3,989,992     4,812,500     6,032,648
                          ------------  ------------  ------------  ------------  ------------
    Total Revenues......     8,748,391    10,509,391    15,492,082    17,820,131    20,814,504
Operating costs and
 expenses--
  NOTES E and G.........     8,915,500    11,258,714    16,994,450    20,177,827    21,064,646
  Depreciation and
   amortization.........       432,336     1,803,581     2,706,547     2,723,763     2,800,681
  Provision for
   impairment of long-
   lived assets--NOTE
   I....................           --      2,837,000     2,837,000     5,077,918           --
                          ------------  ------------  ------------  ------------  ------------
LOSS FROM OPERATIONS....      (599,445)   (5,389,904)   (7,045,915)  (10,159,377)   (3,050,823)
                          ------------  ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSES)
  Interest income.......        87,485        74,385       122,477       116,336       106,130
  Interest expense--NOTE
   G....................        (4,593)   (1,697,885)   (2,304,970)   (2,539,923)   (2,481,557)
                          ------------  ------------  ------------  ------------  ------------
                                82,892    (1,623,500)   (2,182,493)   (2,423,587)   (2,375,427)
                          ------------  ------------  ------------  ------------  ------------
NET LOSS................      (516,553)   (7,013,404)   (9,228,408)  (12,582,964)   (5,426,250)
ACCUMULATED DEFICIT
  Beginning of period...   (39,198,952)  (29,970,544)  (29,970,544)  (17,387,580)  (11,961,330)
                          ------------  ------------  ------------  ------------  ------------
  End of period.........  $(39,715,505) $(36,983,948) $(39,198,952) $(29,970,544) $(17,387,580)
                          ============  ============  ============  ============  ============
Basic and diluted loss
 per share of common
 stock..................  $     (1,033) $    (14,207) $    (18,457) $    (25,166) $   ( 10,853)
                          ============  ============  ============  ============  ============

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                       Additional
                                Common   Paid-In   Accumulated   Total Equity
                                Stock    Capital     Deficit      (Deficit)
                                ------ ----------- ------------  ------------
Balance at December 31, 1995...  $500  $ 7,409,500 $(11,961,330) $ (4,551,330)
Net loss, year ended December
 31, 1996......................   --           --    (5,426,250)   (5,426,250)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1996...   500    7,409,500  (17,387,580)   (9,977,580)
Net loss, year ended December
 31, 1997......................   --           --   (12,582,964)  (12,582,964)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1997...   500    7,409,500  (29,970,544)  (22,560,544)
1998 Contributions (NOTE J)....   --    40,582,418          --     40,582,418
Net loss, year ended December
 31, 1998......................   --           --    (9,228,408)   (9,228,408)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1998...   500   47,991,918  (39,198,952)    8,793,466
1999 Contributions (NOTE J)
 (unaudited)...................   --       156,674          --        156,674
Net loss, eight months ended
 August 31, 1999 (unaudited)...   --           --      (516,553)     (516,553)
                                 ----  ----------- ------------  ------------
Balance at August 31, 1999
 (unaudited)...................  $500  $48,148,592 $(39,715,505) $  8,433,587
                                 ====  =========== ============  ============


                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                            STATEMENTS OF CASH FLOWS

                            Eight Months Ended
                                August 31,                Years Ended December 31,
                          ------------------------  --------------------------------------
                             1999         1998         1998          1997         1996
                          -----------  -----------  -----------  ------------  -----------
                          (unaudited)  (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net loss...............  $ (516,553)  $(7,013,404) $(9,228,408) $(12,582,964) $(5,426,250)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities:
 Provision for
  impairment of long-
  lived assets..........         --      2,837,000    2,837,000     5,077,918          --
 Depreciation and
  amortization..........     432,336     1,803,581    2,706,547     2,723,763    2,800,681
 Provision for doubtful
  accounts..............      27,225        25,000       26,433           --           --
 Gain on sale of
  equipment.............         --            --           --         (8,341)         --
 (Increase) decrease in
  restricted cash.......  (2,971,629)   (1,398,653)     (46,055)      346,569      (97,411)
 (Increase) decrease in
  accounts receivable...    (164,240)      163,501      557,067      (479,114)      14,450
 Increase (decrease) in
  inventories, prepaid
  expenses and other
  assets................    (125,872)     (159,721)     129,746        32,081      (72,787)
 Increase (decrease) in
  accounts payable and
  purse liability.......   2,922,938       (22,228)  (1,885,003)    1,106,833    1,169,862
 Increase (decrease) in
  accrued liabilities
  and unredeemed pari-
  mutuel tickets........    (185,520)      301,347      123,771       (43,980)     195,555
 Increase in advances
  due to The Edward J.
  Bartolo Corporation...    (540,876)    1,614,419    2,502,177     2,164,757    2,481,557
 Increase (decrease) in
  deferred revenue......     580,105       288,157      (84,002)      (20,850)     (35,090)
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) operating
  activities............    (542,086)   (1,561,001)  (2,360,727)   (1,683,328)   1,030,567
                          ----------   -----------  -----------  ------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of
  improvements and
  equipment.............     (65,800)      (41,793)     (43,445)     (118,293)    (326,020)
 Proceeds from sale of
  property and
  equipment.............         --            --           --        292,770          --
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) investing
  activities............     (65,800)      (41,793)     (43,445)      174,477     (326,020)
                          ----------   -----------  -----------  ------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net advances from The
  Edward J. DeBartolo
  Corporation...........     400,000     2,600,000    2,600,000       900,000      302,919
 Proceeds from (payments
  on) note payable......      26,958           --           --            --    (1,350,000)
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) financing
  activities............     426,958     2,600,000    2,600,000       900,000   (1,047,081)
                          ----------   -----------  -----------  ------------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............    (180,928)      997,206      195,828      (608,851)    (342,534)
CASH AND CASH
 EQUIVALENTS
 Beginning of period....     697,037       501,209      501,209     1,110,060    1,452,594
                          ----------   -----------  -----------  ------------  -----------
 End of period..........  $  516,109   $ 1,498,415  $   697,037  $    501,209  $ 1,110,060
                          ==========   ===========  ===========  ============  ===========

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                         NOTES TO FINANCIAL STATEMENTS
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

NOTE A--Summary of Significant Accounting Policies

 Basis of Presentation:

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

 Nature of Operations:

   The Company operates a thoroughbred horse racing track in Oklahoma City, Oklahoma. The Company operated 136, 147 and 156 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 123 days for 1999.

 Cash and Cash Equivalents:

   Restricted cash represents primarily amounts restricted for futurity purse escrow and purse supplement to be paid during future live meets.

   The Company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

 Inventories:

   Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

 Property and Equipment:

   Property and equipment are stated at cost less provision for impairment of long-lived assets (see Note I). Depreciation for financial accounting purposes is computed on the straight-line method. For income tax purposes, accelerated methods are used.

   The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

 Land Lease Costs:

   Land lease costs are stated net of amortization less provision for impairment of long-lived asset (see Note I). Land lease costs are being amortized on the straight-line method over the term of the lease.

 Deferred Revenue:

   Deferred revenue consists primarily of advance payments received on catering functions which are recognized as revenue when earned.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

 Income Taxes:

   The Company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation through December 1, 1998 (see Note G). Subsequent to December 1, 1998, the company files a separate federal income tax return. Income taxes of the Company are computed utilizing the separate return method. Under this method, the provision for income taxes is generally determined as if the Company filed a separate income tax return. The Company files a separate state income tax return.

   Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

 Advertising:

   Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:

   Year ended December 31:
     1998........................................................... $1,584,636
     1997...........................................................  2,193,659
     1996...........................................................  2,292,339
   Eight months ended August 31 (unaudited):
     1999........................................................... $  591,486
     1998...........................................................  1,002,321

 Earnings Per Share:

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 500 shares for all periods presented. The Company does not have any dilutive securities.

 Fair Value of Financial Instruments:

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Accounts Payable and Accrued Liabilities--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

 Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

 Interim Financial Statements:

   In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight months ended August 31, 1999 and 1998.

 New Accounting Standards:

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its financial statements.

 Reclassification:

   The financial statements for 1997 and 1996 have been reclassified to conform with the presentation for December 31, 1998. Such reclassifications had no effect on net results of operations.

NOTE B--Long-term Debt

   At December 31, 1997, long-term debt represented a note agreement payable to The Edward J. DeBartolo Corporation ("DeBartolo") with interest at the prime rate, and principal and interest payments due quarterly based on available cash flow as defined with all unpaid principal due December 31, 2001, collateralized by substantially all buildings, improvements and equipment. The principal balance at December 31, 1997 was $30,000,000.

   Effective December 1, 1998, DeBartolo made a capital contribution (see Note
J) which in part was used to reduce the entire principal balance of this note agreement.

NOTE C--Purse Over/Under Payments

   The Oklahoma Horse Racing Commission (OHRC) Rules of Racing contain provisions relating to future purse overpayments and underpayments and specifically address how such amounts will be adjusted in purse distributions during future race meetings.

   At August 31, 1999, purses were underpaid during the thoroughbred race meeting which totalled $3,480,356. Also, at August 31, 1999, purses were overpaid during the quarter horse race meeting which totalled $477,785. The Company will include these amounts in its purse distribution during future race meetings.

   At December 31, 1998, purses were underpaid during the thoroughbred race meeting which totalled $161,014. Also, at December 31, 1998, purses were underpaid during the quarter horse race meeting which totalled $131,279. The Company included these amounts in its purse distribution during the 1999 race meetings.

   At December 31, 1997, purses were underpaid during the thoroughbred race meeting which totalled $277,619. Also at December 31, 1997, purses were underpaid during the quarter horse race meeting which totalled $423,292. The Company included these amounts in its purse distribution during the 1998 race meetings.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


NOTE D--Income Taxes

   Following is a summary of deferred tax assets and liabilities:

                                                         December 31,
                                      August 31    --------------------------
                                         1999          1998          1997
                                     ------------  ------------  ------------
                                     (unaudited)
   Deferred tax assets:
     Provision for impairment of
      long-lived assets............. $ 13,565,000  $ 13,565,000  $  2,606,000
     Net operating loss
      carryforward..................    1,440,000     1,100,000    18,893,000
     Nondeductible accrued vacation
      and sick pay..................       66,000        66,000        61,500
     Income deferred for financial
      reporting purposes............          --          2,000        31,500
                                     ------------  ------------  ------------
   Total Deferred Tax Assets........   15,071,000    14,733,000    31,592,000
   Deferred tax liability:
     Excess tax depreciation and
      amortization over financial
      reporting depreciation and
      amortization..................   (2,900,000)   (2,733,000)   (2,719,500)
                                     ------------  ------------  ------------
   Net Deferred Tax Assets Before
    Valuation Allowance.............   12,171,000    12,000,000    28,872,500
   Valuation Allowance..............  (12,171,000)  (12,000,000)  (28,872,500)
                                     ------------  ------------  ------------
   Net Deferred Tax Assets.......... $        --   $        --   $        --
                                     ============  ============  ============

   At December 31, 1998, the Company had an unused net operating tax loss carryover of approximately $3,300,000 with various expiration dates through 2013. These amounts are available for federal income tax purposes for offset against future taxable income based on filing a separate return effective December 1, 1998 (see Note G).

NOTE E--Leases

   The Company occupies land for the racing facility under an operating lease which extends through 2013. The lease also contains options to renew for five 10-year periods after the initial term. Under the lease agreement, the Company made an initial payment of $4,000,000 which is being amortized over the initial lease term. In addition to the initial payment, the Company is obligated to pay additional rent based on minimum annual rental payments ranging from $110,710 to $132,850 and one-half of one percent of the "handle" in excess of $187,000,000 during each race season.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   The Company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The majority of the equipment is leased on a raceday basis, with minimum rentals per live raceday as follows:

                            Minimum rental    Minimum daily       Minimum daily
                               per live    rental for on track rental for Off-track
                               raceday     simulcasting cards    betting parlors
                            -------------- ------------------- --------------------
   Year ended December 31:
     1998..................     $5,700            $600                 $200
     1997..................      3,000             600                  800
     1996..................      3,000             575                  800
   Eight months ended
    August 31 (unaudited):
     1999..................      5,700             630                  150
     1998..................      5,700             600                  200

   Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

   1999.............................................................. $  177,000
   2000..............................................................    171,000
   2001..............................................................    168,000
   2002..............................................................    168,000
   2003..............................................................    168,000
   Later years.......................................................  1,195,000
                                                                      ----------
   Total............................................................. $2,047,000
                                                                      ==========

   Rent expense charged to operations is summarized below:

   Year ended December 31:
     1998........................................................... $2,039,598
     1997...........................................................  2,913,829
     1996...........................................................  2,281,613
   Eight months ended August 31 (unaudited):
     1999...........................................................  1,224,713
     1998...........................................................  1,329,533

NOTE F--Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The Company maintains significantly all of its bank deposit accounts in one financial institution in Oklahoma City, Oklahoma. These accounts at times exceed the federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   The Company grants credit to other racetracks throughout the country and suite and season-seat rental customers in the ordinary course of business. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


NOTE G--Controlling Interest and Related Party Transactions

 Controlling Interest:

   The Company was a wholly-owned subsidiary of DeBartolo. Effective December 1, 1998, Oklahoma Racing, LLC. (a newly formed company owned by an affiliated individual) acquired all of the common stock owned by DeBartolo. The common stock acquired has been pledged to secure an acquisition note payable to DeBartolo. See Note K regarding subsequent event.

 Related Party Transactions:

   Included in the operating costs are certain expenses paid or incurred on behalf of the Company by DeBartolo. The Company reimbursed DeBartolo for these general and administrative expenses on a current basis as follows:

   Year ended December 31:
     1998............................................................. $208,002
     1997.............................................................  309,751
     1996.............................................................  738,169
   Eight months ended August 31 (unaudited):
     1999.............................................................   80,643
     1998.............................................................  177,419

   Effective December 1, 1998, DeBartolo contributed $10,582,418 of the advances and interest to the capital of the Company. Advances and interest payable to DeBartolo totalled $453,771 at December 31, 1998 and $5,934,012 at December 31, 1997. DeBartolo has agreed to advance an additional $3,000,000 in loans at the prime rate plus one percent to the company during 1999 to fund operating deficits as needed.

   Interest charged by DeBartolo on the note agreement referred to in Note B is summarized below:

   Year ended December 31:
     1998........................................................... $2,308,356
     1997...........................................................  2,532,740
     1996...........................................................  2,481,557
   Eight months ended August 31 (unaudited):
     1999...........................................................        --
     1998...........................................................  1,697,671

   No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--Investment Savings Retirement Plan

   Effective February 1, 1998, the Company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or eight months ended August 31, 1999.

                              REMINGTON PARK, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


NOTE I--Impairment of Long-lived Assets

   During 1998, the company provided an additional $2,837,000 provision for the impairment in the value of the racing facilities due to the continued deterioration in attendance and pari-mutuel handle in recent years. The provision was allocated to land improvements, buildings and structures and land lease costs on a pro rata basis. The company recorded a provision for the impairment of the racing facility of $5,077,918 and $NIL the years ended December 31, 1997 and 1996 respectively. At December 31, 1998, the impairment reserve totalled $39,914,918.

NOTE J--Noncash Investing Activities

   Effective December 1, 1998, DeBartolo made a capital contribution of $40,582,418 which was used to reduce the note agreement and the advances and interest payable to DeBartolo as discussed in Notes B and G. In addition, at August 31, 1999, DeBartolo made an additional capital contribution of $156,674 which was used to reduce the advances payable to DeBartolo.

NOTE K--Subsequent Event

   On October 21, 1999, Oklahoma Racing, LLC entered into a definitive agreement to sell 100% of the outstanding common stock of the Company to MI Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $10,000,000. As part of the agreement, DeBartolo agreed to contribute $156,674 of advances to additional paid-in capital. This contribution to capital was reflected as of August 31, 1999 in the accompanying financial statements.

                              FINANCIAL STATEMENTS

                               THISTLEDOWN, INC.

              For the years ended December 31, 1998, 1997 and 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Thistledown, Inc.

   We have audited the accompanying balance sheets of Thistledown, Inc. as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's deficit and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thistledown, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio                          Hill, Barth & King LLC
October 12, 1999 (except Note I for       Certified Public Accountants
which the date is October 21, 1999)

                               THISTLEDOWN, INC.

                                 BALANCE SHEETS

                                         August 31,   December 31,  December 31,
                                            1999          1998          1997
                                         -----------  ------------  ------------
                                         (unaudited)
                ASSETS
Current Assets
 Cash and cash equivalents.............  $ 2,536,820  $ 1,779,565   $   895,292
 Restricted cash.......................    1,980,508    1,562,770     1,581,885
 Trade accounts receivable (less
  allowance for doubtful accounts of
  $89,624 at August 31, 1999, $89,830
  at December 31, 1998 and $56,599 at
  December 31, 1997)...................    2,657,548    2,027,847     1,665,173
 Inventories...........................      169,521      143,103       155,923
 Prepaid expenses and other assets.....       72,813      176,061        50,123
                                         -----------  -----------   -----------
 Total Current Assets..................    7,417,210    5,689,346     4,348,396
                                         -----------  -----------   -----------
Property And Equipment
 Land..................................    1,002,700    1,002,700     1,002,700
 Land improvements.....................    1,010,522    1,010,522     1,010,522
 Parking lot improvements..............      198,007      198,007       198,007
 Buildings and structures..............   39,600,666   39,591,161    39,576,955
 Furniture and equipment...............    2,314,240    2,209,950     2,104,442
                                         -----------  -----------   -----------
                                          44,126,135   44,012,340    43,892,626
 Less accumulated depreciation.........   34,319,811   33,359,365    31,893,794
                                         -----------  -----------   -----------
 Net Property and Equipment............    9,806,324   10,652,975    11,998,832
                                         -----------  -----------   -----------
Other Assets
 Deferred racetrack improvement fund
  rebate--NOTE B.......................    1,052,462      792,131       503,587
 Deposits..............................       46,665       33,944        31,222
                                         -----------  -----------   -----------
 Total other assets....................    1,099,127      826,075       534,809
                                         -----------  -----------   -----------
                                         $18,322,661  $17,168,396   $16,882,037
                                         ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDER'S EQUITY
               (DEFICIT)
Current Liabilities
 Accounts payable......................  $ 3,757,841  $ 2,785,348   $ 2,737,170
 Unredeemed pari-mutuel tickets........      645,564      639,306       651,091
 Due to The Edward J. DeBartolo
  Corporation..........................       74,387       35,611       850,700
 Accrued liabilities...................      759,655      593,868       600,925
 Percentage entitlements in excess of
  purses paid--NOTE C..................      118,398      526,592       337,515
 Deferred revenue......................       22,521        1,684         6,822
                                         -----------  -----------   -----------
 Total Current Liabilities.............    5,378,366    4,582,409     5,184,223
                                         -----------  -----------   -----------
Due to The Edward J. DeBartolo
 Corporation--NOTES G and I............   61,529,766   61,221,811    60,034,612
                                         -----------  -----------   -----------
Deferred Income Taxes--NOTE D..........    1,269,000    1,253,000     1,000,000
                                         -----------  -----------   -----------
Stockholder's Deficit--Notes G And I
 Common stock--no par value per share:
  Authorized 500 shares; issued and
  outstanding 250 shares...............          500          500           500
 Additional paid-in capital............      100,000      100,000       100,000
 Accumulated deficit...................  (49,954,971) (49,989,324)  (49,437,298)
                                         -----------  -----------   -----------
 Total Stockholder's Deficit...........  (49,854,471) (49,888,824)  (49,336,798)
                                         -----------  -----------   -----------
                                         $18,322,661  $17,168,396   $16,882,037
                                         ===========  ===========   ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                             Eight Months Ended
                                 August 31,                  Years Ended December 31,
                          --------------------------  ----------------------------------------
                              1999          1998          1998          1997          1996
                          ------------  ------------  ------------  ------------  ------------
                          (unaudited)   (unaudited)
REVENUES
Pari-Mutuel income......  $ 22,924,031  $ 22,845,305  $ 34.283,820  $ 31,912,780  $ 26,933,567
                          ------------  ------------  ------------  ------------  ------------
Less:
 Purses paid to
  horsemen..............     8,149,775     8,037,937    12,115,337    10,970,292     9,509,854
 State of Ohio pari-
  mutuel taxes--net of
  racetrack improvement
  fund rebate...........     2,542,461     2,703,490     3,937,712     3,597,768     3,991,419
 Breakage paid to
  Thoroughbred Health
  and Retirement Fund...       226,440       244,322       356,977       351,631       303,161
 Amount paid to HBPA....        55,593        54,492        87,046        84,826        89,822
 Commission paid to host
  tracks................     2,416,695     2,418,254     3,575,538     3,165,904     1,457,258
                          ------------  ------------  ------------  ------------  ------------
                            13,390,964    13,458,495    20,072,610    18,170,421    15,351,514
                          ------------  ------------  ------------  ------------  ------------
Net Pari-Mutuel Income..     9,533,067     9,386,810    14,211,210    13,742,359    11,582,053
 Other Income...........     2,438,160     2,243,323     3,469,119     3,345,817     3,332,165
                          ------------  ------------  ------------  ------------  ------------
 Total Revenues.........    11,971,227    11,630,133    17,680,329    17,088,176    14,914,218
Operating costs and
 expenses--
 NOTES E, G and H.......    10,742,872    10,896,783    16,027,163    16,234,915    21,064,646
 Depreciation and
  amortization..........       960,446       966,251     1,465,571     1,497,966     1,482,331
                          ------------  ------------  ------------  ------------  ------------
INCOME (LOSS) FROM
 OPERATIONS.............       267,909      (232,901)      187,595      (644,705)   (1,471,206)
                          ------------  ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSES)
 Interest earned........        90,400        62,018        89,108        72,923        22,763
 Interest expense--NOTE
  G.....................      (307,956)     (400,626)     (575,729)     (742,836)     (545,736)
                          ------------  ------------  ------------  ------------  ------------
                              (217,556)     (338,608)     (486,621)     (669,913)     (522,973)
                          ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES...........        50,353      (571,509)     (299,026)   (1,314,618)   (1,994,179)
Deferred income taxes--
 Note D.................        16,000       168,667       253,000       354,000       321,000
                          ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS).......        34,353      (740,176)     (552,026)   (1,668,618)   (2,315,179)
ACCUMULATED DEFICIT
 Beginning of period....   (49,989,324)  (49,437,298)  (49,437,298)  (47,768,680)  (45,453,501)
                          ------------  ------------  ------------  ------------  ------------
 End of period..........  $(49,954,971) $(50,177,474) $(49,989,324) $(49,437,298) $(47,768,680)
                          ============  ============  ============  ============  ============
Basic and diluted
 earnings (loss) per
 share of common stock..  $        137  $     (2,961) $     (2,208) $     (6,674) $     (9,261)
                          ============  ============  ============  ============  ============

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                        Additional
                                 Common  Paid-in   Accumulated      Total
                                 Stock   Capital     Deficit       Deficit
                                 ------ ---------- ------------  ------------
Balance at December 31, 1995....  $500   $100,000  $(45,453,501) $(45,353,001)
Net loss, year ended December
 31, 1996.......................   --         --     (2,315,179)   (2,315,179)
                                  ----   --------  ------------  ------------
Balance at December 31, 1996....   500    100,000   (47,768,680)  (47,668,180)
Net loss, year ended December
 31, 1997.......................   --         --     (1,668,618)   (1,668,618)
                                  ----   --------  ------------  ------------
Balance at December 31, 1997....   500    100,000   (49,437,298)  (49,336,798)
Net loss, year ended December
 31, 1998.......................   --         --       (552,026)     (552,026)
                                  ----   --------  ------------  ------------
Balance at December 31, 1998....   500    100,000   (49,989,324)  (49,888,824)
Net income, eight months ended
 August 31, 1999 (unaudited)....   --         --         34,353        34,353
                                  ----   --------  ------------  ------------
Balance at August 31, 1999
 (unaudited)....................  $500   $100,000  $(49,954,971) $(49,854,471)
                                  ====   ========  ============  ============


                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                            STATEMENTS OF CASH FLOWS

                            Eight Months Ended
                                 August 31               Years ended December 31,
                          ------------------------  ------------------------------------
                             1999         1998         1998        1997         1996
                          -----------  -----------  ----------  -----------  -----------
                          (unaudited)  (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income (loss).......  $   34,353   $  (740,176) $ (552,026) $(1,668,618) $(2,315,179)
Adjustments to reconcile
 net income (loss) to
 cash provided by (used
 in) operating
 activities:
 Depreciation and
  amortization..........     960,446       966,251   1,465,571    1,497,966    1,482,331
 Provision for doubtful
  accounts..............      26,003           --       39,098       46,467       19,560
 Deferred income taxes..      16,000       168,667     253,000      354,000      321,000
 (Increase) decrease in
  restricted cash.......    (417,738)   (1,453,375)     19,115     (241,656)  (1,340,229)
 Increase in accounts
  receivable............    (655,704)     (657,011)   (401,773)    (247,808)  (1,082,062)
 (Increase) decrease in
  inventories...........     (26,418)      (18,114)     12,820        1,083      (11,185)
 (Increase) decrease in
  prepaid expenses......     103,248       (77,855)   (125,938)      47,845      (25,647)
 Increase in other
  assets................    (273,052)     (159,183)   (291,266)    (372,160)    (152,226)
 Increase (decrease) in
  accounts payable and
  accrued liabilities...   1,138,280     1,290,201      41,121     (339,485)   2,192,388
 Increase (decrease) in
  unredeemed pari-mutuel
  tickets...............       6,258        22,596     (11,785)     218,318       92,059
 Increase (decrease) in
  percentage
  entitlements in excess
  of purses paid........    (408,194)      513,703     189,077        1,733      335,782
 Increase (decrease) in
  deferred revenue......      20,837        38,352      (5,138)       5,118        1,704
                          ----------   -----------  ----------  -----------  -----------
 Net cash provided by
  (used in) operating
  activities............     524,319      (105,944)    631,876     (697,197)    (481,704)
                          ----------   -----------  ----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of property
  and equipment.........    (113,794)     (117,321)   (119,714)    (228,315)    (332,592)
                          ----------   -----------  ----------  -----------  -----------
 Net cash used in
  investing activities..    (113,794)     (117,321)  ( 119,714)    (228,315)    (332,592)
                          ----------   -----------  ----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net advances from The
  Edward J. DeBartolo
  Corporation...........     346,730       367,601     372,111      989,948    1,364,585
                          ----------   -----------  ----------  -----------  -----------
 Net cash provided by
  financing activities..     346,730       367,601     372,111      989,948    1,364,585
                          ----------   -----------  ----------  -----------  -----------
 Net Increase in cash
  and cash equivalents..     757,255       144,336     884,273       64,436      550,289
CASH AND CASH
 EQUIVALENTS
 Beginning of period....   1,779,565       895,292     895,292      830,856      280,567
                          ----------   -----------  ----------  -----------  -----------
 End of period..........  $2,536,820   $ 1,039,628  $1,779,565  $   895,292  $   830,856
                          ==========   ===========  ==========  ===========  ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                         NOTES TO FINANCIAL STATEMENTS
   (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

NOTE A--Summary of Significant Accounting Policies

 Basis of Presentation:

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

 Nature of Operations:

   The company formally changed its name from Carat Company, Inc. to Thistledown, Inc. on February 26, 1998. On January 9, 1998, Raceway Properties, Inc., a wholly-owned subsidiary of The Edward J. DeBartolo Corporation, was merged into the company. Raceway Properties, Inc. owned the land under the racing facility, certain buildings and equipment used by the company. The merger was accounted for using the pooling-of-interests method of accounting and all intercompany transactions have been eliminated.

   The company operates a thoroughbred horse racing track in Cleveland, Ohio. The company operated 187, 186 and 195 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 187 days for 1999.

 Cash and Cash Equivalents:

   The company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

   Restricted cash represents primarily amounts restricted for purse escrow and simulcast settlement escrow.

 Inventories:

   Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

 Property and Equipment:

   Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed on the straight-line method. For income tax purposes, accelerated methods are used.

   Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", establishes accounting standards for the impairment of long-lived assets. The company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

 Income Taxes:

   The company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation ("DeBartolo"). Income taxes of the company are computed utilizing the separate return

                               THISTLEDOWN, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

method. Under this method, the provision for income taxes is generally determined as if the company filed a separate income tax return. The company files a separate state income tax return.

   Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

 Advertising:

   Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:

   Year ended December 31:
     1998........................................................... $1,324,955
     1997...........................................................  1,475,192
     1996...........................................................  1,375,741
   Eight months ended August 31 (unaudited):
     1999...........................................................  1,011,156
     1998...........................................................    989,556

 Earnings Per Share:

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 250 shares for all periods presented. The company does not have any dilutive securities.

 Fair Value of Financial Instruments:

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   Cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

   Deferred Racetrack Improvement Fund Rebate--It is not practicable to estimate the fair value of the deferred racetrack improvement fund rebate due to the uncertainty of the timing of the realization of this instrument.

 Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               THISTLEDOWN, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

 Interim Financial Statements:

   In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight months ended August 31, 1999 and 1998.

 New Accounting Standards:

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The company has not determined the impact, if any, of this pronouncement on its financial statements.

NOTE B--Racetrack Improvement Fund Rebate

   The State of Ohio has enacted a Capital Improvement--Tax Reduction bill (Ohio Revised Code 3769.20) to encourage the renovation of existing racing facilities. During 1999, the State extended the rebate period from December 31, 2004 to December 31, 2014. The rebates are approved by the State based on expenditures made on major improvements plus interest on the borrowed funds used for the project. During April 1998, the State approved a $9,801,163 rebate related to debt service on a 1986 major improvement project.

   The tax credit earned is equal to one percent of gross on-track pari-mutuel handle up to the amount of the approved rebate. As a result of limits on the amount of rebates earned that can be used to reduce current pari-mutuel taxes, not all earned rebates are realized currently. Any rebates earned and not realized currently will be available for offset against future pari-mutuel taxes until fully realized. The company's policy is to recognize the rebates as they are earned based on one percent of gross on track pari-mutuel handle.

   Following is a summary of (1) the approved rebate which is unearned, (2) the tax rebate earned and (3) the tax rebate credited to pari-mutuel taxes:

                                            Approved Rebate    Rebate Credited
                                         ---------------------   Ohio Pari-
                                          Unearned    Earned    Mutuel Taxes
                                         ---------- ---------- ---------------
   Year ended December 31:
     1998............................... $8,682,282 $1,413,191   $1,124,647
     1997...............................    294,310  1,434,814    1,056,468
     1996...............................  1,729,124  1,232,647    1,115,348
   Eight months ended August 31
    (unaudited):
     1999...............................  7,678,883  1,003,400      743,069
     1998...............................  9,190,187    909,079      759,328

NOTE C--Percentage Entitlements and Purse Distributions

   Ohio State Statutes require the company to distribute as purses an amount equal to the track's commission less 1.875% of gross pari-mutuel handle times 50% plus 20% of breakage. In addition, the company must pay 45% of breakage to the Thoroughbred Health and Retirement Fund. Purse overpayments and underpayments will be adjusted in purse distributions during future race meetings.

                               THISTLEDOWN, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   Purses were underpaid at the end of each period as follows:

        December 31, 1998............................................. $526,592
                                                                       ========
        December 31, 1997............................................. $337,515
                                                                       ========
        August 31, 1999 (unaudited)................................... $118,398
                                                                       ========

NOTE D--Income Taxes

   Following is a summary of deferred tax liabilities:

                                                               December 31,
                                               August 31,  ---------------------
                                                  1999        1998       1997
                                               ----------- ---------- ----------
                                               (unaudited)
   Deferred tax liabilities:
     Excess tax depreciation and amortization
      over financial statement reporting
      depreciation and amortization..........  $  910,000  $  984,000 $  829,000
     Racetrack improvement fund rebate
      recognized for financial statement
      reporting in excess of tax reporting...     359,000     269,000    171,000
                                               ----------  ---------- ----------
       Total Deferred Tax Liabilities........  $1,269,000  $1,253,000 $1,000,000
                                               ==========  ========== ==========

   The primary reason for the difference between the expected tax benefit and the income tax provision is that the company did not receive a benefit for the company's net operating losses utilized by its parent company in its consolidated tax return.

NOTE E--Leases

   The company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The majority of the equipment is leased on a raceday basis, with minimum rentals as follows:

                                                  Minimum    Minimum Rental for
                                                 Rental per       On-Track
                                                Live Raceday Simulcasting Cards
                                                ------------ ------------------
   Year ended December 31:
     1998......................................    $4,292          $1,296
     1997......................................     4,059           1,406
     1996......................................     3,701           1,110
   Eight months ended August 31 (unaudited):
     1999......................................     3,844           1,535
     1998......................................     4,292           1,296

   Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

        1999........................................................... $ 98,500
        2000...........................................................    4,000
                                                                        --------
          Total........................................................ $102,500
                                                                        ========

                               THISTLEDOWN, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   Rent expense charged to operations is summarized below:

   Year ended December 31:
     1998........................................................... $1,765,940
     1997...........................................................  1,619,099
     1996...........................................................  1,524,921
   Eight months ended August 31 (unaudited):
     1999...........................................................  1,132,813
     1998...........................................................  1,141,281

NOTE F--Concentration of Credit Risk

   Financial instruments which potentially subject the company to concentrations of credit risk are primarily cash investments and receivables. The company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The company maintains significantly all of its bank deposit accounts in one financial institution in Cleveland, Ohio. These accounts at times exceed the federally insured limits. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   The company grants credit to other racetracks throughout the country. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

NOTE G--Controlling Interest and Related Party Transactions

 Controlling Interest:

   The company is a wholly-owned subsidiary of DeBartolo. See Note I regarding subsequent event.

 Related Party Transactions:

   Included in the accompanying financial statements are certain expenses paid or incurred on behalf of the company by DeBartolo. The company reimburses DeBartolo for salaries and wages and related expenses and general and administrative expenses as follows:

                                     Salaries, Wages  General and
                                       and Related   Administrative
                                        Expenses        Expenses      Total
                                     --------------- -------------- ----------
   Year ended December 31:
     1998...........................   $8,508,074       $558,112    $9,066,186
     1997...........................    8,156,565        815,126     8,971,691
     1996...........................    7,740,070        503,288     8,243,358
   Eight months ended August 31
    (unaudited):
     1999...........................    5,122,286        371,908     5,494,194
     1998...........................    5,371,417        682,447     6,053,864

                               THISTLEDOWN, INC.

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   The accompanying balance sheets include notes, advances and related accrued interest payable to DeBartolo (see Note I) as summarized below:

        December 31, 1998.......................................... $61,221,811
                                                                    ===========
        December 31, 1997.......................................... $60,034,612
                                                                    ===========
        August 31, 1999 (unaudited)................................ $61,529,766
                                                                    ===========

   DeBartolo charged interest at the applicable federal rate (AFR) on a note payable related to the financing of certain racetrack improvements. Interest charged by DeBartolo is summarized as follows:

   Year ended December 31:
     1998............................................................. $575,617
     1997.............................................................  740,309
     1996.............................................................  544,681
   Eight months ended August 31 (unaudited):
     1999.............................................................  307,956
     1998.............................................................  400,514

   No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--Investment Savings Retirement Plan

   Effective February 1, 1998, the company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees that are not covered by a collective bargaining agreement or another retirement plan. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or 1999.

NOTE I--Subsequent Event

   On October 21, 1999, DeBartolo entered into a definitive agreement to sell 100% of the outstanding common stock of the company to MI Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $14,000,000. As part of the agreement, DeBartolo agreed to contribute $61,529,766 of notes, advances and related accrued interest to additional paid-in capital. These amounts are reflected as noncurrent liabilities in the accompanying balance sheets.

                         COMBINED FINANCIAL STATEMENTS

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
                   SUBJECT TO THE LICENSING PROVISIONS OF THE
                         CALIFORNIA HORSE RACING BOARD,
                       LADBROKE RACING CALIFORNIA, INC.,
                        AND LADBROKE LAND HOLDINGS, INC.
                         (WHOLLY OWNED SUBSIDIARIES OF
                          LADBROKE RACING CORPORATION)

                  Years ended December 31, 1998, 1997 and 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Pacific Racing Association,
Ladbroke Racing California, Inc. and
Ladbroke Land Holdings, Inc.

   We have audited the accompanying combined statement of assets and liabilities of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("Pacific Racing Association"), Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (collectively, "Golden Gate Fields" or the "Company") as of December 31, 1998, and 1997, and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of Pacific Racing Association, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
Walnut Creek, California

October 4, 1999, except paragraph 1 of Note 5, as to which the date is October 19, 1999

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                           December 31,
                                         August 31,   ------------------------
                                            1999         1998         1997
                                        ------------  -----------  -----------
                                        (unaudited)
                Assets
Current assets:
  Cash and cash equivalents............ $  1,693,750  $   714,691  $ 1,426,313
  Equity in pooled cash and cash
   equivalents.........................   46,447,731   41,117,870   34,998,292
  Accounts receivable, net of allowance
   for doubtful accounts of $20,989 in
   1997, $236,687 in 1998 and $160,092
   at August 31, 1999..................      987,638    3,100,143    3,661,060
  Other current assets.................      288,087      479,827      779,343
                                        ------------  -----------  -----------
    Total current assets...............   49,417,206   45,412,531   40,865,008
Racetrack properties and equipment,
 net...................................   48,554,484   48,429,435   24,070,678
Intangible assets, net.................    2,536,676    3,044,009   14,380,010
                                        ------------  -----------  -----------
    Total assets....................... $100,508,366  $96,885,975  $79,315,696
                                        ============  ===========  ===========
 Liabilities and stockholder's equity
Current liabilities:
  Note payable to affiliate, current
   portion............................. $  2,594,191  $ 1,448,415  $       --
  Accounts payable.....................    1,861,969    4,055,475    4,301,635
  Accrued compensation.................    1,298,858    1,743,079    1,772,730
  Other accrued liabilities............    2,151,738    1,213,890    1,440,484
  Due to affiliates....................   20,516,444   17,149,343    4,414,034
                                        ------------  -----------  -----------
    Total current liabilities..........   28,423,200   25,610,202   11,928,883
                                        ------------  -----------  -----------
Note payable to affiliate..............   59,434,917   58,183,681   42,722,954
                                        ------------  -----------  -----------
Note payable...........................          --           --    10,025,915
                                        ------------  -----------  -----------
Stockholder's equity:
  Common stock, authorized 111,000
   shares, issued and outstanding
   80,347 shares.......................    1,494,000    1,494,000    1,494,000
  Paid-in capital......................   13,360,000   13,360,000   13,360,000
  Accumulated deficit..................   (2,203,751)  (1,761,908)    (216,056)
                                        ------------  -----------  -----------
    Total stockholder's equity.........   12,650,249   13,092,092   14,637,944
                                        ------------  -----------  -----------
    Total liabilities and stockholder's
     equity............................ $100,508,366  $96,885,975  $79,315,696
                                        ============  ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                       COMBINED STATEMENTS OF OPERATIONS

                            Eight months ended
                                August 31,               Years ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                                (unaudited)
Operating revenues:
  Mutual commission and
   breakage.............  $14,022,517  $12,314,527  $17,362,961  $16,555,897  $15,786,982
  Admissions............      919,355      961,434    1,347,652    1,717,753    1,923,166
  Catering operations...    1,776,815    1,683,836    2,269,092    2,288,534    2,313,021
  Parking...............      668,865      677,268      937,434      922,325      954,876
  Programs..............      920,249      869,800    1,227,601    1,272,416    1,269,256
  Indirect revenues.....    1,986,357    1,906,504    2,506,497    2,754,653    2,684,698
                          -----------  -----------  -----------  -----------  -----------
                           20,294,158   18,413,369   25,651,237   25,511,578   24,931,999
                          -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Salaries, wages,
   benefits and other
   payroll-related
   expenses.............    8,196,712    7,958,289   11,895,359   11,401,172   10,689,267
  Rental of facilities
   and equipment........      273,921      492,578      654,927      749,870    1,661,174
  Operating and
   maintenance
   services.............    2,581,307    2,513,780    4,997,209    4,508,930    3,921,650
  Depreciation and
   amortization.........    1,690,738    2,783,997    3,621,315    3,828,330    3,987,359
  Taxes and licenses....      603,408      550,088      726,613      789,325      707,031
  Advertising and public
   relations............    1,369,117      965,873    1,269,124    1,301,954    1,294,999
  General and
   administrative.......    2,043,921    2,066,948    2,047,403    1,494,073    2,327,842
  Charity days expense..       66,841       64,183       86,976       96,815       98,356
                          -----------  -----------  -----------  -----------  -----------
                           16,825,965   17,395,736   25,298,926   24,170,469   24,687,678
                          -----------  -----------  -----------  -----------  -----------
Income from operations..    3,468,193    1,017,633      352,311    1,341,109      244,321
Other income (expense):
  Interest income,
   principally from
   affiliate............    1,477,305    1,433,548    2,148,526    1,976,792    1,714,396
  Interest expense to
   affiliate............   (3,108,390)  (2,352,797)  (3,845,028)  (2,516,408)  (2,310,728)
  Other income..........       21,049          --           --           --           --
                          -----------  -----------  -----------  -----------  -----------
Income (loss) before
 income taxes...........    1,858,157       98,384   (1,344,191)     801,493     (352,011)
Provision for federal
 and state income
 taxes..................   (2,300,000)     (42,691)    (201,661)  (1,888,195)  (1,000,490)
                          -----------  -----------  -----------  -----------  -----------
Net (loss) income.......  $  (441,843) $    55,693  $(1,545,852) $(1,086,702) $(1,352,501)
                          ===========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                     Retained        Total
                               Common     Paid-in    Earnings    Stockholder's
                               Stock      Capital    (Deficit)      Equity
                             ---------- ----------- -----------  -------------
Balance at December 31,
 1995....................... $1,494,000 $13,360,000 $ 2,223,147   $17,077,147
  Net loss..................        --          --   (1,352,501)   (1,352,501)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1996.......................  1,494,000  13,360,000     870,646    15,724,646
  Net loss..................        --          --   (1,086,702)   (1,086,702)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1997.......................  1,494,000  13,360,000    (216,056)   14,637,944
  Net loss..................        --          --   (1,545,852)   (1,545,852)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1998.......................  1,494,000  13,360,000  (1,761,908)   13,092,092
  Net loss (unaudited)......        --          --     (441,843)     (441,843)
                             ---------- ----------- -----------   -----------
Balance at August 31, 1999
 (unaudited)................ $1,494,000 $13,360,000 $(2,203,751)  $12,650,249
                             ========== =========== ===========   ===========


                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                       COMBINED STATEMENTS OF CASH FLOWS

                            Eight months ended
                                August 31,               Years ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                                (unaudited)
Operating activities
Net (loss) income.......  $  (441,843) $    55,693  $(1,545,852) $(1,086,702) $(1,352,501)
Adjustments to reconcile
 net (loss) income to
 net cash provided by
 operating activities:
 Depreciation...........    1,183,405      866,664    1,097,814      952,329    1,111,358
 Amortization...........      507,333    1,917,333    2,523,501    2,876,001    2,876,001
 Provision for doubtful
  accounts..............          --           --       215,698       13,239          --
 Changes in operating
  assets and
  liabilities:
 Accounts receivable....    2,112,505    2,710,531      345,219   (1,356,568)  (1,672,357)
 Other current assets...      191,740      153,679      299,516     (355,913)     (79,900)
 Accrued interest on
  notes payable to
  affiliate.............   (2,193,506)    (540,489)   3,363,540    2,502,802    1,882,816
 Accounts payable.......     (444,221)    (453,256)    (246,160)  (1,409,619)   4,333,346
 Accrued compensation...      937,848      237,325      (29,651)     387,530       93,023
 Other accrued
  liabilities...........    2,397,012    2,159,069     (226,594)     141,458      283,112
 Due to affiliates......    2,930,701     (544,797)   2,709,394    1,608,121      534,269
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 operating activities...    7,180,974    6,561,752    8,506,425    4,272,678    8,009,167
                          -----------  -----------  -----------  -----------  -----------
Investing activities
Purchase of racetrack
 properties and
 equipment..............     (872,054)  (6,547,479) (16,644,071) (19,582,404)  (1,910,089)
                          -----------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...     (872,054)  (6,547,479) (16,644,071) (19,582,404)  (1,910,089)
                          -----------  -----------  -----------  -----------  -----------
Financing activities
Borrowings from
 affiliates for
 racetrack property
 purchase...............          --     6,195,469   13,545,602    7,879,398          --
Issuance of note
 payable................          --           --           --    10,025,915          --
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 financing activities...          --     6,195,469   13,545,602   17,905,313          --
                          -----------  -----------  -----------  -----------  -----------
Increase in cash and
 cash equivalents and
 equity in pooled cash
 and cash equivalents...    6,308,920    6,209,742    5,407,956    2,595,587    6,099,078
Cash and cash
 equivalents and equity
 in pooled cash and cash
 equivalents at
 beginning of period....   41,832,561   36,424,605   36,424,605   33,829,018   27,729,940
                          -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents and equity
 in pooled cash and cash
 equivalents at end of
 period.................  $48,141,481  $42,634,347  $41,832,561  $36,424,605  $33,829,018
                          ===========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

1. Business and Basis of Presentation

Business

   Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("PRA"), Ladbroke Racing California, Inc. ("LRCA") and Ladbroke Land Holdings, Inc. ("LLH") (collectively, "Golden Gate Fields" or the "Company") wholly owned subsidiaries of Ladbroke Racing Corporation ("LRC"), are engaged in operating the Golden Gate Fields racetrack facility for thoroughbred horse racing, the conduct of which is subject to the licensing provisions of the California Horse Racing Board. PRA operates the racetrack facility, LRCA leased the racetrack facility from a third party through October 1998 and LLH purchased the racetrack facility from a third party effective October 1998.

Basis of Presentation

   The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and include the accounts of LRCA, LLH and those components of PRA's operations subject to the licensing provisions of the California Horse Racing Board. The components of PRA's operations not included in the combined financial statements are two subsidiaries (Ladbroke Gaming California, Inc. and Golden Gate Catering Company) as these are not associated with the operations of the Golden Gate Fields racetrack facility and are not being acquired by MI Entertainment Corp. (see Note 10). The accompanying financial statements are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

   In addition, LRCA is not being acquired by MI Entertainment Corp. although its results are included in these combined financial statements. Through October 1998, LRCA leased the Golden Gate Fields racetrack facility from a third party and then subleased the facility to PRA. This lease was cancelled in October 1998 when LLH purchased the racetrack facility. In order to more fairly present the results of operations of the Golden Gate Fields racetrack facility prior to October 1998, LRCA has been included in these combined financial statements.

   All significant intercompany accounts and transactions between PRA, LRCA and LLH have been eliminated.

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

2. Summary of Significant Accounting Policies

Equity in Pooled Cash and Cash Equivalents

   The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate U.S. parent, Ladstock Holding Corporation. Monies included in the pool are from the Company, the parent and other U.S. affiliates. Cash and cash equivalents recorded by the Company are based on the parent's

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

tracking of each subsidiary's cash activity. The balance at year end represents cash and cash equivalents, less outstanding checks.

   The Company earns interest income based on its net daily position in the pool. The Company was allocated interest income of approximately $2.1 million, $2.0 million and $1.7 million for the years ended December 31, 1998, 1997 and 1996, respectively, and $1.4 million and $1.4 million for the eight months ended August 31, 1999 and 1998, respectively.

   For purposes of financial statement presentation, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

Racetrack Properties and Equipment

   Racetrack properties, buildings, improvements and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 years to 30 years.

Long-Lived Assets Including Intangible Assets

   In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), the carrying value of long-lived assets and related goodwill and other intangibles is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of these assets will not be recoverable, as determined based on the undiscounted net cash flows of the entity over the remaining amortization period, the Company's carrying value is reduced to its estimated fair value (based on an estimate of discounted future net cash flows).

Income Taxes

   The Company files a consolidated federal income tax return with its parent and other affiliated companies. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Revenue Recognition

   Revenues from mutuel commissions are recognized when earned upon the completion of each thoroughbred horse race. Revenues from the operations of the Golden Gate Fields racetrack facility (primarily admissions, catering, and event programs) are recognized when the service is rendered or the goods are delivered which generally corresponds to the receipt of cash from the customer.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Advertising

   Costs incurred for production and communicating advertising are expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day.

Concentration of Risk

   The Company's accounts receivable balances related primarily to amounts due from other non-affiliated racetrack facilities throughout the United States for simulcast and off-track activities. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for estimated potential credit losses and such losses to date have not been material.

   The Company generates the majority of its revenue from wagering activities in Northern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and change in tax laws and gaming laws.

Fair Value of Financial Instruments

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   The carrying values of cash and cash equivalents, equity in pooled cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and due to affiliates approximate fair value due to the short term nature of the instruments.

   The carrying value of the Company's note payable to affiliate approximates fair value as interest on these notes is variable and based on LRC's borrowing rate.

Common Stock

   The combined common stock consists of the following:

                                                                     Issued and
                                                          Authorized Outstanding
                                                            Shares     Shares
                                                          ---------- -----------
   Pacific Racing Association, no par value..............  100,000     69,347
   Ladbroke Racing California, $1 par value..............   10,000     10,000
   Ladbroke Land Holdings, Inc., no par value............    1,000      1,000
                                                           -------     ------
                                                           111,000     80,347
                                                           =======     ======

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS 133 will have no impact on its financial position or results of operations.

Interim Financial Information

   The interim financial information at August 31, 1999 and for the eight-month periods ended August 31, 1998 and 1999 is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations for the interim periods. The results of operations for the eight months ended August 31, 1999 are not necessarily indicative of the results to be expected for the full fiscal year.

3. Racetrack Properties and Equipment

   Racetrack properties and equipment consist of the following:

                                                           December 31,
                                        August 31,   --------------------------
                                           1999          1998          1997
                                       ------------  ------------  ------------
                                       (unaudited)
   Land............................... $ 25,256,936  $ 25,256,936  $ 17,905,313
   Buildings..........................   17,231,479    17,231,479           --
   Building improvements..............    9,890,717     9,018,654     8,460,063
   Equipment..........................    8,550,217     8,077,230     7,762,352
                                       ------------  ------------  ------------
                                         60,929,349    59,584,299    34,127,728
   Less accumulated depreciation......  (12,374,865)  (11,154,864)  (10,057,050)
                                       ------------  ------------  ------------
                                       $ 48,554,484  $ 48,429,435  $ 24,070,678
                                       ============  ============  ============

   LLH was formed in order to purchase and develop income producing properties in anticipation of swapping such properties (in a Section 1031 like-kind exchange) for the land and buildings constituting Golden Gate Fields racetrack. This transaction had been agreed to in the "Option Agreement and Agreement of Purchase and Sale" ("Option Agreement") entered into on July 25, 1997. The racetrack property had been

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

subject to a lease between the third party property owner and LRCA. The Section 1031 exchange ("Exchange") was finalized in October 1998 and the Company obtained title to the property. The properties were exchanged on the basis of cost, and no gain or loss was recognized on the transaction. If an agreement to sell LLH is entered into, LRCA may be contingently liable for a portion of any excess proceeds received on the sale as defined in the Option Agreement.

   In 1997, a note payable was entered into with the former owner of the Golden Gate Fields racetrack facility in the amount of $10,025,915. The note was settled in 1998 in conjunction with the exchange transaction described above. This settlement was financed by affiliates.

4. Intangible Assets

   Intangible assets consist of the following:

                                                            December 31,
                                         August 31,   -------------------------
                                            1999         1998          1997
                                         -----------  -----------  ------------
                                         (unaudited)
   Prepaid lease........................ $       --   $       --   $ 29,610,000
   Goodwill.............................   7,503,119    7,503,119     7,503,119
   Racing rights........................   3,049,000    3,049,000     3,049,000
   Other................................     101,900      101,900       101,900
                                         -----------  -----------  ------------
                                          10,654,019   10,654,019    40,264,019
   Less accumulated amortization........  (8,117,343)  (7,610,010)  (25,884,009)
                                         -----------  -----------  ------------
                                         $ 2,536,676  $ 3,044,009  $ 14,380,010
                                         ===========  ===========  ============

Prepaid Lease

   The prepaid lease is stated at cost and was being amortized on a straight-line basis over the term of the original lease agreement, which expires in 2002. In connection with the exchange transaction described in Note 3, the lease agreement between the former owner of the Golden Gate Fields racetrack and LRCA was terminated and the remaining unamortized balance of the prepaid lease of $8,812,500 was included in the cost of the racetrack facility acquired.

   Prior to the purchase of the racetrack facility in October 1998, LRCA incurred rent expense under the lease agreement of $250,000, $347,202 and $1,293,662 in the years ended December 31, 1998, 1997, and 1996, respectively, and none and $200,282 in the eight months ended August 31, 1999 and 1998, respectively.

Goodwill

   The amount of the purchase price paid in excess of the net book value of assets acquired to purchase PRA on January 3, 1989 is classified as goodwill and is being amortized on a straight-line basis through 2002.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Purchased Racing Rights

   Included in intangible assets is a $3,900,000 payment made to acquire certain racing rights. The acquisition of racing rights allows the Company additional racing days at Golden Gate Fields. The prepayment is being amortized on a straight-line basis through 2002, which conforms to the life of the racing rights purchased.

5. Related-Party Transactions

   The Company has loan agreements with an affiliate with outstanding balances of $59,632,096 and $42,722,954 at December 31, 1998 and 1997, respectively, and
$62,029,108 at August 31, 1999. Amounts borrowed under the agreement bear interest at the affiliate's internal lending rate (6.8% at December 31, 1998 and 7.0% at December 31, 1997), and interest and principal are payable upon maturity. Based upon an amendment to the loan agreement dated February 1, 1999 and October 19, 1999, outstanding principal in the amount of $40,327,639 including unpaid interest is due in full on December 31, 2004. At December 31, 1998, the principal outstanding and unpaid interest are due as follows:

   1999............................................................. $ 1,448,415
   2000.............................................................     617,496
   2001.............................................................     617,496
   2002.............................................................     617,496
   2003.............................................................     617,496
   Thereafter.......................................................  55,713,697
                                                                     -----------
                                                                     $59,632,096
                                                                     ===========

   Interest expense in the years ended December 31, 1998, 1997 and 1996 under these loan agreements was $3,363,772, $2,502,807 and $2,289,258, respectively, and in the eight months ended August 31, 1999 and 1998 was $1,662,901 and $1,724,032, respectively.

   The Company also has intercompany payables to affiliates. Such advances bear interest at internal borrowing rates (6.5% at December 31, 1998 and 7.6% at December 31, 1997) and are due on demand. Interest expense on such advances was $481,256, $13,601 and $21,470 for the years ended December 31, 1998, 1997 and
1996, respectively, and $1,445,489 and $628,765 for the eight months ended August 31, 1999 and 1998, respectively.

   LRC allocates corporate overhead expenses to its subsidiaries on a pro rata basis according to a formula determined by LRC. Corporate overhead expenses of $1,510,556, $820,455 and $675,236 were allocated by LRC in the years ended December 31, 1998, 1997 and 1996, respectively, and $878,722 and $878,721 for the eight months ended August 31, 1999 and 1998, respectively. Such amounts are included in general and administrative expense in the accompanying statements of operations.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

6. Income Taxes

   The provision for income taxes consists of the following:

                               Eight months ended
                                   August 31,        Years ended December 31,
                               ------------------ ------------------------------
                                  1999     1998     1998      1997       1996
                               ---------- ------- -------- ---------- ----------
                                  (unaudited)
   Currently payable:
     Federal.................. $2,300,000 $   --  $    --  $1,227,683 $  768,061
     State....................        --   42,691  201,661    660,512    232,429
                               ---------- ------- -------- ---------- ----------
                                2,300,000  42,691  201,661  1,888,195  1,000,490
   Deferred...................        --      --       --         --         --
                               ---------- ------- -------- ---------- ----------
                               $2,300,000 $42,691 $201,661 $1,888,195 $1,000,490
                               ========== ======= ======== ========== ==========

   As wholly owned subsidiaries of LRC, PRA, LLH and LRCA do not file separate federal or state income tax returns. However, under a tax-sharing arrangement with LRC, PRA, LLH and LRCA record federal tax provisions and resulting liabilities as if each of these entities was filing a separate return, except that the tax-sharing arrangement does not allow for income tax benefits to be recognized when operating losses are incurred except to the extent that such benefits can be used by the parent. State tax provisions are recorded based upon an allocation of LRC's state tax provision as determined by LRC.

   A reconciliation of the income tax provision (benefit) at the U.S. federal statutory rate (34%) to the income tax provision at the effective tax rate is as follows:

                             Eight months ended
                                 August 31,         Years ended December 31,
                             ------------------  --------------------------------
                                1999     1998      1998        1997       1996
                             ---------- -------  ---------  ---------- ----------
                                (unaudited)
   Income taxes provision
    (benefit) computed at
    the U.S. federal
    statutory rate.........  $  631,773 $33,451  $(457,000) $  272,500 $ (119,700)
   State taxes, allocated
    by parent..............         --   42,691    201,661     660,512    232,429
   Unutilized net operating
    losses.................   1,668,227     --     457,000     955,183    887,761
   Other...................         --  (33,451)       --          --         --
                             ---------- -------  ---------  ---------- ----------
   Income tax provision....  $2,300,000 $42,691  $ 201,661  $1,888,195 $1,000,490
                             ========== =======  =========  ========== ==========

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                          1998         1997
                                                       -----------  -----------
   Deferred tax assets:
     Amortization of prepaid lease.................... $   872,000  $   230,000
     Depreciation.....................................     787,000      819,000
     Capitalized interest.............................     316,000          --
     Capitalized asset acquisition costs..............     111,000          --
     Accrued expenses.................................     163,000      175,000
                                                       -----------  -----------
   Total deferred tax assets..........................   2,249,000    1,224,000
   Valuation allowance................................  (2,249,000)  (1,224,000)
                                                       -----------  -----------
   Net deferred tax assets............................ $       --   $       --
                                                       ===========  ===========

   The valuation allowance increased $1,025,000 for the year ended December 31, 1998. Based upon its losses from operations, the Company believes that there is sufficient uncertainty regarding the realizability of the deferred tax assets, and accordingly, a full valuation allowance has been recorded. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

7. Pension Plans

   Substantially all of PRA's hourly workers are represented by various unions through collective bargaining agreements that expire from January 1999 through December 2000.

   The Company contributes to several multi-employer defined benefit pension plans for union employees and to the California Racetrack Pension Plan for nonunion employees. The total expense under these plans was $889,981, $790,104 and $804,120 in the years ended December 31, 1998, 1997 and 1996, respectively, and $543,589 and $609,911 for the eight months ended August 31, 1999 and 1998, respectively. Pension expense for the nonunion pension plan includes the cost of current service and the amortization of past service costs over periods of 20 to 30 years. Pension costs are funded currently. The weighted-average assumed rate of return used in determining the actuarial present value of pension benefits was 7.0% for 1998, 7.0% for 1997 and 7.5% for 1996. Information about the accumulated plan benefits and plan net assets relative to the participation of the Company in the various plans has not been separately determined.

8. Satellite Wagering

   On June 30, 1992, an organization, Northern California Off-Track Wagering, Inc. ("NCOTWINC"), was incorporated as a closed corporation to operate the Satellite Wagering System. The Company holds 25% of the outstanding shares of NCOTWINC at a cost of $48,000. NCOTWINC does not generate revenues but rather receives reimbursement of expenses from its host shareholders for operating expenses that it incurs on their behalf to conduct satellite wagering.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   The Company recorded as other indirect revenue $312,189, $323,568 and $345,743 for the years ended December 31, 1998, 1997 and 1996, respectively, and $353,446 and $226,765 for the eight months ended August 31, 1999 and 1998, respectively, as NCOTWINC's operations generated amounts in excess of the Company's portion of the operating expenses.

9. Contingencies

   In the ordinary course of business, the Company is involved as a plaintiff or defendant in various legal proceedings. The claims and counterclaims in such litigation involve amounts that may be material. However, it is the opinion of the Company's management, based in part upon the advice of its counsel, that the ultimate disposition of pending litigation will not be material in relation to the Company's combined financial position.

10. Subsequent Event--Unaudited

   On November 5, 1999, Ladbroke Racing Corporation and MI Entertainment Corp. entered into a Stock Purchase Agreement for the sale of the Golden Gate Fields racetrack facility (as defined in Note 1) to MI Entertainment Corp. The purchase price will be approximately $87 million, subject to adjustment based on the closing balance sheet of the combined operations of PRA and LLH (as defined). The transaction is expected to be accounted for under the purchase method of accounting.

                                   SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 MI ENTERTAINMENT CORP.
                                        ----------------------------------------
                                                      (Registrant)

Date     November 8, 1999               By            /s/ James Nicol

                                        Name            James Nicol

                                        Title   Vice Chairman and President

                                        By            /s/ Graham Orr

                                        Name            Graham Orr

                                        Title
                                            Executive Vice-President and Chief
                                                     Financial Officer

                               INDEX OF EXHIBITS

 Exhibit No. Description                                               Page No.
 ----------- -----------                                               --------
  2.1        Share Purchase Agreement dated October 29, 1999 between
             MI Venture Inc.
             (now MI Entertainment Corp.) and 1305272 Ontario Inc.*
             Share Purchase Agreement dated October 29, 1999 between
             MI Venture Inc.
             (now MI Entertainment Corp.) and Magna International
             Inc.*
             Share Purchase Agreement dated October 29, 1999 between
             MI Venture Inc.
             (now MI Entertainment Corp.) and 1346457 Ontario Inc.*
  3.1        Articles of Incorporation of MI Entertainment Corp.,
             including amendments thereto
  3.2        By-Laws of MI Entertainment Corp.
             Form of Stock Certificate for Class A Subordinate
  4.1        Voting Stock*
 10.1        Asset Purchase Agreement dated as of November 13, 1998
             between MI Developments (America) Inc., Meditrust
             Corporation, Meditrust Operating Company, The Santa
             Anita Companies, Inc. and Santa Anita Enterprises, Inc.
             together with assignment of interest from MI
             Developments (America) Inc. to The Santa Anita
             Companies, Inc.*
             Stock Purchase Agreement dated as of June 30, 1999
             between MI Venture Inc. (now MI Entertainment Corp.)
             and Gulfstream Holdings Inc. of Illinois and Gulfstream
             Park Racing Association Inc.*
             Stock Purchase Agreement dated as of October 21, 1999
             between MI Venture Inc. (now MI Entertainment Corp.),
             The Edward J. DeBartolo Corporation and Oaklahoma
             Racing LLC*
             Stock Purchase Agreement dated as of November 5, 1999
             between MI Venture Inc. (now MI Entertainment Corp.)
             and Ladbroke Racing Corporation, Ladbroke Land Holdings
             Inc. and Pacific Racing Association Inc.*
 21.1        Subsidiaries of the Registrant
 27.1        Financial Data Schedules

--------
*To be filed by amendment